UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AMERICAN WATER WORKS COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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AMERICAN WATER
WE KEEP LIFE FLOWING®

2025
Proxy Statement

March 27, 2025

Dear American Water Shareholder:

I am pleased to invite you to American Water’s Annual Meeting of Shareholders on Wednesday, May 14, 2025, which will be conducted virtually to allow broad access to the meeting by shareholders and employees. For 2024, the Company continued to deliver strong financial and operating results, driven by its core strategy of growing its regulated businesses from infrastructure investment, acquisitions and organic growth. Also, during 2024, the Company continued to progress on initiatives to transform its business by driving efficiencies throughout its footprint, all to benefit its customers.

The Board of Directors and management continue to work closely together to support transparency and good corporate governance. The Company solicits continual feedback from its shareholders as part of its ongoing investor relations and shareholder outreach programs, and the Board highly values the results of this constructive and open dialogue. The input received from the Company’s shareholder engagement initiatives also provides a source of feedback for potential governance and disclosure enhancements.

On behalf of the American Water Board of Directors, I would like to take this opportunity to thank M. Susan Hardwick for her leadership as Chief Executive Officer of American Water since 2022. As previously announced, Susan will retire as CEO immediately following the annual meeting, and current President John C. Griffith will be President and CEO. Under Susan’s leadership, the Company has solidified its position as a top-tier performer on earnings and dividend growth, increased its ten-year capital plan to $42 billion to support decades of needed infrastructure renewal, and led American Water’s efforts to address water and wastewater challenges across its footprint. She did all of this while consistently exhibiting and supporting the Company’s values.

The Board of Directors believes John to be an exceptional choice as CEO, and he and the management team have the full confidence of the Board. John will continue American Water’s strong record of industry leadership and high performance. Effecting this transition seamlessly also reflects the Board’s commitment to executive succession planning, to continue to provide American Water with an experienced and strong leadership team for decades to come. On a personal note, I am deeply grateful for Susan’s leadership and stewardship of American Water over the past years while constantly modeling and championing our Company’s values.

To conduct the business before shareholders at the Annual Meeting, it is important that your shares be represented and your vote counted. To do so, we encourage you to vote your shares in advance of the meeting by using one of the methods described in the accompanying proxy materials. On behalf of the Board, I thank you once again for your support and ownership of American Water.

Sincerely,

Karl F. Kurz

Board Chair

The 2025 Annual Meeting of Shareholders of American Water Works Company, Inc. (the “Company”) will be held virtually (and not at a physical location) on Wednesday, May 14, 2025, at 10:00 a.m., Eastern time, to consider and take action on the following:

1.

election of the eight (8) director nominees named in the accompanying proxy statement, each to serve until the date of the 2026 Annual Meeting of Shareholders and until their successor has been duly elected and qualified;

2.	approval, on an advisory basis, of the compensation of the Company’s named executive officers;

3.

ratification of the appointment, by the Audit, Finance and Risk Committee of the board of directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025; and

4.	such other business, if any, as may properly be brought before the meeting or any adjournment, continuation or postponement of the meeting.

To permit broad access to the meeting by shareholders and employees, the 2025 annual meeting will be held virtually via remote communication, rather than at a physical location. You will not be able to attend the annual meeting in person. Please see pages 1 and 2 of the accompanying proxy statement for more information on attending virtually, and submitting your questions prior to and during, the meeting.

To be admitted to the meeting, please access the virtual meeting platform on the Internet at

www.virtualshareholdermeeting.com/AWK2025.

In order to vote or submit questions during the annual meeting, shareholders or their legal proxies must be authenticated. To do so, you must enter the meeting website with the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online access to the meeting will open approximately 15 minutes prior to the start of the virtual meeting.

To vote or submit questions at the meeting, it is very important that you retain your proxy card, Notice of Availability, or voting instruction form, and all related materials, including your 16-digit control number, through the date of the meeting.

The Board of Directors has no knowledge of any other business to be transacted at the meeting. Only holders of record of shares of the Company’s outstanding common stock as of the close of business on March 17, 2025, are entitled to notice of, and to vote at, the meeting.

A list of shareholders of record entitled to vote at the meeting will be available to any shareholder of record for examination beginning 10 days prior to the meeting. Please refer to page 2 of the accompanying proxy statement for more information about accessing the shareholder list before the meeting. The shareholder list will also be available for examination by any authenticated shareholder during the annual meeting on the meeting platform.

By Order of the Board of Directors,

Jeffrey M. Taylor

Vice President and Secretary

March 27, 2025 ◾ Camden, New Jersey

Your vote is very important, and you have several convenient options to vote your shares. Whether or not you plan to attend the virtual 2025 Annual Meeting of Shareholders, you should read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to your proxy card, voting instruction form or instructions on the Notice of Internet Availability of Proxy Materials you received.

PROXY STATEMENT SUMMARY

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting your shares. For more complete information regarding the Company’s 2024 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which we refer to in this proxy statement as the 2024 Form 10-K.

ANNUAL MEETING INFORMATION

Wednesday, May 14, 2025, 10:00 a.m., Eastern time (online access will open at approximately 9:45 a.m., Eastern time)	The Annual Meeting will be held virtually only (and not at a physical location) at www.virtualshareholdermeeting.com/ AWK2025	Record holders as of March 17, 2025, are entitled to notice of, and to vote at, the Annual Meeting

SUMMARY OF MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

The following table summarizes the items that will be brought for a vote of our shareholders at the meeting, along with the Board’s voting recommendations and the required vote for approval.

AMERICAN WATER | 2025 PROXY STATEMENT	i

COMPANY OVERVIEW, STRATEGY AND VALUES

American Water is the largest and most geographically diverse, publicly traded water and wastewater utility company in the United States, as measured by both operating revenues and population served. We provide drinking water, wastewater and other related services to approximately 14 million people in 24 states.

The majority of our business is conducted through regulated utilities that provide our water and wastewater services. We also operate other businesses that provide water and wastewater services to the U.S. government on 18 military installations, as well as to municipalities. As of December 31, 2024, we employed approximately 6,700 professionals.

Our strategy spans three core areas of execution for our business: operations, capital and regulatory. Operational execution involves the day-to-day management of our water and wastewater systems that provide safe, clean, reliable and affordable service. We focus on the quality of execution and the need to operate our systems safely, efficiently and in compliance with all environmental requirements, for the benefit of our customers.

Capital execution supports the reliability and affordability aspects of our strategy. For 2025, we plan to invest more than $3.3 billion to replace pipes and pumps, upgrade plants, and otherwise support the resiliency of our systems, as well as for acquisitions of water and wastewater systems to support growth and provide needed water quality and delivery improvements for new customers. Our capital execution requires extensive attention to planning, risk management and environmental compliance, as well as the timing and cost of our investment activity.

Regulatory execution focuses on our efforts to work with our regulators and policymakers to support the required level of investment, allow us to earn an appropriate and timely return on that investment, and help to keep our water and wastewater services affordable for customers. A substantial portion of our operations are subject to regulation by public utility commissions in the states in which they operate, with the primary goal of promoting the overall public interest by balancing the interests of customers and utility investors.

We undertake the execution of our strategy and daily operations with the commitment to conduct business responsibly, believing that “how” a company operates is just as important as “what” a company does. The foundation of this belief is grounded in our core values, which we refined in 2024 as follows: (1) safety first; (2) trust, dignity and respect; (3) one team; (4) environmental leadership; and (5) high performance.

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We believe that executing our strategy in accordance with our core values directly supports and benefits each of our principal stakeholders, as summarized below:

•   We are committed to provide superior customer experience, based on the belief that every community should be stronger because we are there.

•   We support customer affordability by leveraging technology, working efficiently, investing prudently and focusing on day-to-day operational execution.

•   We seek to earn customers’ trust by consistently meeting and/or exceeding water quality compliance standards.

•   Our number one focus is the safety of our employees and customers.

•   We strive to maintain an environment where our employees positively impact and understand the needs of the communities we serve.

•   By investing in the development of our employees, we seek to create a workplace where they can reach their fullest potential while feeling safe, respected and included.

•   We continue to offer investors a compelling growth opportunity while helping to address water and wastewater challenges in the United States.

•   Rate base growth forms the foundation of our earnings growth and supports a targeted 7 to 9 percent long-term earnings per share (“EPS”) compounded annual growth rate.

•   Consistent with our expectations for earnings growth, we have had 16 consecutive years of dividend increases, with a compounded annual growth rate of 8.9 percent over the last five years.

•   As we partner with communities to seek water and wastewater solutions, we have targeted a 2 percent compounded annual growth rate in acquired customers to measure our acquisition performance.

•   We seek to operate in constructive regulatory environments that support long-term service reliability and customer affordability.

•   To support these goals, we focus our work at the state and federal levels on policies such as customer assistance programs, drinking water standards that protect public health, and regulatory mechanisms that enable timely recovery of needed investment in our systems.

AMERICAN WATER | 2025 PROXY STATEMENT	iii

AMERICAN WATER 2024 OPERATING PERFORMANCE HIGHLIGHTS

The charts below provide a summary of some of our key operating performance highlights for 2024:

iv	AMERICAN WATER | 2025 PROXY STATEMENT

SUSTAINABILITY

We consider sustainability principles, such as environmental leadership and corporate governance, fundamental to our corporate strategy and values. We have developed a cross-functional approach that supports and drives our sustainability strategy, principles and reporting, which includes the direct involvement and participation of our executive leadership team and oversight from the Board.

We focus our sustainability efforts in three primary areas: financial, operational and cultural. We seek to achieve financial sustainability through our disciplined approach to capital investment and regulatory execution, which supports our efforts to grow our business and drive shareholder value while addressing water and wastewater challenges in the United States. Our capital investment program is financed with cash flows from operating activities and through a combination of debt and equity capital issuances structured to maintain a healthy balance sheet over the long term. The Company’s approach to balance sheet management is centered on maintaining investment-grade metrics, substantial liquidity provided by highly-rated financial institutions, and interest rate management on new debt issuances through our hedging program.

Operational sustainability means focusing on our operating performance and the day-to-day management of our water and wastewater systems that provide safe, clean, reliable and affordable service. We focus on the quality of execution and the need to operate our systems safely, efficiently and in compliance with all environmental requirements, for the benefit of our customers. We believe this approach to operational sustainability is aligned with the values of our regulators and policymakers.

Cultural sustainability is reflected in our commitment to support a high performing workforce, while seeking to attract and retain employees who share our purpose and values and understand the needs of the communities in which we serve. We demonstrate this commitment to our employees through our values. We also believe that investing time, energy and resources in our workforce helps to generate new ideas, continuously improve operations and provide high-quality, reliable service for our customers and communities served.

Our values and actions have achieved various recognitions for demonstrating leadership in several areas related to trust, responsibility, sustainability and support of our communities, customers and employees. Among others, American Water was recognized as one of the Forbes 2025 Most Trusted Companies in America, in addition to being ranked first in the utilities industry category on Forbes’s America’s Best Large Employers List for 2024. Also, American Water has been ranked on Barron’s 100 Most Sustainable U.S. Companies 2024 List and named one of America’s Most JUST companies by JUST Capital and CNBC for its continued commitment to employees, customers, communities and shareholders. Finally, American Water was also included on the America’s Most Responsible Companies 2025 List by Newsweek.

AMERICAN WATER | 2025 PROXY STATEMENT	v

DIRECTOR NOMINEES

The following table presents summary information about each of our eight director nominees, as well as their standing committee memberships and positions as of the date of this proxy statement. The table below also discloses the Board’s determination as to the independence of each director nominee under the listing standards of the New York Stock Exchange, or the NYSE, relevant rules of the Securities and Exchange Commission, or the SEC, and the Board’s categorical standards for director independence. Each director is elected annually.

Name	Age	Director Since	Occupation	Independent?	Standing Committee Memberships/Position*
Jeffrey N. Edwards	64	2018	Vice Chairman, New Vernon Capital (non-executive officer)	Yes	• Audit, Finance and Risk (Chair) • Nominating/Corporate Governance, or Nominating

John C. Griffith	58	—	Until the conclusion of the annual meeting, President of American Water As of the conclusion of the annual meeting, President and Chief Executive Officer of American Water	No	None

Laurie P. Havanec	64	2022	Retired Executive Vice President and Chief People Officer of CVS Health Corporation	Yes	• Executive Development and Compensation, or ED&CC • Safety, Environmental, Technology and Operations, or SETO

Julia L. Johnson	62	2008	President of Net Communications, LLC	Yes	• ED&CC • Nominating
Patricia L. Kampling	65	2019	Retired Chairman and Chief Executive Officer of Alliant Energy Corporation	Yes	• ED&CC (Chair) • Audit, Finance and Risk

Karl F. Kurz	63	2015	Private investor and Retired Chief Operating Officer, Anadarko Petroleum Corporation	Yes	Non-Executive Board Chair

Michael L. Marberry	66	2022	Retired President and Chief Executive Officer of J.M. Huber Corporation	Yes	• SETO (Chair) • Audit, Finance and Risk • Nominating
Stuart M. McGuigan	66	2024	Retired Global Chief Information Officer of Fresenius Medical Care AG	Yes	• ED&CC • SETO

*	The current vacancy of the Chair of the Nominating Committee is to be filled by the Board in due course.

BOARD OF DIRECTORS HIGHLIGHTS - BY THE NUMBERS

Presented below are certain key metrics about our director nominees:

vi	AMERICAN WATER | 2025 PROXY STATEMENT

DIRECTOR NOMINEE QUALIFICATIONS, EXPERIENCE AND REPRESENTATION

The following matrix highlights the key skills, qualifications, backgrounds and experiences, as well as director representation characteristics, of our director nominees. All information is based upon voluntary self-identification.

AMERICAN WATER | 2025 PROXY STATEMENT	vii

AMERICAN WATER EXECUTIVE COMPENSATION HIGHLIGHTS

We have summarized below key named executive officer, or NEO, compensation highlights for 2024:

• Compensation program is highly correlated to performance and focused on long-term value creation	• Since 2017, executive equity compensation does not include stock options
• Considerable portion of pay is variable, rather than fixed, and is earned solely based on performance without incentivizing excessive risk-taking	• Perquisites and other personal benefits to NEOs are limited principally to executive physicals, Company-paid life insurance benefits and relocation benefits
• Formal CEO goal setting and performance assessment process utilized throughout each year	• Double-trigger change-in-control provision in the 2017 Omnibus Equity Compensation Plan, or the 2017 Omnibus Plan, complements existing provision in Change of Control Severance Policy
• Long-Term Performance Plan, or LTPP, is weighted significantly toward performance stock units	• The ED&CC was advised by an independent compensation consultant throughout 2024
• Representative, relevant peer group is evaluated annually and used for performance and compensation benchmarking, as well as to compute relative total shareholder return, or TSR	• NEOs have reasonable severance arrangements without excise tax gross-ups in the context of a change of control
• All NEO incentive-based compensation is subject to clawback provisions that exceed the requirements of applicable SEC and NYSE rules	• Annual shareholder advisory vote held on executive compensation, and management has adopted shareholders’ last recommendation in 2023 to continue this practice
• Executive stock ownership guidelines and retention requirements support alignment with shareholders’ interests by requiring long-term retention of equity ownership	• Our cash-based annual performance plan, or APP, includes metrics related to safety and environmental leadership, highlighting our commitment to sustainability principles

ELECTRONIC DELIVERY OF PROXY MATERIALS

We encourage you to help us conserve natural resources and to reduce our annual meeting printing and mailing costs by electing to receive your proxy materials electronically via email. With electronic delivery, you will be notified via email as soon as future proxy materials are available on the Internet and can review and access those materials on any computer, tablet, smart phone or other similar device. You can also continue to vote online or by telephone, whichever is most convenient to you.

Electronic delivery helps eliminate duplicate mailings and reduces the amount of bulky paper documents you receive and maintain in your personal files. Your electronic delivery election will continue each year until you change it. Of course, should you wish to receive these materials in paper format, you may change your election accordingly.

If you would like to elect to receive electronic delivery of our proxy materials:

•	If you hold shares registered in your own name, please contact our transfer agent, Equiniti Trust Company, LLC, or log into your account to enroll. Information on how to contact our transfer agent is provided on page 73 of this proxy statement.
•	If you hold shares in “street name” (through a brokerage firm, trustee, bank, or other financial intermediary or nominee), please follow the instructions provided to you by your broker, trustee, bank or financial intermediary.

viii	AMERICAN WATER | 2025 PROXY STATEMENT

American Water Works Company, Inc.

2025 Proxy Statement

AMERICAN WATER | 2025 PROXY STATEMENT

* * *

This proxy statement contains forward-looking statements based on the Company’s current expectations and assumptions regarding future events, and readers are cautioned not to place undue reliance upon them. See “Other Matters—Forward-Looking Statements” beginning on page 75 of this proxy statement for further information regarding forward-looking statements.

We strongly encourage you to help us conserve natural resources and reduce our printing and mailing costs by electing to receive proxy materials electronically via email, rather than in paper form. Please see page 72 of this proxy statement for more information. Your prior election will continue each year until you change it.

AMERICAN WATER | 2025 PROXY STATEMENT

THE AMERICAN WATER ANNUAL MEETING

INFORMATION ABOUT THIS PROXY STATEMENT

Our Board is furnishing this proxy statement in connection with the solicitation of proxies to vote on matters to be submitted at our 2025 Annual Meeting of Shareholders and at any adjournment, continuation or postponement of the meeting. The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our 2024 Annual Report to Shareholders, or the 2024 Annual Report, were first sent or given on or about March 27, 2025, to shareholders of record as of March 17, 2025, which is referred to as the record date.

Throughout this proxy statement, unless the context otherwise requires:

•	references to the “Board” or the “Board of Directors” mean the Board of Directors of American Water Works Company, Inc.
•	references to “common stock” mean the common stock, par value $0.01 per share, of American Water Works Company, Inc.
•	the terms the “meeting,” the “virtual meeting,” the “annual meeting,” or the “2025 Annual Meeting” refer to the virtual 2025 Annual Meeting of Shareholders of American Water Works Company, Inc.
•	references to “we,” “us,” “our,” the “Company” or “American Water” are to American Water Works Company, Inc., without its subsidiaries
•	references to “our NEOs” generally refer to our current named executive officers included in the Summary Compensation Table, while references to “all NEOs” or “all of our NEOs” would include former named executive officers included therein

DATE AND TIME OF THE VIRTUAL ANNUAL MEETING

The meeting will be held at 10:00 a.m., Eastern time, on Wednesday, May 14, 2025. The meeting will be held solely in a virtual audio-only format accessible through the virtual meeting website, at www.virtualshareholdermeeting.com/AWK2025.

You will need the 16-digit control number set forth on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form, as applicable, to vote or submit an appropriate question during the virtual annual meeting. Therefore, it is very important that you retain your proxy card, Notice of Availability or voting instruction form, and the related materials, including your assigned 16-digit control number, through the date of the annual meeting.

If you lose or misplace your 16-digit control number, please contact our Investor Relations team, at (856) 566-4005. All members of the public, including shareholders who have lost or misplaced their control number, will be able to access the meeting via the virtual meeting site as a guest; however, guest attendees will not be able to vote their shares on the virtual meeting platform or submit appropriate questions.

An audio webcast will be archived and available for 30 days after the meeting on our Investor Relations website at ir.amwater.com.

ATTENDING THE VIRTUAL ANNUAL MEETING

To permit broad shareholder and employee access to the meeting, we are holding the meeting solely via remote communications, also known as a “virtual meeting,” rather than at a physical location. You will not be able to attend the meeting in person. However, this virtual meeting format will provide shareholders with an opportunity to participate in the meeting as they would at an in-person meeting. Instructions on how to attend and participate in the virtual meeting, as well as how to obtain technical and general support on the day of the meeting, will be available at www.virtualshareholdermeeting.com/AWK2025.

A shareholder may submit questions via the Internet in advance of the meeting before 11:59 p.m., Eastern time, on Tuesday, May 13, 2025, by accessing www.proxyvote.com, entering the shareholder’s 16-digit control number set forth on the proxy card, Notice of Availability or voting instruction form, as applicable, and following the instructions to submit a question.

AMERICAN WATER | 2025 PROXY STATEMENT	1

Shareholders may also submit questions once they have been admitted to the meeting as an authenticated shareholder. To do so, please access the virtual meeting platform at www.virtualshareholdermeeting.com/AWK2025 via the Internet. Shareholders or their legal proxies must enter the 16-digit control number found on the shareholder’s proxy card, voting instruction form or other proxy materials.

To attend the meeting, you will need a computer or a web-enabled phone, tablet or other device, together with appropriate Internet access. To attend the meeting, cast or change your vote, or submit questions, you will also need to authenticate your status as a shareholder with your 16-digit control number. Online access to the meeting will open approximately 15 minutes prior to the start of the meeting to permit you time to access and log into the virtual meeting platform. Your ability to be admitted to the meeting is also subject to potential capacity limits set by the virtual meeting platform provider.

Once admitted to the meeting as an authenticated shareholder, attendees may:

•	listen to and participate in the meeting;
•	submit appropriate questions germane to the matters to be voted on at the meeting;
•	submit a vote or change a previously submitted vote; and
•	during the meeting, view a list of shareholders of record as of the record date.

Members of the public, including shareholders who do not have their 16-digit control number, will be able to access the meeting as a guest in listen-only mode by visiting www.virtualshareholdermeeting.com/AWK2025. Shareholders and other persons without a 16-digit control number will not be able to otherwise participate in, vote at, or submit appropriate questions at, the meeting.

We intend to answer at the meeting, as time permits, properly submitted and appropriate questions that are germane to the matters to be voted on at the meeting. However, we reserve the right to exclude any inappropriate question, including any question that management believes to be (i) not pertinent to meeting matters; (ii) duplicative of another question; (iii) derogatory or in bad taste as determined under our rules of conduct for the meeting; (iv) related to pending or threatened litigation or personal grievances; or (v) otherwise excludable under the meeting’s rules of conduct.

No recording or rebroadcasting of the meeting by participants will be permitted.

SHARES ENTITLED TO VOTE

All shareholders of record as of the record date are entitled to vote at the meeting. As of the close of business on the record date, 195,010,945 shares of our common stock were outstanding. Each outstanding share of common stock entitles the holder of record to one vote on each matter submitted to the vote of shareholders at the meeting. Holders of our unvested restricted stock units, or RSUs, and unvested performance stock units, or PSUs, as well as holders of awards as to which the receipt of underlying common stock has been deferred, are not entitled to vote any shares of common stock underlying those awards at the meeting.

Under our Amended and Restated Bylaws, the holders of a majority of the outstanding shares of our common stock at the close of business on the record date must be present at the meeting, either virtually or by proxy, to constitute a quorum and to transact business at the meeting. Abstentions and broker non-votes are included in the determination of shares present at the meeting for quorum purposes. See “—How to Vote Shares Held in Street Name” on page 4 of this proxy statement for more information on “broker non-votes.”

SHAREHOLDER LIST

If you are a shareholder of record, and you wish to examine the list of shareholders during the 10-day period preceding the annual meeting, please email your full legal name, address and daytime telephone number and a request to examine the shareholder list, to our Secretary at contacttheboard@amwater.com. You will be contacted by telephone or email to arrange for you to access the list.

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MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

The following table describes the items to be brought for a vote of our shareholders at the meeting, the vote required for adoption of each proposal, the treatment of abstentions and broker non-votes for each matter, and the Board’s voting recommendation as to each matter:

HOW TO VOTE SHARES REGISTERED IN YOUR OWN NAME

If you own shares that are registered on our books and records in your own name, you can vote your shares in any of the following ways:

The internet and telephone voting for shareholders of record will close at 11:59 p.m., Eastern Time, on Tuesday, May 13, 2025.

Your signed proxy card, or the proxy you grant via the Internet or by telephone, will be voted in accordance with your instructions. If you return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted:

•	“FOR” the election of each of the Board’s eight (8) director nominees
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025

AMERICAN WATER | 2025 PROXY STATEMENT	3

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment and discretion of the person exercising the proxy on any other matter properly presented at the meeting and any adjournment, continuation or postponement thereof.

If you wish to vote your shares virtually at the meeting, you may vote online during the meeting as an authenticated shareholder by logging into the meeting website at www.virtualshareholdermeeting.com/AWK2025, entering your 16-digit control number, and following the on-screen instructions.

If you received more than one proxy card or Notice of Availability, your shares are likely held in more than one account, registered in different names or registered with different addresses. You must separately vote the shares shown on each proxy card or Notice of Availability that you receive in order for all of your shares to be voted at the meeting. For more information regarding the Notice of Availability, please see “Communications, Shareholder Proposals and Company Information—Delivering Proxy Materials Through Electronic Means” on page 72 of this proxy statement.

HOW TO VOTE SHARES HELD IN STREET NAME

If you hold shares through a brokerage firm, trustee, bank, or other financial intermediary or nominee, which is known as holding shares in “street name,” you will receive a voting instruction form from that broker, trustee, bank or other financial intermediary or nominee, each of which we refer to as an “intermediary.” The form will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name and you want to vote on Proposals 1 or 2, you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, NYSE rules prohibit a broker from exercising discretion to cast a vote with respect to your shares. In that case, a proxy submitted by the broker with respect to your shares would indicate that the broker is unable to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.”

Under NYSE rules, Proposal 3 is considered a “routine matter,” and thus a broker would be permitted in its discretion to cast a vote on that proposal as to your shares in the event that you do not provide the broker with voting instructions. Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the intermediary so that your vote will be counted.

If you received more than one voting instruction form or Notice of Availability, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form or Notice of Availability that you receive in order for all of your shares to be voted at the meeting.

If you hold shares in street name and wish to vote your shares virtually at the meeting, you may vote online during the meeting as an authenticated shareholder by visiting www.virtualshareholdermeeting.com/AWK2025, entering your 16-digit control number, and following the on-screen instructions. The availability of online voting may depend on your intermediary’s specific voting procedures. Please contact your intermediary for information.

REVOKING OR CHANGING A PROXY

If you own shares in your own name (including shares you may hold through American Water Stock Direct, our dividend reinvestment and direct stock purchase plan), you may revoke or change any prior proxy, regardless of how your proxy was originally submitted, by:

•	sending a written statement to that effect to our Secretary, which must be received by us before the meeting;

4	AMERICAN WATER | 2025 PROXY STATEMENT

•	submitting a properly signed proxy card dated a later date;
•	submitting a later dated proxy via the Internet or by telephone; or
•	attending the meeting virtually as an authenticated shareholder and voting your shares online during the meeting.

Please see “Communications, Shareholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 73 of this proxy statement for more information on providing our Secretary with written notice and “—Attending the Virtual Annual Meeting” beginning on page 1 of this proxy statement regarding the requirements for attending the virtual meeting.

If you hold shares in street name, you should follow the instructions provided on the voting instruction form you received from the intermediary or contact the intermediary for instructions on how to change or revoke your vote.

AMERICAN WATER | 2025 PROXY STATEMENT	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS

As of the date of this proxy statement, the Board is comprised of nine members, consisting of eight independent directors and M. Susan Hardwick, our Chief Executive Officer. Ms. Hardwick will be retiring as Chief Executive Officer, effective as of the conclusion of the annual meeting, and she has decided not to stand for re-election as a director at the annual meeting. The Board has designated John C. Griffith, who joined the Company in 2022 and served as our Executive Vice President and Chief Financial Officer prior to serving as our President effective August 1, 2024, to succeed her as Chief Executive Officer as of the conclusion of the annual meeting. Mr. Griffith will continue to serve as the Company’s President. The Board has also nominated Mr. Griffith for election to the Board at the annual meeting.

The Board held seven meetings during 2024. During the period in 2024 for which each incumbent director served as such, each such director attended at least 75 percent of the combined number of Board meetings and meetings of the Board committees on which such director served. The average attendance during 2024 for all Board members was 98.0 percent.

The Board has adopted an attendance policy, set forth in our Corporate Governance Guidelines, under which attendance, whether in person or by remote communication, is expected at all Board and committee meetings, except for absences previously excused by the Board Chair or the Chair of the Nominating Committee, due to extraordinary circumstances. All members of the Board are expected to attend the annual meeting of shareholders, except for absences due to unavoidable or extenuating circumstances. All of the directors then on the Board virtually attended the 2024 annual meeting of shareholders.

At most regularly scheduled meetings, the Board meets in executive session, without members of management present. Our independent, non-executive Board Chair presides over these sessions.

BOARD REVIEW OF RELATED PERSON TRANSACTIONS

The Board has approved a Related Person Transaction Policy, which serves to identify, review and approve transactions involving related persons. This policy supplements our Code of Ethics by prohibiting transactions with related persons unless specifically exempt or prior written approval is granted as discussed below. Related person transactions are non-exempt transactions, relationships or arrangements in excess of $120,000 in which American Water or any subsidiary was or is to be a participant and a related person had or will have a direct or indirect material interest. For purposes of this policy, a “related person” is:

•	an executive officer or director of the Company;
•	a beneficial owner of more than five percent of our common stock; or
•	an immediate family member (as defined by the policy) of any of the foregoing.

Approval of a related person transaction may only be granted in writing in advance by the disinterested members of either the Board or the Audit, Finance and

Risk Committee. Before any related person transaction is approved, the following factors, among others, are to be considered:

•	the purpose, and the potential benefits to American Water, of the transaction;
•	the related person’s interest in the transaction;
•	the dollar value of the transaction or the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction is to be undertaken in the ordinary course of business of American Water; and
•	whether the transaction is on terms more favorable to American Water than a transaction with an unrelated third party.

Approval of a related person transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in the best interests of American Water and only so long as those interests outweigh any negative effects that may arise from permitting the transaction to occur.

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BOARD COMMITTEES

As of the date of this proxy statement, the Board has four separately designated standing committees:

Each standing committee has a charter that governs its operations and sets forth each such committee’s duties and responsibilities. A copy of each such committee’s charter is available on our Investor Relations website at ir.amwater.com and can also be obtained, free of charge, by sending us a written request. See “Communications, Shareholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 73 of this proxy statement.

As needed, each standing committee sets a time to meet in executive session without management present. The ED&CC has its independent compensation consultant present in regular or executive sessions. The Audit, Finance and Risk Committee meets regularly in separate executive sessions with, among others:

•	our Senior Vice President of Internal Audit;
•	our General Counsel and/or our Compliance Officer; and
•	representatives of our independent registered public accounting firm.

Also, each standing committee has the authority to retain outside advisors, including legal counsel or other experts, as it deems appropriate in its sole discretion and to approve the fees and expenses associated with such advisors.

The membership of each of the standing Board committees as of the date of this proxy statement, including the number of committee meetings held during 2024, are set forth in the table below:

Due to Kimberly J. Harris’s resignation from the Board effective March 24, 2025, a vacancy has been created in the role of Chair of the Nominating Committee. The Board intends to fill this vacancy in due course.

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A description of each of our standing committees as of the date of this proxy statement, together with its primary responsibilities, is provided below.

•   Coordinates oversight of financial planning and reporting

•   Discusses policies with respect to risk assessment and enterprise risk management, major financial risk exposures and the monitoring and control thereof

•   Coordinates oversight of operational risk management with the other committees and the Board

•   Represents and assists the Board in fulfilling its responsibility to oversee:

▪  the quality and integrity of our financial statements;

▪  the adequacy and effectiveness of our system of internal controls;

▪  our compliance with legal and regulatory requirements;

▪  our independent auditor’s qualifications and independence;

▪  the performance of our internal audit function and that of our independent auditor;

▪  issues regarding accounting principles, including changes in accounting and auditing principles and practices;

▪  our risk assessment and risk management strategy; and

▪  our financial policies and significant financial decisions

•   Has sole authority and responsibility to appoint, compensate, retain, terminate and oversee our independent auditor

•   Monitors, reviews and evaluates our:

▪  financial forecasts, financial condition and anticipated financing requirements;

▪  capital structure, including transactions involving debt and equity securities, and related credit ratings;

▪  cash management and capital expenditure plan and strategies;

▪  dividend payment policy; and

▪  investment performance of benefit plan assets and investment guidelines

•   Exercises Board authority as to long-term debt issuances and related guarantees and support obligations

•   Reviews internal controls with respect to information and technology systems, security management systems and cybersecurity that could have a significant impact on our financial statements

•   Recommends to the Board actions with respect to our directors’ and officers’ liability insurance programs

•   Adopts, and oversees the enforcement of, our Code of Ethics, and the treatment of complaints thereunder

•   No less frequently than every two years, reviews and approves the Internal Audit Charter, including any amendments thereto, and approves the internal audit plan

•   Establishes and reviews our overall compensation philosophy

•   Reviews and recommends to the Board the compensation of the CEO and the President and related goals and objectives, and reviews the CEO’s and the President’s performance in light of those goals and objectives

•   Approves compensation paid to, and oversees benefit plans and programs for, our Section 16 officers

•   Reviews and makes recommendations to the Board regarding our equity-based compensation plans, and takes actions thereunder as required by the plans

•   Reviews and approves performance-based cash compensation plans that apply to Section 16 officers

•   Reviews periodically our executive compensation programs to determine whether they are properly coordinated and implemented and achieving their intended purpose

•   Reviews and recommends to the Board compensatory contracts or other similar transactions, contracts and arrangements with the CEO, President, COO and CFO, and approves such transactions, contracts and arrangements with respect to other current or certain former Section 16 officers

•   With input from the Board, oversees the process for executive succession planning, other than for the CEO and the President

•   At least annually, reviews and assesses our human capital management programs, culture and related engagement, and organizational/leadership development plans and programs, and programs to identify, attract and retain high-potential employees

•   Reviews a risk assessment of our compensation policies and practices and makes appropriate recommendations to the Board

•   Reviews and recommends to the Board the creation or revision of any compensation recoupment policy applicable to the Board or Section 16 officers

•   Reviews and monitors employee retirement and other benefit plans

•   Establishes, periodically reviews and approves stock ownership guidelines and retention requirements

•   Reviews and recommends to the Board the form and amount of director and Board Chair compensation at least every two years

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•   Represents and assists the Board in overseeing and reviewing:

▪  our employee and public safety policies and practices;

▪  our environmental policies and practices, including water quality and conservation and climate variability;

▪  our technology policy, strategy and governance, including with respect to physical security and cybersecurity, the customer experience and major technology projects; and

▪  operational performance and risk exposure and mitigation strategies not covered by another committee of the Board

•   Reviews physical security and cybersecurity threat assessments, emerging issues and related initiatives

•   Coordinates with the Audit, Finance and Risk Committee on matters related to cybersecurity risk

•   Reviews and monitors:

▪  significant environmental strategies and policy and planning of environmental issues of interest to the Company;

▪  compliance with environmental laws and regulations; and

▪  environmental performance in regards to Company metrics

•   Establishes criteria for the selection of new director candidates

•   Identifies qualified director nominees and recommends their election to the Board

•   Conducts appropriate background and qualification inquiries into director nominees

•   Reviews and makes recommendations on the composition and size of the Board

•   May recommend directors to serve as Board Chair and Lead Director

•   Recommends members to serve on Board committees

•   Establishes, monitors and recommends the structure, membership and operations of each committee of the Board and the creation or elimination of committees

•   Oversees the annual evaluation of each director and the Board as a whole

•   Develops and recommends to the Board amendments to its Corporate Governance Guidelines, and annually assesses their adequacy

•   Considers and makes recommendations on questions of director independence

•   Reviews the adequacy of our certificate of incorporation, bylaws and committee charters

•   Oversees our continuing director education program

•   Oversees, with input from the Board Chair and the current CEO, the process of CEO succession planning

•   Recommends to the Board whether to accept or reject a director resignation upon failing to receive a majority vote of the shareholders or after a substantial change in a director’s professional responsibilities, occupation or business association

Under the terms of its charter, the ED&CC has delegated authority to certain committees comprised of members of management to perform fiduciary, asset administration, and other administrative activities with respect to certain of the Company’s retirement and other benefit plans. Also, as authorized by the terms of the 2017 Omnibus Plan, the ED&CC has delegated authority to the CEO to grant awards under the 2017 Omnibus Plan to Company employees who are not Section 16 officers, subject to an annual maximum number of shares that may be awarded utilizing this delegated authority.

In addition, the Board has designated an Emergency Executive Committee as a non-standing committee of the Board comprised of the Board Chair, as chair, and the chairs of each of the Board’s standing committees, as the other members, to provide for Board action in the event of an emergency or other time-sensitive matter, as determined by the Board. The Emergency Executive Committee is authorized to act on behalf of the Board as to any matter, except as to matters that cannot be delegated to a committee under Delaware law. During 2024, the Emergency Executive Committee did not meet.

BOARD LEADERSHIP STRUCTURE

Since February 2, 2022, Ms. Hardwick has served as our Chief Executive Officer and as a member of our Board. Mr. Griffith has been appointed to serve as our President and Chief Executive Officer, effective as of the conclusion of the annual meeting, and has been nominated for election to the Board at the annual meeting. Mr. Kurz has served as our Board Chair since May 11, 2018.

In accordance with our Corporate Governance Guidelines, the Board Chair is an independent director. We believe that the oversight function of a board of directors is enhanced when an independent director, serving as board chair, is in a position to set the agenda for, and preside over, meetings of the board of directors. We also believe that our leadership structure enhances the active participation of our independent directors.

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The Board Chair is responsible for:

•	setting the agenda for meetings of the Board, and presiding over Board meetings at which the Board Chair is present;
•	coordinating the work of the Board committees;
•	overseeing the distribution of materials by our Secretary to the members of the Board;
•	serving as the independent director primarily responsible for Board consultations and communications between the Board and shareholders; and
•	performing such other duties as the Board may, from time to time, require to assist it in the fulfillment of its duties.

If the Board Chair ceases to be an independent director, the Board shall select another Board Chair from among the members of the Board who are determined by the Board at that time to be independent directors. The Board Chair is selected and may be removed from that position at any time, by a majority of the members of the Board. There will be no changes to our Board leadership structure if Mr. Griffith is elected to the Board.

BOARD ROLE IN RISK OVERSIGHT

One of the responsibilities of the Board is the oversight of our risk management activities, which is discharged by the Board as well as through the Audit, Finance and Risk Committee, the ED&CC and the SETO Committee. In discharging this responsibility, the Board and these committees, with the assistance of management, monitor and evaluate our major enterprise risks and oversee and monitor the design and implementation of guidelines and programs to manage these risks.

Our management has overall responsibility for conducting risk assessments and risk management strategy and programs. Our Enterprise Risk

Management Committee, consisting of various Company executives, as well as certain functional and business unit employees and leaders, oversees enterprise risk management activities. The Enterprise Risk Management Committee meets at least four times a year. The Enterprise Risk Management Committee’s areas of focus include competitive, economic, operational (including physical security and cybersecurity), financial (including accounting, internal audit, credit, liquidity and tax), legal, compliance, regulatory, health, safety and environmental, political and reputational risks.

Audit, Finance and Risk Committee Role

The Audit, Finance and Risk Committee is responsible for assisting the Board in overseeing the Company’s accounting and disclosure controls, the design and performance of the internal audit, ethics and compliance functions, and the enterprise risk management process, including risk assessments and risk management strategy. The Audit, Finance and Risk Committee also has direct authority over the Company’s independent registered public accounting firm.

In performing these responsibilities, the Audit, Finance and Risk Committee reviews, at least annually, with management our major financial and operational risk exposures, including any risk concentrations and risk interrelationships, the magnitude and the likelihood of occurrence of risk, and management’s activities to monitor and control these exposures. This committee also reviews our major financial risks, including credit, liquidity, market and funding risks. The Audit, Finance and Risk Committee coordinates oversight of operational risk management, including with respect to cybersecurity risks, with the SETO Committee. The Audit, Finance and Risk Committee also oversees our insurance risk management policies and programs and makes recommendations to the Board regarding the structure and renewal of our directors’ and officers’ liability insurance program.

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Executive Development and Compensation Committee Role

The ED&CC assesses potential risks related to our compensation policies and practices. Management conducts and presents to the ED&CC for its review an annual risk assessment of our executive compensation, with a particular focus on performance-based compensation. For 2024, this risk assessment was directly supported by our internal enterprise risk management function and our Enterprise Risk Management Committee, and included an in-depth review of the risks associated with our compensation and variable pay programs, employing a risk identification methodology that is used throughout the business. In May 2024, an update of this risk assessment for 2023 was reviewed with the ED&CC. This assessment sought to identify whether features of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company.

The risk assessment conducted by management found that our existing short-term and long-term compensation is coupled with compensation design elements and other controls that discourage decision-making focused solely on compensatory consequences. These design elements and controls include, among other things:

•	use of both financial and non-financial metrics that avoids over-emphasis on a single metric;
•	oversight and approval of compensation decisions by the ED&CC and its retention of an independent compensation consultant;
•	centralized data reporting platforms which permit information to be collected, reviewed and verified in compliance with internal policies;
•	transparency as to the design, management and execution of our executive compensation program, including disclosures in our proxy statement and other required SEC filings;
•	significant internal review of financial and operational performance metrics and performance reviews during the year regarding the operation of our business, as well as an audit of our financial statements by our independent registered public accounting firm; and
•	a compensation recovery policy that exceeds the requirements of applicable SEC and NYSE rules.

On the basis of management’s review of our executive compensation programs, management concluded, and advised the ED&CC, that no significant risks have been identified and that it does not believe it is reasonably likely that the compensation policies, practices or programs could have a material adverse effect on American Water. It is currently anticipated that the risk assessment for 2024 will be completed and reviewed with the ED&CC during the second quarter of 2025.

SETO Committee Role

The SETO Committee reviews and monitors operational risk exposure and risk mitigation strategies together with the Audit, Finance and Risk Committee and the Board. In performing these responsibilities, the SETO Committee reviews management’s processes for assessing business continuity risks and developing related contingency planning. The SETO Committee also reviews physical and cybersecurity preparedness and threat assessments, is updated on emerging issues and our related responses and initiatives, and coordinates with the Audit, Finance and Risk Committee and the Board on matters related to cybersecurity risk. The SETO Committee also reviewed and recommended the inclusion of the description of our cybersecurity program in our 2024 Form 10-K.

BOARD ROLE IN SUCCESSION PLANNING

The Corporate Governance Guidelines provide that a primary responsibility of the Board is planning for the succession of our CEO and other executive officers. The goal of our succession planning process is to identify executive talent at the Company and provide for continuity of effective leadership that can fulfill the long-term requirements of our business. The Corporate Governance Guidelines contemplate a collaborative effort between the Board (and certain of its committees) and the CEO; however, the Board retains full responsibility for the selection of the CEO.

Specifically, the Corporate Governance Guidelines provide that the CEO annually submits to the Board for its review a succession plan for the CEO and other executive officers. The succession plan includes a determination of key competencies and desired experiences for the particular role, an identification

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and assessment of internal candidates, development plans for internal candidates and, as appropriate, identification of external candidates. The criteria used to assess potential CEO candidates are formulated by the Board based on the Company’s business strategies, and include the candidates’ experience, as well as strategic and leadership qualities. The Board’s deliberation on CEO succession is to include an emergency succession plan that addresses temporary delegation of authority if an unforeseen event such as death or disability occurs that prevents the CEO from continuing to fulfill the role. The Board may review executive development and succession planning more frequently as it deems appropriate.

Consistent with its responsibilities as described in this section, the Board has delegated the day-to-day responsibility for the process of providing a slate of CEO succession candidates for consideration by the Board to the Nominating Committee, with input from the Board Chair and the current CEO. The Board also has delegated authority to the ED&CC to collaborate with the CEO to ensure that processes are in place for succession planning and development with respect to other executive officers.

As a practical matter, consideration of executive succession planning (especially for the CEO role) occurs throughout the year at Board meetings and involves regular interaction between and among the Board, the Chief Executive Officer, the President, and other members of management, as appropriate.

The succession and transition of (i) Mr. Griffith as our President effective August 1, 2024, and as Chief Executive Officer to be effective May 14, 2025; (ii) David M. Bowler as our Executive Vice President and Chief Financial Officer, effective August 1, 2024; and (iii) Stacy A. Mitchell as our Executive Vice President and General Counsel, effective June 5, 2024, were implemented in accordance with the foregoing process.

LIMITATIONS ON ADDITIONAL BOARD SERVICE, AND CHANGES IN JOB RESPONSIBILITIES

The Board’s Corporate Governance Guidelines limit the service of Board members as directors of other public companies. Commonly referred to as “overboarding” provisions, the primary purpose of these limitations is to ensure that each director can devote sufficient time to perform their duties as a member of the Board.

Under these provisions, a director may not serve on the board of directors of more than four public companies, including American Water, and a director who is an executive officer of a public company, including American Water, may not serve on the board of directors of more than two public companies, including American Water. A director may not serve on the audit committee of more than two public companies, excluding American Water, without the prior approval of the Nominating Committee.

Also, for any potential service on a for-profit board not prohibited by these limitations, directors are required to advise and obtain the approval of the Nominating

Committee chair (or the Board Chair, in the case of a director who is the Nominating Committee chair) in advance of accepting an invitation to serve on a for-profit board. Prior to approving such service, the Nominating Committee chair will review the proposed relationship for potential conflicts of interest and time demands, considering such facts as the chair deems relevant, including industry or operations of the other company and whether service on a greater number of boards would impair the director’s ability to serve effectively on the Board.

Finally, if a director has a substantial change in professional responsibilities, occupation or business association, the director must notify the Board Chair and the Nominating Committee chair. This notice constitutes an offer to resign from the Board. The Nominating Committee will consider the appropriateness of the director’s continued service on the Board and will make a recommendation to the Board regarding whether it should accept the director’s offer to resign.

BOARD REFRESHMENT AND DIRECTOR TENURE

The following graphic depicts the tenure of our Board nominees as of the date of this proxy statement:

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As represented by the director tenure graphic above and evidenced by our actual Board refreshment over the past few years, we seek to maintain a continual balance of directors with historical and institutional knowledge and experience coupled with new directors who have more recently joined the Board. While we believe that the current and proposed size and composition of the Board are appropriate, the Board continually devotes substantive attention and focus on Board succession planning and activities to meet the Board’s future needs.

Our Corporate Governance Guidelines do not impose term limits on the service of our directors. The Nominating Committee reviews annually each director’s continuation on the Board, which allows each director the opportunity to confirm their desire to continue as a director and provides the Board an opportunity to replace directors who no longer wish to remain on the Board. Also, the Nominating Committee periodically assesses the quality and efficacy of our Board tenure and refreshment policies, including based on feedback received from our shareholder outreach program (described in more detail below).

Our Corporate Governance Guidelines generally restrict a non-employee director who has reached their 75th birthday prior to the date of our annual meeting of shareholders from being nominated for re-election to the Board. However, the Board may, in special circumstances and where deemed in the best interests of the Company, grant an exception to this policy on an annual basis. The Board must determine to make a special exception prior to each ensuing term of a director for which the special exception will be applicable. There are no director nominees standing for election at the annual meeting who are 75 years of age or older.

SHAREHOLDER OUTREACH

During 2024, our Investor Relations team, together with key executives and management, engaged with approximately 250 investors. In addition, our Corporate Secretary and Investor Relations teams jointly led a shareholder outreach program focused on corporate governance, executive compensation, sustainability, customer affordability, environmental stewardship, shareholder disclosure and related topics. Through this outreach program, now in its eleventh consecutive year and held both during and after proxy season, shareholders who beneficially owned, in the aggregate, approximately 52 percent of our common stock, as well as leading proxy advisory firms, were contacted. The purpose of this outreach program is to better identify and understand the relevant topics that were most important to our shareholders. Through these sessions, we:

•	discussed topics of interest to our shareholders;
•	solicited shareholder viewpoints;
•	conveyed our views on those topics; and
•	gained a better understanding of areas of mutual consensus.

We received overall positive feedback regarding, among other things: our corporate governance framework, our Board composition, our proxy statement disclosures, our compensation practices, our annual sustainability report, our commitment to sustainability and customer affordability, including political contribution and lobbying governance and related disclosures. Also, shareholders expressed appreciation for our willingness to seek their views, and more importantly, the desire to establish an ongoing dialogue with them. Shareholders also encouraged us to continue to make voluntary disclosures, including by providing summaries of our key initiatives that will help them better understand our policies, procedures and how we run the business. The input and insight gleaned from our shareholder outreach program is shared with management and our Board.

We intend to continue to engage regularly with shareholders and proxy advisory firms to solicit their input, and we give careful consideration to the feedback we receive. We also use this outreach to consider meaningful avenues to respond to appropriate suggestions for further enhancement to our corporate governance standards and practices.

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GOVERNANCE POLICIES AND PROCEDURES

Our Code of Ethics applies to our directors, officers and employees and is designed to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest in personal and professional relationships, and deter wrongdoing or even perceptions of wrongdoing;
•	full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file;
•	accountability for adhering to the Code of Ethics; and
•	compliance with applicable governmental laws, rules and regulations.

Our Code of Ethics provides for the prompt internal reporting of violations to an array of appropriate persons and confidential treatment of the reporting person, to the extent possible, during a compliance investigation. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer or controller (or persons performing similar functions) by making disclosures concerning such matters available on the Investor Relations page of our website.

We have also adopted an Anti-Corruption & Anti-Bribery Policy that reinforces our commitment to working ethically and maintaining the highest level of integrity when conducting business on behalf of the Company. This policy promotes truthful and transparent conduct in our interactions with our business partners, governmental agencies and government officials. We have a long-standing commitment to compliance with all applicable anti-corruption laws, and bribes, kickbacks, and other similar payments to or from third-parties are prohibited.

Our Corporate Governance Guidelines set out principles by which the Board will operate and execute its responsibilities in accordance with our Restated Certificate of Incorporation, our Amended and Restated Bylaws, the listing standards of the NYSE, and applicable laws.

Current copies of our Code of Ethics, Anti-Corruption & Anti-Bribery Policy and Corporate Governance Guidelines are available on our Investor Relations website at ir.amwater.com and can also be obtained by sending us a written request. See “Communications, Shareholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 73 of this proxy statement.

PROXY ACCESS

Our Amended and Restated Bylaws include a proxy access provision pursuant to which any eligible shareholder, or eligible group of up to 20 shareholders, owning three percent or more of our common stock continuously for a three-year period and through the date of the next annual meeting of shareholders may, subject to certain limitations and conditions, nominate and include in our proxy materials for that annual meeting of shareholders, a number of director nominees not to exceed the greater of (a) two directors or (b) 20 percent of the directors then serving on the Board (rounded down to the nearest whole number).

POLITICAL CONTRIBUTION POLICY

As a company whose regulated operations can be significantly impacted by public policies, we participate responsibly in the political process and make reasonable political contributions consistent with all applicable laws and reporting requirements. We also hold memberships in a variety of industry, trade and business associations, which enable us to understand the views of others and obtain feedback on our positions.

As part of our commitment to good governance principles and transparency, we maintain a Political Contribution Policy that requires that our political contributions, which we define as direct contributions or expenditures (in cash or in kind) to a political party, a candidate for an elected office or a candidate’s political campaign, or a political action committee, or PAC (subject to the exclusions referenced below), be made only:

•	by the American Water Works Company, Inc. Employee Federal PAC, referred to as the Federal PAC; or

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•	to, or through, a PAC sponsored by or associated with one of our subsidiaries or lines of business, referred to as a Subsidiary PAC.

Political contributions, as defined under this policy, do not include amounts spent in connection with a core business function, such as a water or wastewater system acquisition, defense of a condemnation action filed against us, or other activities that impact or affect the operation of our business, unless made to support a political party, a candidate for an elected office or a political campaign. Also, a payment to a trade association or tax-exempt organization (other than a PAC, a Section 527 organization, or a similar entity) is not a political contribution under this policy, even if any portion of the payment is used for political purposes.

All political contributions by the Company must be approved in advance by our CEO. Political contributions by the Company’s subsidiaries must first be approved by the subsidiary’s or line of business’s president, or similar officer. This pre-approval requirement does not apply to contributions by the Federal PAC or a Subsidiary PAC, which are governed by the PAC’s own charter, policies and procedures. Our Political Contribution Policy does not regulate or apply to our employees’ own political contributions.

Since 2019, we have disclosed annually on our website, within 180 days after the end of the preceding fiscal year, the following information regarding our political contributions:

•	the payor, recipient, date and amount of each direct political contribution (as defined under the
Political Contribution Policy) made, and the title of the person approving it;
•	the payor, recipient, date and amount of each political contribution made by the Federal PAC and each Subsidiary PAC; and
•	the payor, recipient and amount of each payment made to a trade association or tax-exempt organization (including Section 501(c)(4) organizations) during the last fiscal year, which, individually or in the aggregate, exceeded $50,000, if the association or organization provided a written statement that some or all of our payments were used for non-deductible political, electioneering or lobbying purposes, as well as the amount reported by the association or organization as attributable to these non-deductible activities.

Our governance and disclosure efforts regarding political contributions continue to be recognized by the Center for Political Accountability’s CPA-Zicklin Index, which for 2024 placed us in the second quartile among all of the S&P 500 companies.

The Nominating Committee reviews and evaluates the efficacy of our Political Contribution Policy at least annually and reviews and recommends to the Board for approval in advance the public disclosures required by the policy. The policy and our political contribution disclosures are available through our Investor Relations website at ir.amwater.com.

LOBBYING EXPENDITURES

We value our relationships with government officials and our interactions with them comply with applicable federal, state and local laws, regulations and rules. These rules are often complex and vary from state to state. However, we believe it is an important and necessary part of our mission to provide safe, clean, reliable and affordable water and wastewater services to our customers to engage in the public policy arena. For these reasons, we do, from time to time, engage in lobbying activities, which we define generally as communications with government officials, legislators, regulators, executive branch officials or members of their staff.

We publicly disclose on our website, within 180 days after the end of each fiscal year, the amount of aggregate lobbying expenditures (as defined under applicable state or federal law and to the extent required to be reported to applicable election commissions). This reported amount includes all expenditures made during periods of time required to be reported for the last fiscal or calendar year by the Company or any subsidiary, and it may include expenditures for periods of time other than such year, as well as other exclusions and/or limitations provided for under state or federal election law. Members of senior management report annually to the Board on our lobbying activities to provide oversight for these activities.

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PROPOSAL 1

ELECTION OF DIRECTORS

EXPLANATION OF THE PROPOSAL

In accordance with our Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors is fixed from time to time by the Board. Kimberly J. Harris resigned from the Board effective March 24, 2025, for personal reasons to focus on her health and recovery from a recent medical issue. The Board and the Company wish Ms. Harris a complete and speedy recovery and thank Ms. Harris for her many years of faithful service to the Board.

There are currently nine directors serving on the Board. Eight persons have been named as director nominees for election at the 2025 Annual Meeting. Ms. Goss will not be standing for re-election at the annual meeting in accordance with the director retirement provisions in our Corporate Governance Guidelines. The Board wishes to thank Ms. Goss for her distinguished and faithful service as a member of our Board since 2003.

In addition, on February 19, 2025, Ms. Hardwick notified the Board of her decision to retire as the Company’s Chief Executive Officer and principal executive officer, effective as of the conclusion of the Company’s 2025 Annual Meeting, and not to stand for re-election to the Board at the 2025 Annual Meeting. The Board wishes to extend its sincere appreciation and thanks to Ms. Hardwick for her six years of outstanding leadership of the Company, and, since February 2022, for her service as a member of the Board.

On the recommendation of the Nominating Committee, the Board has nominated for election to the Board the following persons:

•	Jeffrey N. Edwards
•	John C. Griffith
•	Laurie P. Havanec
•	Julia L. Johnson
•	Patricia L. Kampling
•	Karl F. Kurz
•	Michael L. Marberry
•	Stuart M. McGuigan

Each of these nominees, except for Mr. Griffith, is currently a member of the Board. If elected, each nominee would hold office until the date of the 2026 annual meeting of shareholders, and until their successor is elected and qualified, or until their earlier death, resignation or removal. Proxies may not be voted with respect to more than these eight nominees.

Assuming the election of all of the eight director nominees named in this proxy statement, the Board intends to reset the size of the Board to eight immediately following the 2025 annual meeting.

Each director nominee identified in this proxy statement has confirmed that the nominee is willing and able to serve as a director, if elected. Should any of the nominees, prior to the meeting, become unable to serve as a director for any reason, the Board may either reduce the number of directors to be elected or select another nominee recommended by the Nominating Committee. If another nominee is selected, all proxies will be voted for the substitute nominee.

In accordance with our Amended and Restated Bylaws and our Corporate Governance Guidelines, prior to the meeting, each incumbent director nominee will submit a contingent resignation in writing to the Board Chair or the Secretary of American Water. The resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the meeting, assuming a quorum is present and the Board accepts the resignation. In an uncontested election of directors, if any incumbent director nominated for re-election does not receive the affirmative vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the Nominating Committee will make a recommendation to the Board on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating Committee’s recommendation, and publicly disclose, by a press release, a filing with the SEC, or other broadly disseminated means of communication, its decision regarding the tendered resignation and the rationale behind the decision of the Board within 90 days from the date of the certification of the election results.

With respect to a tendered resignation, each of the Nominating Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who tenders their resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to their resignation. If a director’s resignation is not accepted by the Board, such director will continue to

16	AMERICAN WATER | 2025 PROXY STATEMENT

serve until the 2026 annual meeting of shareholders and until their successor is duly elected, or their earlier death, resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities. In this regard, the Nominating Committee considers candidates based upon their background, skills, experience, age, race, gender and ethnicity. The Board believes in balancing the value that longevity of director service can bring with the value of new ideas and insights that can come through new members. In addition, our Corporate Governance Guidelines provide that directors must be persons of good character and thus must possess all of the following personal characteristics:

•	Integrity: Directors must demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Directors must be willing to be accountable for their decisions as directors.

•	Judgment: Directors must possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Directors must interact with each other in a manner which encourages responsible, open, challenging and informed discussion.

•	High Performance Standards: Directors must have a history of achievement which reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Directors must be committed to, and enthusiastic about, their performance for American Water as directors, both in absolute terms and relative to their peers.

•	Courage: Directors must possess the courage to express views openly, even in the face of opposition.

The Board strives to have members with knowledge, experience and skills in the following core competencies:

•	accounting and finance
•	business judgment
•	management
•	crisis response
•	industry knowledge
•	utility regulation
•	leadership, including in other public companies
•	environmental management
•	human capital management
•	strategy/vision
•	technology

In this regard, in evaluating a candidate’s experience and skills, the Nominating Committee will consider qualities such as an understanding of the water industry, utilities, marketing, finance, customer service, utility and environmental regulation, cybersecurity and public policy issues. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition, the Board is committed to having directors who add tangible value to American Water with a diversity of ideas, approaches and experiences and the interpersonal capacity to foster effective communication within the Board and with management.

Annually, the Nominating Committee reviews the profile, engagement and performance of each director to determine whether the director should be renominated for Board service. The Nominating Committee also considers whether, in light of our strategy or trends in our market environment, new skill sets or experiences would benefit us and our shareholders.

The process followed by the Nominating Committee to identify and evaluate candidates includes requests to members of the Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating Committee and other members of the Board. The Nominating Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, that committee would approve the fee that American Water pays for these services.

AMERICAN WATER | 2025 PROXY STATEMENT	17

When evaluating the recommendations of the Nominating Committee, the Board should take into account all factors it considers appropriate, which may include:

•	whether the candidate has exhibited behavior that indicates commitment to the highest ethical standards;
•	whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the communities and geographies in which the Company operates;
•	whether the candidate has achieved prominence in their business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;
•	whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our shareholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;
•	whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and
•	whether the candidate will be able to devote sufficient time and energy to the performance of their duties as a director.

In addition to our director skills matrix included on page vii of this proxy statement, the following highlights certain of the key skills, qualifications and experiences of our director nominees:

American Water Strategic Priorities

•	Customer Experience
•	Customer Growth and Acquisitions
•	Safety
•	Human Capital Management
•	Investors/Financial
•	Regulators/Policymakers
•	Operational Execution

Additional Key Skills

•	C-Suite
•	Governance/Risk Management
•	Legal
•	Sustainability
•	Technology and Cybersecurity

Information regarding our director nominees is shown below, based on voluntary, self-identification information provided by them.

18	AMERICAN WATER | 2025 PROXY STATEMENT

DIRECTOR NOMINEES

We have provided for each of our eight director nominees a summary of biographical and committee information as of the date of this proxy statement.

JEFFREY N. EDWARDS Independent Director Age 64 Director Since 2018 Committees Audit, Finance and Risk (Chair) Nominating

Other Current Public Company Boards:

•   AAR CORP. (NYSE: AIR), a diversified worldwide provider of aviation and defense products and services, since March 2024

•   Raymond James Financial, Inc. (NYSE: RJF), a diversified financial services company, since 2014 (serving as Lead Independent Director since 2023)

Business Experience:

•   Vice Chairman, New Vernon Capital, an investment advisory firm, since March 8, 2024, and Chief Operating Officer, New Vernon Capital, from 2009 to March 7, 2024

•   Various senior executive positions held during 22 years at Merrill Lynch & Co., including Vice Chairman, Chief Financial Officer and Head of Global Capital Markets

•   Director, Medusind Solutions India Private Limited and Medusind Solutions, Inc., from 2012 to 2019

Experience and Qualifications to Serve on the Board:

•   Mr. Edwards’ current executive leadership position with an investment advisory firm demonstrates focus on growth and strategic planning.

•   Longstanding executive experience with a leading global capital markets and financial services firm provides Mr. Edwards with a substantive understanding of many issues confronting our business, including capital markets needs, strategic planning, growth opportunities and a variety of operational matters.

JOHN C. GRIFFITH President Age 58 Director Nominee

Business Experience:

•   President since August 1, 2024, and will also serve as Chief Executive Officer following the annual meeting

•   Chief Financial Officer, from May 2022 to July 2024

•   Managing Director, Mergers and Acquisitions—Global Regulated Utilities and Renewable Energy practice, Bank of America Securities, a diversified financial services company, from 2014 to May 2022

•   Chief Executive Officer, HighWave Energy, a renewable fuels start-up company, from 2008 to 2014

Experience and Qualifications to Serve on the Board:

•   Mr. Griffith’s knowledge and experience regarding our business and industry by virtue of his service as our President, and previously as our principal financial officer, enables him to have valuable insight regarding our strategy, operations, liquidity and financial strength, capital resources and overall administration.

•   His extensive executive experience with a leading global capital markets and financial services firm, and as a principal executive officer of an operating business, provides Mr. Griffith with a deep and substantive understanding of many issues confronting our business, including with respect to capital markets, business development activities, growth and strategic planning.

AMERICAN WATER | 2025 PROXY STATEMENT	19

LAURIE P. HAVANEC Independent Director Age 64 Director Since 2022 Committees ED&CC SETO

Business Experience:

•   Executive Vice President, Chief People Officer, CVS Health Corporation, a health solutions company, from February 2021 to August 2024

•   Executive Vice President, Chief People Officer, Otis Worldwide Corporation, an elevator and escalator manufacturing, installation and service company, from 2019 to February 2021

•   Vice President, Talent, United Technologies Corporation, from 2017 to 2019

•   Vice President, Human Resources-Institution Business, Aetna Inc., from 2013 to 2017

•   Vice President, Talent Management and Human Resources, Aetna International Business, Aetna Inc., from 2012 to 2013

Experience and Qualifications to Serve on the Board:

•   Ms. Havanec’s executive leadership background demonstrates strategic experience managing issues involving human resources and capital management, talent acquisition and development, change management, sustainability and governance, and culture.

•   Her longstanding human resources experience across various public companies provides Ms. Havanec with deep substantive understanding on a wide range of issues confronting our business, including, for example: compensation and benefits; executive succession planning; employee safety; and labor and employee relations.

JULIA L. JOHNSON Independent Director Age 62 Director Since 2008 Committees ED&CC Nominating

Other Current Public Company Boards:

•   MasTec, Inc. (NYSE: MTZ), a utility infrastructure contractor, since 2002

Past Public Company Boards:

•   FirstEnergy Corp., a transporter and producer of energy, from 2011 to 2022

•   NorthWestern Corporation, a transporter and producer of energy, from 2004 to 2021

Business Experience:

•   President of Net Communications, LLC, a strategy consulting firm specializing in the communications, energy and information technology public policy arenas, since 2001

Experience and Qualifications to Serve on the Board:

•   Ms. Johnson’s service on a state public service commission with regulatory oversight over Florida’s electric, telecommunications and water and wastewater industries, as well as her current leadership of a firm specializing in regulatory analysis and legal strategy, enables her to provide valuable perspectives on regulatory and public policy matters affecting our operations.

•   Ms. Johnson’s current and past public company board experience enables her to share with the Board relevant and experiential insights on a variety of public company matters.

20	AMERICAN WATER | 2025 PROXY STATEMENT

PATRICIA L. KAMPLING Independent Director Age 65 Director Since 2019 Committees ED&CC (Chair) Audit, Finance and Risk

Other Current Public Company Boards:

•   Xcel Energy Inc. (Nasdaq: XEL), a utility holding company, since 2020

•   Board of Trustees, Fidelity’s Equity and High Income Funds, since May 2020, and Advisory Board Member, from February 2020 to May 2020

Past Public Company Boards:

•   Briggs and Stratton Corporation, a producer of gasoline engines for outdoor power equipment, from 2011 to 2021

•   Alliant Energy Corporation, an investor-owned public utility holding company, from 2012 to 2019

Business Experience:

•   Chief Executive Officer and Chairman of the Board, Alliant Energy Corporation, from April 2012 to June 2019

•   Board Member, American Transmission Company, a privately held electricity transmission and distribution utility company, from June 2011 to June 2019

Experience and Qualifications to Serve on the Board:

•   Ms. Kampling’s experience in strategic leadership, operations, customer perspective, legal and regulatory, human resources/executive compensation, risk management and environmental and safety matters allows her to contribute significantly to the Board’s oversight on these core strategic functions.

•   Ms. Kampling’s advocacy for human capital management, workforce development, and community vitality provides the Board with valuable insights on our focus on people, social responsibility and operational excellence.

KARL F. KURZ Board Chair Independent Director Age 63 Director Since 2015 Board Chair Since 2018

Other Current Public Company Boards:

•   Royal Helium Ltd. (TSX-V: RHC), a company focused on the exploration and development of primary helium in southern Saskatchewan, since May 2023

•   Devon Energy Corporation (NYSE: DVN), a U.S. energy producer, since 2021

•   Texas Pacific Land Corporation (NYSE: TPL), an owner of land in the State of Texas, since 2022

Past Public Company Boards:

•   WPX Energy, Inc., from 2014 until its merger of equals with Devon Energy Corporation in 2021

•   SemGroup Corporation, from 2009 to 2019

Business Experience:

•   Mr. Kurz is a private investor in the energy industry

•   Various executive and management positions with Anadarko Petroleum Corporation, Vastar Resources, Inc. and ARCO Oil and Gas Company

Experience and Qualifications to Serve on the Board:

•   Mr. Kurz’s long history of working in the oil and gas industry is invaluable with respect to the national water-energy nexus discussion, smart water grid development and water supply issues.

•   His experience in finance and capital markets brings additional insights to us and the Board regarding our operations, including with respect to liquidity and capital resources.

AMERICAN WATER | 2025 PROXY STATEMENT	21

MICHAEL L. MARBERRY Independent Director Age 66 Director Since 2022 Committees SETO (Chair) Audit, Finance and Risk Nominating

Past Public Company Boards:

•   AdvanSix Inc., a manufacturer of nylon resin and other related chemical intermediates, from October 2016 to June 2023

•   Sigma-Aldrich Corporation, a global life sciences and biotechnology company, from 2012 to 2015

Business Experience:

•   Various senior executive positions over 25 years at J.M. Huber Corporation, a global, family-owned, specialty engineered materials manufacturing company, including:

▪  President and Chief Executive Officer, from 2009 to 2022

▪  President, Huber Engineered Materials, from 2006 to 2009

▪  Chief Financial Officer, from 2002 to 2006

▪  Senior Vice President, Corporate Strategy and Development, from 1997 to 2002

Experience and Qualifications to Serve on the Board:

•   Mr. Marberry’s long history of executive experience in the chemical manufacturing industry provides invaluable insights to the Board with respect to technology and water infrastructure and supply issues.

•   His experience in finance and capital markets, occupational and safety processes, environmental management, and business development brings additional insights regarding safety, growth, sustainability and operational execution, among other areas.

STUART M. McGUIGAN Independent Director Age 66 Director Since 2024 Committees ED&CC SETO

Other Public Company Boards:

•   Enhabit, Inc. (NASDAQ: EHAB), a provider of home health and hospice services, since March 2023

Business Experience:

•   Global Chief Information Officer, Fresenius Medical Care AG, a provider of products and services for people with chronic kidney failure, from 2023 to 2024

•   Chief Information Officer, U.S. Department of State, from 2019 to 2021

•   Chief Information Officer, Johnson & Johnson, from 2012 to 2019

•   Chief Information Officer, CVS Caremark, Inc., from 2008 to 2012

Experience and Qualifications to Serve on the Board:

•   Mr. McGuigan’s long history of executive experience in navigating cybersecurity and technology risks and related regulatory compliance in various industries and for the U.S. government provides invaluable insights to the Board with respect to cybersecurity risk management and technology innovation.

•   His experience with implementing and managing information technology systems and developing enterprise applications brings additional insights regarding information management, human resources, finance and operational excellence, among other areas.

22	AMERICAN WATER | 2025 PROXY STATEMENT

DIRECTOR INDEPENDENCE

The NYSE’s listing standards require that:

•	a majority of our directors and all of the members of the Nominating Committee satisfy the NYSE’s independence standards applicable to all directors;
•	all of the members of the Audit, Finance and Risk Committee satisfy the NYSE’s independence standards applicable to audit committee members; and
•	all of the members of the ED&CC satisfy the NYSE’s independence standards applicable to compensation committee members.

Applying these standards, the Board has determined that eight of the nine directors currently serving on the Board, consisting of Mses. Goss, Havanec, Johnson and Kampling, and Messrs. Edwards, Kurz, Marberry and McGuigan, qualify as independent. Due to their employment positions with the Company, the Board determined that Ms. Hardwick and Mr. Griffith do not qualify as independent.

The Board also has determined that each of Mses. Goss and Kampling, and Messrs. Edwards and Marberry, satisfies the NYSE’s independence standards for audit committee members, and that each of Mses. Goss, Havanec, Johnson and Kampling, and Mr. McGuigan, satisfies the NYSE’s independence standards for compensation committee members.

For a director to be considered independent under the NYSE listing standards, a director cannot have any of the disqualifying relationships enumerated by those standards. Furthermore, the NYSE listing standards state that a director is not independent unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In making this determination, the Board considers all relevant facts and circumstances when assessing the materiality of any relationship of a director with the Company, not only from the standpoint of the director but also from that of persons or organizations with which the director has an affiliation. Material relationships may include, for example, commercial, industrial, banking, consulting, legal, accounting, charitable, familial and personal relationships (which include, but are not limited to, friendships, mentorships and personal travel).

To assist the Board in considering whether a director has a material relationship with us, the Board has adopted categorical standards of material director relationships. Under these standards, which are based in part on the disqualifying relationships enumerated by the NYSE’s listing standards, a director will not be deemed independent if any of the following relationships exist:

Type of Relationship (1)	Description of Relationship (1)(2)
Employee or executive officer of American Water

The director is, or has been within the last three years, an employee of American Water, or an immediate family member of the director is, or has been within the last three years, an executive officer of American Water. However, employment as an interim chief executive officer or other officer will not disqualify a director from being considered independent following that employment.

Relationships with internal or external auditor

Any of the following relationships exist:

•   the director is a current partner or employee of American Water’s internal or external auditor

•   the director has an immediate family member who is a current partner of the internal or external auditor

•   the director has an immediate family member who:

▪  is a current employee of the external auditor and

▪  personally works on the Company’s audit

•   the director or an immediate family member of the director was, within the last three years:

▪  a partner or employee of the internal or external auditor and

▪  personally worked on the Company’s audit within that time

AMERICAN WATER | 2025 PROXY STATEMENT	23

Type of Relationship (1)	Description of Relationship (1)(2)
Compensation Committee interlocks

The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Receipt of direct compensation from American Water

The director or an immediate family member of the director received, during any 12-month period within the last three years, more than $120,000 in direct compensation from American Water, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Compensation received by a director for former service as an interim chief executive officer or other executive officer need not be considered in determining independence under this standard.

Compensation received by an immediate family member for service as an employee of American Water (other than as an executive officer) need not be considered in determining independence under this standard.

Receipt of indirect compensation from American Water

The director is a current employee or holder of more than 10 percent of the equity of another company, or an immediate family member of the director is a current executive officer or holder of more than 10 percent of the equity of another company, that has made payments to, or received payments from, American Water or any subsidiary in any of the other company’s last three fiscal years, that exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues.

Charitable contributions by American Water

The director is a current executive officer of a charitable organization to which American Water or any subsidiary has made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or two percent of that charitable organization’s consolidated gross revenues.

(1)

A person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

(2)

The term “executive officer” is defined to mean the following officers of American Water: President; Chief Financial Officer; Chief Accounting Officer; any Vice President in charge of a principal business unit, division or function; and any other officer who performs similar policy-making functions for American Water. The term also includes any other person who performs similar policy-making functions for American Water. An officer of a subsidiary of American Water would be deemed to be an “executive officer” for purposes of this standard if the officer performs such policy-making functions for American Water.

DIRECTOR EVALUATIONS AND ASSESSMENTS

Each year, directors complete a series of evaluations to assess the performance of the Board and each of the standing committees. The evaluations elicit responses in key areas of Board operation and function and subjective comments from each director. Each committee member evaluates how well the committees on which the member serves are functioning and provides suggestions for improvement.

Since 2017, the Board utilized a peer review process by which each director was asked to provide feedback on a number of characteristics of each of the other directors, including background, leadership, preparation, focus on shareholder interests, participation and independence.

In addition, annually, members of our executive leadership team, comprised of senior executives of the Company who regularly interact with the Board and the committees, are solicited to provide their input and perspective on the operation of the Board and how the Board might improve its effectiveness.

24	AMERICAN WATER | 2025 PROXY STATEMENT

Finally, our Board Chair also interviews each director individually to obtain their assessment of director performance, Board dynamics and the effectiveness of the Board and its committees, and to discuss the results of the peer review process and their responses to these questions.

A summary of the responses to the questionnaires and the responses received from senior management’s feedback is reviewed by the Board Chair. The summary and related responses with respect to the Board and each committee is ultimately discussed in executive session in meetings of the Board and each respective committee.

DIRECTOR COMPENSATION

As described in the table below, during 2024, our non-employee directors received annual cash retainers, paid in quarterly installments, for their service on the Board. Additionally, each non-employee director received an annual equity grant of approximately $165,000 ($260,000 for the Board Chair). Our Chief Executive Officer did not receive any additional compensation for serving as a director.

Our non-employee director cash compensation as of the date of this proxy statement is as follows:

Director	Annual Cash Retainer
Board Chair	$200,000
Audit, Finance and Risk Committee Chair	$145,000
ED&CC, Nominating Committee and SETO Committee Chairs	$140,000
Other Non-Employee Directors	$120,000

We do not pay our directors a separate fee for attendance at Board or committee meetings.

For calendar year 2024, Aon Human Capital Solutions, or Aon, the ED&CC’s independent compensation consultant, reviewed American Water’s non-employee director pay program for market competitiveness. The review determined that the cash and equity compensation paid to our non-employee directors and our Board Chair were positioned at the median of our 2024 peer group (as defined below in “Compensation Discussion and Analysis—Compensation Determinations and Pay Competitiveness in 2024” beginning on page 33 of this proxy statement), and that our Board Chair’s total compensation was positioned at the 75th percentile for non-executive chairpersons among the companies in our 2024 peer group with a non-executive chairperson.

As a result of the review, and based on, among other things, data and analyses provided by Aon, the ED&CC recommended, and the independent members of the Board approved, an increase in the annual director base equity grant from $155,000 to $165,000, which brought the directors’ total direct compensation to just below the 75th percentile of the compensation peer group. This compensation decision was effective as of May 15, 2024. No changes were made to the cash retainer or to the premiums paid to our non-executive Board Chair or the committee chairs.

Equity compensation for our non-employee directors is paid in the form of stock units under our 2017 Omnibus Plan. The actual number of stock units granted is based on the closing price of our common stock on the date of grant, which is typically the date the director is elected or re-elected to the Board. The stock units vest on the date of grant and the shares underlying the stock units are distributed to the directors as soon as administratively practicable after the date of grant. Previously, the distribution of shares of common stock underlying the stock units granted to non-employee directors was deferred until approximately 15 months after the date of grant; the ED&CC discontinued this practice beginning with the 2024 annual equity grants.

Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings or other Company-related functions, and reasonable and necessary expenses incurred for attending up to one director continuing education program each year.

AMERICAN WATER | 2025 PROXY STATEMENT	25

DIRECTOR COMPENSATION TABLE

The following table presents information regarding compensation earned or paid in 2024 as to each person who served as a non-employee member of the Board during that year. Ms. Harris served as a member of the Board until her resignation effective March 24, 2025. Ms. Harris’s resignation was for personal reasons to focus on her health and recovery from a recent medical issue and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The table does not include amounts paid for reimbursement of travel expenses related to attending Board and committee meetings or other Company related functions, or any reimbursement of director educational expenses, and does not include compensation earned or paid as to the CEO. See “Executive Compensation” beginning on page 46 of this proxy statement for information relating to the CEO’s compensation.

Name	Fee Earned or Paid in Cash ($)		Stock Unit Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jeffrey N. Edwards	$145,000		$165,048	$4,513	$314,561
Martha Clark Goss (3)	$120,000		$165,048	$4,513	$289,561
Kimberly J. Harris	$140,000		$165,048	$4,513	$309,561
Laurie P. Havanec	$120,000		$165,048	$4,513	$289,561
Julia L. Johnson (4)	$120,000		$165,048	$46,552	$331,600
Patricia L. Kampling	$140,000		$165,048	$4,513	$309,561
Karl F. Kurz	$200,000	(5)	$260,010	$7,281	$467,291
Michael L. Marberry	$137,568	(6)	$165,048	$4,513	$307,129
Stuart M. McGuigan (7)	$—		$89,356	$—	$89,356
James G. Stavridis (8)	$35,000		$—	$2,929	$37,929

(1)

The amounts shown in this column reflect the grant date fair value of the stock units granted to the directors as part of their annual retainer. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. See Note 10—Stock Based Compensation, in the Notes to Consolidated Financial Statements included in the 2024 Form 10-K for the assumptions used in determining grant date fair value.

(2)	Represents dividend equivalents paid in cash in 2024 at the time of the distribution of shares underlying stock unit awards.

(3)	As of December 31, 2024, Ms. Goss held 1,376 director stock units.

(4)	As of December 31, 2024, Ms. Johnson held 4,618 director stock units.

(5)	Mr. Kurz elected to defer the receipt of 100 percent of his 2024 annual cash retainer fees.

(6)	Mr. Marberry elected to defer the receipt of 50 percent of his 2024 annual cash retainer fees.

(7)	Mr. McGuigan was initially elected to the Board on October 29, 2024 and received a pro rated equity award based on the date of such election.

(8)	Admiral Stavridis served as a member of the Board until his resignation effective February 12, 2024.

We did not grant stock options to non-employee directors in 2024 and none of the non-employee directors held any Company stock options as of December 31, 2024.

26	AMERICAN WATER | 2025 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP REQUIREMENTS

To align the interests of our directors and shareholders, we have a stock ownership policy for non-employee directors under which each such director is required to hold shares equaling five times the director’s annual cash retainer by the fifth anniversary of the commencement of service as a director. Each of our non-employee directors satisfied the stock ownership requirement as of December 31, 2024, except for Ms. Havanec and Mr. McGuigan, who are currently within their five-year compliance periods.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the election of each of the eight director nominees as named in this proxy statement.

AMERICAN WATER | 2025 PROXY STATEMENT	27

PROPOSAL 2

VOTE TO APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

BACKGROUND OF THE PROPOSAL

Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that our shareholders receive the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. The disclosures related to compensation of our NEOs consist of the Compensation Discussion and Analysis, or CD&A, the 2024 Summary Compensation Table, and the other required executive compensation tables and related narrative disclosures in this proxy statement. In accordance with the advisory vote of our shareholders at our 2023 annual meeting of shareholders, we are providing to our shareholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our NEOs.

Our executive compensation philosophy and programs are designed to create a positive correlation of pay to performance and reward our NEOs for delivering results without incentivizing excessive risk-taking. We seek to attract, motivate and retain high-caliber executives and to align the interests of those executives with the interests of our shareholders in order to build long-term, sustainable value for our shareholders.

Accordingly, the Board recommends that our shareholders vote “FOR” the following resolution:

RESOLVED, that the shareholders of American Water Works Company, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion in the Company’s proxy statement for the 2025 annual meeting of shareholders.

While the vote is not binding on us, the ED&CC values the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. Unless the Board modifies its policy on the frequency of holding this vote, the advisory vote is currently held every year, and the next vote on the frequency of the advisory vote will occur at the 2029 annual meeting of shareholders.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

28	AMERICAN WATER | 2025 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The ED&CC has reviewed and discussed with our management the Compensation Discussion and Analysis, or CD&A, required by Item 402(b) of Regulation S-K. Based on this review and discussion, the ED&CC recommended to the Board that the CD&A be included in this proxy statement.

Respectfully submitted,

Patricia L. Kampling (Chair)

Martha Clark Goss

Kimberly J. Harris

Laurie P. Havanec

Julia L. Johnson

COMPENSATION DISCUSSION AND ANALYSIS

In this CD&A, we address our compensation philosophy and programs, the key decisions of the ED&CC with respect to these programs and the reasons for those decisions, principally with respect to all of our NEOs for 2024, who are:

•	M. Susan Hardwick, our Chief Executive Officer
•	John C. Griffith, our President (who also served as Chief Financial Officer during 2024)
•	David M. Bowler, our Executive Vice President and Chief Financial Officer
•	Cheryl Norton, our Executive Vice President and Chief Operating Officer
•	Melanie M. Kennedy, who served as our Executive Vice President, Chief Human Resources Officer until March 1, 2025; effective April 1, 2025, Lori Sutton will serve as our Senior Vice President, Chief Human Resources Officer, and
•	Stacy A. Mitchell, our Executive Vice President and General Counsel

Effective June 5, 2024, Ms. Mitchell was appointed by the Board to serve as the Company’s Executive Vice

President and General Counsel. Prior to that, in 2024, she served as the Company’s Senior Vice President and Deputy General Counsel.

As of August 1, 2024, Ms. Hardwick’s officer title was changed by the Board from President and Chief Executive Officer, to Chief Executive Officer, and she remained the Company’s principal executive officer. Also, as of that date, Mr. Griffith was appointed by the Board to serve as the Company’s President. He previously served as the Company’s Executive Vice President and Chief Financial Officer.

Effective August 1, 2024, Mr. Bowler was appointed by the Board to serve as the Company’s Executive Vice President and Chief Financial Officer, and its principal financial officer. Prior to that, in 2024, Mr. Bowler served as the Company’s Senior Vice President, Deputy Chief Financial Officer and Treasurer.

EXECUTIVE SUMMARY

Compensation Program Overview

Our executive compensation is highly correlated to performance and long-term value creation with a considerable portion of pay earned solely based on our performance. Our executive compensation philosophy, which is focused on paying all of our NEOs for positive performance, is demonstrated by the structure of the principal elements of our executive compensation:

•	annual base salary;
•	our APP, which is our annual cash-based performance plan; and
•	our Long-Term Performance Plan, or LTPP, which is our long-term equity compensation program.

We also offer our executives various employee retirement and health and welfare benefit plans, as well as customary post-termination benefits under our Executive Severance Policy and Change of Control Severance Policy. Finally, we offer limited and customary perquisites, primarily consisting of executive physicals, Company-paid life insurance benefits, and, as applicable, relocation benefits.

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Our allocation of compensation among these elements is designed to align our levels of compensation with market pay, which we define as being within a competitive range of the median of our peer group and benchmarking data for a NEO’s position. For 2024, our compensation program for all of our NEOs consisted of the following key elements:

Pay Element	Form of Compensation	Measurement Period	Performance	Description
Base Salary	Cash			**Base salary** is reviewed annually in the context of responsibilities, experience, relevant benchmarking data and individual performance.
Annual Performance Plan	Cash	1 year	**Earnings Per Share** 50%	Key earnings metric which measures our financial and operational success.
			Core Business Strategies 50%	Performance metrics which align with our core business strategies of customer, safety, operational excellence, and people.
Long-Term Performance Plan	Performance Stock Units and Time-Based Restricted Stock Units	3 years	**Compounded EPS Growth** 35% **Return on Equity** 15%	Performance metrics that link achieving our earnings and strategic goals to long-term shareholder value.
			Relative Total Shareholder Return 20%	Performance metric that measures our TSR performance relative to the companies in our 2024 peer group.
			Time-Based Restricted Stock Units 30%	Stock award that vests while a participant remains employed with us; increased value based on stock price appreciation.
Benefits	Our NEOs are eligible for health and welfare benefits and qualified retirement plans that are generally available to all other salaried, non-union employees. In addition, our NEOs are eligible for certain non-qualified plans, an executive severance policy, a change of control severance policy, and limited perquisites.

The following graphs depict 2024 total direct compensation mix for our CEO and, on an average basis, for all of our other NEOs as a group, assuming annual and long-term incentive awards are paid at target levels:

CEO TOTAL DIRECT COMPENSATION MIX

15%
BASE SALARY
19%
APP
66%
LTPP
85%
AT-RISK COMPENSATION

ALL OTHER NEOs AVERAGE TOTAL DIRECT COMPENSATION MIX

28%
BASE SALARY
51%
LTPP
21%
APP
72%
AT-RISK COMPENSATION

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Summary of Executive Compensation Practices

Below we summarize key components of our NEO compensation programs, which we consider best practices that align the interests of our executive team with those of our shareholders:

We do:	We do not:

•   Tie a considerable portion of executive pay to company performance

•   Weight equity compensation heavily towards performance stock units

•   Utilize an independent compensation consultant

•   Require executives to abide by stock ownership guidelines and stock retention requirements

•   Subject all incentive-based compensation to clawback provisions

•   Complete an annual compensation program risk assessment, overseen by the ED&CC

•   Utilize double-trigger vesting of equity awards upon a change of control

•   Provide reasonable and customary severance arrangements to NEOs

•   Provide excise tax gross-ups in our change of control arrangements

•   Provide employment agreements to our NEOs, other than customary employment offer letters

•   Allow hedging, pledging or short selling of our common stock by employees or directors

•   Allow buying of our common stock on margin by employees or directors

•   Provide excessive perquisites for executives

•   Distribute dividend equivalents on equity awards before they vest

•   Allow executives to sell or transfer stock if not in compliance with stock ownership guidelines, subject to exceptions

•   Provide for a supplemental executive retirement plan open to new participants

Our Performance in 2024

Some of our performance highlights for 2024 include the following:

Diluted Earnings Per Share, or EPS, Growth

Our 2024 full-year results were $5.39 per share compared to $4.90 per share for 2023. Our 2024 results reflect continued growth in the regulated businesses from infrastructure investment and acquisitions, as well as from organic growth.

Total Debt to Total Capitalization Ratio	As of December 31, 2024, the Company’s ratio of consolidated debt to consolidated capitalization was 0.58 to 1.00, compared to a ratio of 0.56 to 1.00 at December 31, 2023.

Regulated Businesses Customer Growth	Approximately 69,500 new customers added in 2024 through regulated acquisitions and approximately 19,400 new regulated customers added in 2024 through organic growth.

Annual Dividend Growth	8.9 percent overall five-year compounded annual growth rate of annual dividends anchored off 2019 dividends paid, and 16 years in a row of annual dividend increases.

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Return to Shareholders

The following stock performance graph shows how a $100.00 investment in our common stock on December 31, 2019, would have grown to $110.80 on December 31, 2024, assuming quarterly dividend reinvestment. This return was lower than the returns that would have been obtained through the same investment in each of the S&P 500 Index and the PHLX Utility Sector Index, assuming dividend reinvestment, during the same period.

The Company has successfully executed on its financial and operating plans the last several years, including meeting or exceeding its EPS guidance and its dividend growth target. The Company believes that its relative TSR performance in 2024 and for the five years ended in 2024 was diminished due to the combination of rising interest rates and the shifting of investments from water utilities to other investment options that have data center-driven growth expectations, including electric and gas utilities.

TSR

	12/31/2019	12/31/2020	12/31/2021	12/30/2022	12/29/2023	12/31/2024	5 year
American Water Works Company, Inc.	$100.00	$126.88	$158.36	$130.03	$114.85	$110.80	10.8%
PHLX Utility Sector Index	$100.00	$102.72	$121.46	$122.25	$111.05	$134.24	34.2%
S&P 500 Index	$100.00	$118.40	$152.39	$124.79	$157.29	$197.02	97.0%

SHAREHOLDER ADVISORY VOTE

At our 2024 annual meeting of shareholders, the shareholders approved, on an advisory basis, the compensation paid to all of our NEOs in 2023, as required by the SEC. Often referred to as the “say-on-pay vote,” the vote in favor was approximately 87.3 percent of the shares deemed present virtually or by proxy and eligible to vote at the meeting. We consider this advisory vote to be a favorable endorsement of our executive compensation program, practices and policies.

Based upon this support, the ED&CC did not believe that any corresponding action or change in our compensation program was needed. At our 2025 annual meeting, we will again hold our say-on-pay vote. In making executive compensation decisions, the ED&CC will continue to consider the results of the say-on-pay vote, as well as feedback obtained from our shareholders throughout the course of the year. Information regarding our shareholder outreach during 2024 can be found in “Board of Directors and Corporate Governance—Shareholder Outreach” on page 13 of this proxy statement.

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COMPENSATION DETERMINATIONS AND PAY COMPETITIVENESS IN 2024

During 2024, the ED&CC reviewed and approved the compensation paid to all of our NEOs and made recommendations to the independent members of the Board with respect to compensation paid to the CEO and the President, which the independent members of the Board approved. The CEO and the President did not participate in the ED&CC’s recommendations regarding their respective compensation and did not attend those portions of the ED&CC and Board meetings during which their respective compensation was deliberated and voted upon.

The ED&CC considered the CEO’s and the President’s assessments of the performance of all of the other NEOs, as well as the CEO’s and the President’s compensation recommendations regarding each such NEO’s base salary and their APP and LTPP target award opportunities. The ED&CC, with the CEO’s and the President’s participation, discussed the performance of all NEOs other than the CEO and the President, and, after discussion and deliberation held in executive session, approved compensation determinations for such NEOs.

The ED&CC engaged Aon Human Capital Solutions, or Aon, as the independent compensation consultant for 2024. Upon engagement, the ED&CC assessed the independence of Aon and concluded that Aon was independent as determined under SEC and NYSE rules.

Through its review of relevant benchmarking data and executive compensation trends presented by its independent compensation consultant, the ED&CC is able to assess competitive market compensation practices. Two of the primary ways that the ED&CC evaluates and benchmarks our executive compensation arrangements and practices are to review them against market data in a Willis Towers

Watson study comprised of 60 percent weighting on publicly traded utilities and 40 percent weighting on general industry companies, as well as to similar data on companies in our compensation peer group, as described below. The ED&CC believes that there is a strong likelihood that an executive officer’s skills will be transferable among these companies, and thus we would expect to compete with these companies and others for NEO talent. The ED&CC referred to all of this benchmarking data as part of its review of general compensation practices and trends of the utility industry and our compensation peer group.

In September 2023, the composition of our compensation peer group was reviewed by the independent compensation consultant and was reassessed by the ED&CC as part of its annual review to consider structural and methodology changes, as well as corporate transactions or other events that may affect the comparability of one or more of the constituent companies. In reviewing the appropriateness of our peer group companies, the ED&CC considers factors that most reflect our primary business of owning water and wastewater utilities subject to economic regulation by state utility commissions or similar entities, including, in decreasing order of relevance, consolidated total assets, market capitalization and consolidated revenues of companies that primarily operate (greater than 75 percent of revenue) as a regulated utility. After consideration of these factors, only companies that primarily operate as a regulated utility were selected as peer companies. In connection with this review, the ED&CC approved the peer group for 2024 without any changes from the 2023 peer group. Throughout 2024, compensation benchmarking decisions and grants of PSU awards based upon relative TSR were made using the 2024 peer group set forth in the table below.

2024 American Water Works Company, Inc. Compensation Peer Group
Alliant Energy Corporation	Entergy Corporation	OGE Energy Corp.
Ameren Corporation	Essential Utilities, Inc.	Pinnacle West Capital Corporation
Atmos Energy Corporation	Evergy, Inc.	PPL Corporation
CenterPoint Energy, Inc.	Eversource Energy	Public Service Enterprise Group Incorporated
CMS Energy Corporation	NiSource Inc.	WEC Energy Group, Inc.

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2024 COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward our NEOs for delivering results and building long-term sustainable value for our shareholders and customers. Our program’s structure aligns the interests of our shareholders, customers, and NEOs by correlating pay to our short- and long-term performance.

We focused on the following objectives in making compensation decisions with respect to all of our NEOs in 2024:

•	incentivize all of our NEOs to achieve superior financial and non-financial performance relating to safety, customers, people, environmental leadership, operational excellence and growth, all of which we believe lead to long-term financial strength and value creation without incentivizing excessive risk-taking;
•	focus pay on an appropriate mix of short- and long-term performance, with a proportionately greater emphasis on long-term compensation;
•	build long-term, sustainable value for shareholders by emphasizing long-term performance- and equity-based compensation, and de-emphasizing short-term, cash-based compensation;
•	align our 2024 core strategies with our short-term APP performance measures;
•	provide compensation to all of our NEOs that reflects their responsibilities and contributions, and that is aligned to market pay—meaning within a competitive range of the median of compensation reflected in our benchmarking data—to attract, motivate and retain high-caliber executives; and
•	align NEO and shareholder interests by requiring consistent, meaningful equity ownership.

Base Salaries

For 2024, the ED&CC approved base salaries as reflected in the table below. The ED&CC reviews base salary in the context of responsibilities, experience, relevant benchmarking data, and individual performance of each NEO. The following table sets forth the base salaries of all of our NEOs as of the end of the 2023 and 2024 calendar years, as well as the percentage change from 2023.

Named Executive Officer	2023 Base Salary	2024 Base Salary	Percent Change

M. Susan Hardwick	$1,070,000	$1,125,000	5.1%

John C. Griffith (1)	$754,000	$950,000	26.0%

David M. Bowler (2)	$—	$550,000	N/A

Cheryl Norton (3)	$668,088	$710,000	6.3%

Melanie M. Kennedy	$455,520	$473,741	4.0%

Stacy A. Mitchell (2)	$—	$550,000	N/A

(1)

As part of the annual salary review, Mr. Griffith’s base salary was increased to $784,160 effective February 13, 2024. Mr. Griffith’s base salary was reassessed upon his appointment as the Company’s President, and his salary was further increased accordingly to $950,000 effective August 1, 2024.

(2)	Mr. Bowler and Ms. Mitchell were not NEOs in 2023.
(3)

As part of the annual salary review, Ms. Norton’s base salary was increased to $694,812 effective February 13, 2024. Ms. Norton’s base salary was reassessed based on her additional responsibilities to oversee the Company’s business development function, and her salary was further increased accordingly to $710,000 effective August 1, 2024.

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2024 Annual Performance Plan

The APP is designed to provide a portion of a NEO’s at-risk compensation to be paid upon the achievement of our annual business objectives. The APP provides an opportunity for NEOs to earn cash payouts tied to the satisfaction of annual corporate performance goals.

The 2024 target award opportunity for all NEOs was equal to a percentage of each NEO’s base salary, based on the individual’s position with American Water. An APP award target is set by the ED&CC, together with the NEO’s other elements of compensation, in an effort to align the NEO’s annual total direct compensation generally with market pay for their position. For 2024:

•	Ms. Hardwick’s APP target was increased from 120 percent to 125 percent of her base salary to maintain her total direct compensation within the competitive range of the benchmarking data.
•	Mr. Bowler’s APP target was set at 80 percent to reflect his appointment as Executive Vice President and Chief Financial Officer as of August 1, 2024.
•	Ms. Norton’s APP target was increased from 75 percent to 85 percent to maintain her total direct compensation within the competitive range of the benchmarking data and further increased from 85 percent to 90 percent to reflect her additional responsibilities to oversee the Company’s business development function as of August 1, 2024.
•	Ms. Mitchell’s APP target was set at 70 percent effective June 5, 2024, to reflect her appointment as Executive Vice President and General Counsel.

Information used to calculate the 2024 APP award payouts for all of our NEOs is included in the table below.

Named Executive Officer	Percentage of Base Salary	2024 APP Target (1)	2024 APP Payout Percentage	2024 APP Award
M. Susan Hardwick	125%	$1,397,045	157.32%	$2,197,831
John C. Griffith	100%	$849,443	157.32%	$1,336,343
David M. Bowler	80%	$303,514	157.32%	$477,488
Cheryl Norton	90%	$607,784	157.32%	$956,166
Melanie M. Kennedy	65%	$306,346	157.32%	$481,943
Stacy A. Mitchell	70%	$293,013	157.32%	$460,968

(1)

Target amounts were based on the prorated base salaries earned in 2024. For Mr. Bowler and Mses. Norton and Mitchell, target amounts were also prorated based on the effective date of their respective APP target percentage changes.

The APP performance measures selected for 2024 align with our 2024 core business strategies of growth, customers, safety, operational excellence (in this case, environmental leadership) and people. The following table provides details on each performance measure.

Strategy	Performance Measure	How We Calculate the Measure	Why We Use this Measure

Growth	Adjusted EPS	Adjusted EPS is a non-GAAP measure that is calculated as diluted EPS calculated in accordance with GAAP as reported in the Company’s audited consolidated financial statements, adjusted to eliminate the impact of the items shown in Part A of Appendix A.	Adjusted EPS is a key measure of our financial and operational success, and achieving our earnings and strategic goals creates long-term shareholder value, provides greater total return to our shareholders, and benefits customers by contributing to strong credit metrics to provide for cost-effective financing of necessary capital and operational investments.

Customers	Customer Satisfaction	A quarterly survey is conducted by a third-party firm of random regulated water and wastewater customers, and the results are based on the number of states in the top quartile of the survey.	We are committed to delivering the best customer experience, setting our goal to achieve top-quartile customer satisfaction. Our service quality and ability to satisfy our customers are closely tied to the trust our customers extend to us each day.

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Strategy	Performance Measure	How We Calculate the Measure	Why We Use this Measure

Safety	OSHA Recordable Injury Rate (ORIR)	ORIR is a measure of injuries and illnesses requiring treatment beyond first aid for every 200,000 hours worked.	ORIR allows us to continue our momentum toward becoming an industry leader with respect to the safety and well-being of our workforce.

	Days Away, Restricted and Transfer (DART) Severity Rate	DART injury rate measures the number of OSHA defined recordable injuries that resulted in days away from work, work restrictions, or job duty/position transfers in the calendar year per 100 employees.	DART reflects serious incidents that result in the employee being placed in restricted duty or time away from work. This aligns with both our safety and people strategies as we believe that our employees should return home in the same or better condition than when they arrived to work.

Environmental Leadership	Drinking Water Compliance Notices of Violation	This metric is determined by counting the overall number of drinking water notices of violation, or NOVs, received by the Company in accordance with internally established procedures, which may exclude NOVs for newly acquired systems and third-party violations, among others.	As part of our sustainability initiatives, we are committed to protecting the environment and maintaining our history of materially complying with, and in many cases, surpassing, minimum standards required by applicable laws and regulations.

	Drinking Water Quality NOVs	This metric is determined by counting the overall number of drinking water NOVs for maximum contaminant level exceedances received by the Company in accordance with internally established procedures, which may exclude NOVs related to newly acquired systems and associated with third-party violations, among others.	We are committed to excellent water quality and maintaining our history of materially complying with, and in many cases, surpassing, minimum standards required by applicable laws and regulations.

People	Women Representation	This people metric is determined by dividing the number of employees who self-identify as female by the total employee headcount.	We are committed to an inclusive workforce where our employees bring experiences and perspectives to assist with the needs of our customers and communities.
	Ethnic and Racial Diversity Representation	This people metric is determined by dividing the number of employees who self-identify as a member of a diverse racial or ethnic group by the total employee headcount.

For 2024, the maximum payout for each of the performance measures is 200 percent of target. To align with our peer group’s practices, the ED&CC increased the maximum payout for each of the non-financial performance measures from 150 percent to 200 percent of target and approved removing the provision that no payouts would be earned under the APP if the EPS performance measure was less than 90 percent of target.

The ED&CC determines the APP payout percentage, using the actual performance of each measure, as soon as reasonably practicable after the end of the year. The APP payout percentage is then computed by adding the weighted results achieved for each performance measure.

The ED&CC has adopted guidelines to permit management to make adjustments to EPS for purposes of computing APP performance achievement based on EPS, to the extent greater than $0.02 per share. Please see Part A of Appendix A for details on

Adjusted EPS. The ED&CC retains authority to approve other adjustments not covered by this authorization.

The following table presents information regarding each of the performance measures used to determine the APP payout percentage, including the threshold, target and maximum performance levels for each measure, as well as the weighting assigned to each measure. If the threshold performance level for a performance measure is not met, there is no payout for that measure. For 2024, the ED&CC increased the weighting for DART Severity Rate from 7.5 percent to 10 percent and reduced the weighting for ORIR from 7.5 percent to 5 percent, providing more focus on mitigating severe incidents within the workplace. The ED&CC also increased the weighting for Drinking Water Quality NOVs from 7.5 percent to 10 percent and reduced the weighting for Drinking Water Compliance NOVs from 7.5 percent to 5 percent, to focus stronger efforts on areas where public health could be impacted.

36	AMERICAN WATER | 2025 PROXY STATEMENT

Performance Measure	Corporate Performance Factor Percentage	Threshold Performance (Weighting)	Target Performance (Weighting)	Maximum Performance (Weighting)	Actual Performance (Percentage Earned)
Growth: Adjusted EPS (1)	50.0%	$5.05 (0.0%)	$5.15 (50.0%)	$5.25 (100.0%)	$5.32 (100.0%)
Customer: Customer Satisfaction	15.0%	0 (0.0%)	4 (15.0%)	8 (30.0%)	3 (11.25%)
Safety: ORIR (2)	5.0%	1.11 (0.0%)	0.61 (5.0%)	0.40 (10.0%)	0.40 (10.0%)
Safety: DART Severity Rate (2)	10.0%	0.67 (0.0%)	0.29 (10.0%)	0.20 (20.0%)	0.14 (20.0%)
Environmental Leadership: Drinking Water Compliance	5.0%	13 (0.0%)	6 (5.0%)	4 (10.0%)	8 (3.57%)
Environmental Leadership: Drinking Water Quality	10.0%	4 (0.0%)	2 (10.0%)	0 (20.0%)	2 (10.0%)
People: Women Representation	2.5%	24.0% (0.0%)	25.0% (2.5%)	27.0% (5.0%)	24.5% (1.25%)
People: Ethnic and Racial Diversity Representation	2.5%	20.0% (0.0%)	21.0% (2.5%)	23.0% (5.0%)	20.5% (1.25%)

(1)	Adjusted EPS is a non-GAAP measure. See Part A of Appendix A for a reconciliation.
(2)

This goal would not have been earned in the event of a preventable employee fatality during the year. The Company experienced an employee fatality in 2024 that the ED&CC determined not to be preventable for the purpose of certifying the actual performance rate and percentage earned for this goal.

Based upon our performance with regard to the financial and non-financial performance measures, the ED&CC certified an APP payout of 157.32 percent.

Cash awards under the APP are generally paid to participants by March 15 of the year following the performance year.

2024 Long-Term Performance Plan

The LTPP is designed to incentivize eligible participants to achieve our long-term business objectives by providing an opportunity to earn equity awards tied to our long-term goals and continued employment with the Company. For 2024, the ED&CC approved including an ROE performance measure in the LTPP. ROE is a key performance measure that aligns our interests with those of our shareholders by measuring our ability to efficiently generate profits relative to shareholders’ equity.

The 2024 LTPP awards are weighted 30 percent to time-based RSUs and 70 percent to PSUs, with the PSU component consisting of three performance measures: compounded EPS growth weighted at 35 percent of the total LTPP award, TSR relative to the companies in the 2024 peer group weighted at 20 percent of the total LTPP award, and ROE weighted at 15 percent of the total LTPP award.

Generally, our RSU awards vest ratably over an approximate three-year period while a participant remains employed with us. PSU awards generally are earned ratably over a three-year performance period while employed, and the vesting of each PSU award is determined by the ED&CC following the end of the three-year performance period based on the satisfaction of pre-determined performance goals. To the extent an RSU award is unvested or a PSU award has not been earned, it is generally forfeited once a participant ceases to be employed with us or if the performance goals are not achieved; however, LTPP awards to certain NEOs may continue to vest after an early or normal retirement. See “—Ongoing and Post-Employment Arrangements and Benefit Plans—Terms of Outstanding Equity Grants” beginning on page 43 of this proxy statement for additional details.

The ED&CC has adopted guidelines to permit management to make adjustments for purposes of LTPP performance achievement based on EPS and ROE, to the extent greater than $0.02 per share for EPS, or 0.05 percent for ROE. The ED&CC retains authority to approve other adjustments not covered by this authorization.

We based the aggregate target value of LTPP awards on a percentage of each NEO’s salary. For 2024:

•	Mr. Bowler’s LTPP target was set at 160 percent to reflect his appointment as Executive Vice President and Chief Financial Officer as of August 1, 2024;

AMERICAN WATER | 2025 PROXY STATEMENT	37

•	Mr. Griffith’s LTPP target was increased from 250 percent to 340 percent to reflect his appointment as President as of August 1, 2024
•	Ms. Norton’s LTPP target was increased from 200 percent to 245 percent to reflect her additional responsibilities to oversee the Company’s business development function as of August 1, 2024; and
•	Ms. Mitchell’s LTPP target was set at 150 percent effective June 5, 2024, to reflect her appointment as Executive Vice President and General Counsel.

Generally, LTPP awards are granted by the ED&CC in February of each year, and additional LTPP awards may otherwise be granted to a NEO based on the reassessment of their job responsibilities or the appointment to a new position. The following table presents a summary, based on target market value, of LTPP awards granted in 2024 for all NEOs. Information regarding the number of shares underlying these awards is found in “Executive Compensation—2024 Grants of Plan-Based Awards” beginning on page 49 of this proxy statement.

Named Executive Officer	LTPP Target Award as a Percentage of Base Salary	Aggregate Target Market Value of LTPP Awards (1)	Aggregate Market Value of RSUs	Aggregate Target Market Value of PSUs (TSR)	Aggregate Target Market Value of PSUs (EPS)	Aggregate Target Market Value of PSUs (ROE)
M. Susan Hardwick	435%	$4,893,731	$1,468,143	$978,722	$1,712,854	$734,012
John C. Griffith	340%	$2,491,212	$747,359	$498,247	$871,927	$373,679
David M. Bowler	160%	$607,456	$182,160	$121,568	$212,588	$91,140
Cheryl Norton	245%	$1,535,802	$460,762	$307,079	$537,580	$230,381
Melanie M. Kennedy	120%	$568,476	$170,567	$113,671	$198,955	$85,283
Stacy A. Mitchell	150%	$581,850	$174,560	$116,365	$203,585	$87,340

(1)	For Messrs. Griffith and Bowler and Mses. Norton and Mitchell, their aggregate LTPP target market values were prorated based on the effective dates of their LTPP target percentage changes.

The following table presents information regarding the performance measures and payout curves related to the PSUs granted in 2024. Relative TSR is based on American Water’s total shareholder return compared to the total shareholder return performance of the companies in the 2024 peer group, during the three-year performance period from January 1, 2024, through December 31, 2026, assuming reinvestment of dividends during the performance period.

The TSR metric enables us to encourage performance that increases shareholder value and also increases it to an extent that compares favorably relative to the companies in our 2024 peer group.

Compounded EPS growth is based on the rate of EPS growth, compounded annually over the three-year period from January 1, 2024, through December 31,

2026, over our 2023 adjusted EPS. The ROE measure is based on the three-year average from January 1, 2024, through December 31, 2026, using a five-quarter average shareholders’ equity for each year. Compounded EPS growth and ROE are key performance measures that link achievement of our financial and strategic goals to the creation of long-term shareholder value.

The payout curves for each of these performance measures were approved in December 2023 and were reflective of the relevant period of our long-term, five-year financial plan that was reviewed and approved by the Board. Earnings impacts from our February 2024 amendment of the HOS seller note in excess of $0.02 (for EPS), or 0.05 percent (for ROE) will be excluded in accordance with the ED&CC’s adopted guidelines.

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We do not grant, and since 2017 have not granted, options as part of the LTPP. For this reason, the Company has not adopted a policy or practice on the timing of awards of options in relation to the disclosure of material nonpublic information.

Performance Vesting of PSUs Granted in 2022
In 2022, we granted two equally weighted types of PSUs to all of our NEOs: one with a three-year performance measure based on TSR relative to companies in our 2022 peer group, and the other with a three-year performance measure based on the annual rate of our compounded adjusted EPS growth. The payouts of the two types of PSUs are summarized in the table below:

Performance Measure	Threshold Performance (Weighting)	Target Performance (Weighting)	Maximum Performance (Weighting)	Actual Performance	Percentage of Target Award Earned
Relative Total Shareholder Return	25th percentile (25%)	50th percentile (100%)	90th percentile (200%)	9th percentile	0.00%
Compounded Adjusted EPS Growth Rate	4.0% (0%)	5.0% (100%)	8.0% (200%)	7.77% (1)	192.33%

(1)	See Part B of Appendix A for a calculation of actual performance for this 2022 PSU award.

Actual performance is based on the rate of EPS growth, compounded annually over the three-year period from January 1, 2022, through December 31,
2024, over our 2021
EP
S. The ED&CC certified the achievement of the requisite PSU performance measures in February 2025.

Limited Perquisites and Other Benefits

We provide limited perquisites to our NEOs, consisting principally of reimbursement for executive physicals, Company-paid life insurance benefits, and, where applicable, relocation assistance. We believe that providing executives with limited perquisites supports our emphasis on performance-based pay, while providing NEOs with a benefit package that is competitive and supports executive retention. The incremental costs of certain of these perquisites for 2024 are described in footnote (5)
 to the Summary Compensation table on page 47 of this proxy statement.

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EXECUTIVE STOCK OWNERSHIP GUIDELINES AND STOCK RETENTION REQUIREMENTS

The Board has adopted, as updated in February 2025, executive stock ownership guidelines and complementary stock retention requirements that further emphasize the importance of linking the financial interests of our executives with those of our shareholders. The stock ownership guidelines are expressed as a multiple of the executive’s annual base salary. Executives (directly or through immediate family members or controlled entities) are expected to hold a specified amount of common stock (including certain equivalents) based on the executive’s position, as follows:

Officer Level	Multiple of Annual Base Salary
Chief Executive Officer or President	6 times
Executive Vice Presidents	3 times
Senior Vice Presidents, Senior Leadership Team members, and other Section 16 officers	2 times
Utility State Presidents and Line of Business Presidents	1 time

For purposes of the executive stock ownership guidelines, shares of common stock, shares underlying vested and unvested RSUs and shares underlying vested PSUs count toward satisfying the ownership guidelines. Shares underlying vested or unvested stock options and unvested PSUs do not count.
Under our executive stock ownership guidelines, to sell or transfer shares of common stock, and subject to certain exceptions, each executive must be in compliance with the stock ownership guidelines at the time of the sale or transfer. Sales or transfers will be permitted to the extent they do not cause the executive’s total ownership to fall below the required threshold.
Each executive at the Executive Vice President level and higher who becomes subject to the stock ownership guidelines has five years to comply with them. The stock ownership guidelines provide that in the event of a promotion that increases a NEO’s multiple of annual base salary, a new five-year compliance period will begin to run for that executive as of the effective date of the promotion. As an example, in July 2024, the ED&CC expanded the top level of the ownership guidelines to include both the Chief Executive Officer and the President, which increased Mr. Griffith’s multiple of base salary from three to six times, and, thus, a new five-year compliance period was established at that time for Mr. Griffith. In addition, based on the promotions of Mr. Bowler and Ms. Mitchell from Senior Vice President to Executive Vice President positions in 2024, new five-year compliance periods for them were approved by the Board based on their promotion date.
Mses. Hardwick and Norton are in compliance with the stock ownership guidelines as of the record date, and all of our other current NEOs covered by the stock ownership guidelines are within their respective five-year compliance periods. The compliance period for Messrs. Griffith and Bowler and Ms. Mitchell ends in 2029. Upon her retirement following the annual meeting, Ms. Hardwick will no longer be subject to the stock ownership guidelines.

POLICIES REGARDING THE OWNERSHIP OF AMERICAN WATER SECURITIES

In our 2024 Annual Report, we disclosed that we maintain an insider trading policy that covers, among others, our directors, officers and employees (but not the Company), and that governs the purchase, sale and other disposition of our securities by covered persons. We believe that the policy is reasonably designed to promote and enforce compliance by such covered persons with Federal insider trading laws, rules and regulations, and the listing standards of the NYSE related thereto.
Our insider trading policy also prohibits directors, officers (including our NEOs) and employees, including their immediate family members and controlled entities, from engaging in any hedging transaction. None of these covered persons may:

•	enter into any hedging transaction, as described in the insider trading policy;
•	buy or sell any security that derives its value from the price of any of our securities; or
•	enter into any other transaction of a similar nature that has the effect of reducing or eliminating the investment risk associated with any of our securities owned by such covered person.

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The above restrictions are intended to prohibit transactions by these covered persons in financial instruments involving our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds, as well as transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity and debt securities.

Our insider trading policy also prohibits these covered persons from (i) pledging our securities to a lender as collateral for a loan, (ii) using them in a margin account as collateral for any obligation incurred in connection with a purchase of securities, or (iii) entering into any other similar transaction that has the effect of using our securities as collateral or security for a loan or any other obligation. In addition, the policy prohibits these covered persons from short-selling, which is the practice of selling securities that are not owned by the seller. This prohibition includes “short sales against the box,” where the seller actually owns the securities being sold but fails to deliver them to the purchaser within a specified time period after the sale. The insider trading policy requires directors and NEOs to obtain approval from senior executive management and the Company’s SEC Counsel prior to implementing or terminating any Rule 10b5-1 trading plan, and to comply with the applicable requirements of Rule 10b5-1 and the insider trading policy before doing so.

A copy of our insider trading policy is filed as an exhibit to our 2024 Form 10-K and included on our Investor Relations website at ir.amwater.com.

ONGOING AND POST-EMPLOYMENT ARRANGEMENTS AND BENEFIT PLANS

We have several agreements, plans and arrangements that enable our NEOs to accrue retirement benefits as they continue to work for us, provide severance benefits upon certain types of termination of employment, or provide other forms of deferred compensation. Not all of these plans apply to each

NEO, as indicated in the discussion below. Our NEOs are not entitled to receive excise tax gross-up payments under any of the plans discussed below. The Company believes that these programs are important recruitment and retention tools.

American Water Savings Plan

The Savings Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, or the Savings Plan, is a tax-qualified 401(k) defined contribution plan available to employees of American Water, including our NEOs, and certain subsidiaries.

Under the Savings Plan, employees may contribute, subject to limitations imposed by the Internal Revenue Code of 1986, as amended, or the Code, up to 50 percent of their base salary and up to 100 percent of their APP payout, up to limits determined under the Code.

For a NEO participant hired before January 1, 2006 (for 2024, this applies only to Ms. Norton), the matching contribution formula is 50 percent of a participant’s base salary contributions to the Savings Plan for the plan year, up to a maximum of 5 percent. For NEO participants hired or rehired on or after January 1, 2006 (for 2024, this applies to all NEOs except Ms. Norton), the matching contribution formula is (a) 100 percent of a participant’s base salary and

APP contributions to the Savings Plan for the plan year up to the first 3 percent, and (b) 50 percent of a participant’s base salary and APP contributions to the Savings Plan for the plan year up to the next 2 percent. The Savings Plan does not match a participant’s catch-up contributions. In addition, for NEO participants hired or rehired after January 1, 2006 (for 2024, this applies to all NEOs except Ms. Norton), we provide an employer defined contribution equal to 5.25 percent of the participant’s base salary, subject to limitations imposed under the Code. We provide more generous contributions to participants rehired or hired on or after January 1, 2006, because they are ineligible to participate in the defined benefit pension plans described below.

Amounts credited to an employee’s account may be invested among a number of investment funds, and the value of a participant’s account will increase or decrease to reflect the performance of selected investments.

AMERICAN WATER | 2025 PROXY STATEMENT	41

Pension Plan and Executive Retirement Plan

The Pension Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, or the AWWPP, is a tax-qualified defined benefit pension plan that is generally available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP provides an annual retirement benefit based on an employee’s earnings and years of service. For executives hired prior to July 1, 2001, a grandfathered benefit is provided. Ms. Norton is the only NEO who participates in the AWWPP.

The American Water Works Company, Inc. Executive Retirement Plan, or the ERP, is a nonqualified defined benefit pension plan that provides pension benefits under the same formula as the AWWPP, but without the pay and benefit limitations that are applicable to the AWWPP under the Code. The ERP also provides a minimum benefit in accordance with the provisions of former executive retirement plans. Ms. Norton is the only NEO who participates in the ERP.

We closed the AWWPP (subject to certain exceptions) and the ERP to new employees on December 31, 2005, and replaced those plans with defined contribution plans. This action was taken for a number of reasons, including to allow us to incur fixed costs for retirement benefits on an ongoing basis. In contrast, we are subject to variable costs in connection with our defined benefit plans based on the performance of the plans’ investment portfolios. For further information on these plans, see “Executive Compensation—Pension Benefits at December 31, 2024” and “Executive Compensation—Description of Pension and Other Retirement Plans” beginning on page 53 of this proxy statement.

Nonqualified Deferred Compensation Plan

The Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, or the Employee Deferred Compensation Plan, enables participants to defer up to 20 percent of their base salary and up to 100 percent of their APP payout and provides benefits in excess of the maximum benefits that may be provided under the Savings Plan as a result of limits imposed by the Code. We refer to compensation in excess of those limits as “excess compensation.” Each of our NEOs is eligible to participate in the Employee Deferred Compensation Plan.

We provide matching contributions on excess compensation using the same matching formulas as described above under the Savings Plan. In addition, for participants rehired or hired on or after January 1,

2006 (for 2024, all NEOs except Ms. Norton), we provide an employer defined contribution that is equal to 5.25 percent of the participant’s APP award plus the participant’s base salary in excess of the compensation limit imposed by the Code.

Each participant may allocate amounts credited to their account among several notional investments, and the value of the account will be increased or decreased to reflect returns under the selected notional investments. The participant may elect to receive payment of deferred amounts in a lump sum or in annual installments, on or beginning at separation from service or a specified distribution date. See “Executive Compensation—2024 Nonqualified Deferred Compensation” on page 54 of this proxy statement for additional information.

Executive Severance Policy

Under our Executive Severance Policy, we provide severance benefits to our NEOs. Our policy is designed to provide a clear statement of the rights of our executives if they are involuntarily terminated without cause (as defined under this policy), except in cases following a change of control, as discussed below. Among other things, the Executive Severance Policy provides for 18 months of salary continuation for our Chief Executive Officer and our President and 12 months of salary continuation for other NEOs, and a pro rata APP award for the year in which the termination date occurs to the extent a payment is earned under the terms of the APP. In addition, the policy provides for Company-paid welfare benefits for a specified number of weeks based on years of service, up to 12 months of outplacement services and credit for the severance period for purposes of vesting under any applicable nonqualified deferred compensation or defined benefit retirement plans. See “Executive Compensation—Potential Payments on Termination or Change of Control” beginning on page 55 of this proxy statement for further information.

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Change of Control Severance Policy

The Change of Control Severance Policy provides benefits to each of our NEOs, if within 24 months after the consummation of a “change of control,” the NEO’s employment is involuntarily terminated without “cause” or if the NEO resigns from employment for “good reason” (each as defined in this policy). The occurrence or potential occurrence of a change of control transaction often creates uncertainty regarding the continued employment of a company’s executive officers. In order to continue to encourage our NEOs to remain employed with us in connection with such a transaction, or to attract new executives in the midst of such a transaction, we provide our NEOs with specified severance benefits if the NEO’s employment terminates for the reasons described above in connection with a change of control.

In the event of a covered termination, each of the Chief Executive Officer and the President would be eligible to receive three times, and the other NEOs would be eligible to receive two times, the sum of (1) such NEO’s annual base salary on the termination date of employment and (2) the greater of the last APP award paid to the NEO and the average of the NEO’s last three annual APP awards. Each NEO would also receive paid COBRA coverage for health, dental and vision benefits for the maximum statutory period, would continue to be eligible to participate for six months in our Employee Assistance Plan and would receive up to 12 months of outplacement services. The Change of Control Severance Policy also provides that, in the event of a covered termination, each NEO would be entitled to receive unpaid base salary due for periods prior to the termination date, all accrued and unused vacation through the termination date, and reimbursement of all properly documented reasonable and necessary expenses incurred in connection with employment prior to the termination date. In addition, the policy provides that benefits payable under the Employee Deferred Compensation Plan will be fully vested and paid in accordance with the terms of such plan.

The benefits and payments provided under this policy are designed to replace and enhance existing benefits payable under the Executive Severance Policy following a change of control.

See “Executive Compensation—Potential Payments on Termination or Change of Control” beginning on page 55 of this proxy statement for further information.

Terms of Outstanding Equity Grants

Acknowledging that executives serving in our CEO, President, CFO and COO positions consistently make decisions that are both in our short- and long-term interests, the ED&CC has approved the granting of long-term equity awards under the 2017 Omnibus Plan to persons serving in these roles with continued vesting after retirement, under circumstances as discussed in more detail below.

Except as contemplated in these limited circumstances, we do not provide for continued vesting of long-term equity awards granted under the 2017 Omnibus Plan in the event of retirement. For an executive serving in the CEO, President, CFO or COO role with at least three years of consecutive service in one or more of these positions, an equity award will continue to vest over the normal vesting schedule following a separation of service based upon either normal retirement or early retirement, as follows:

•	in the event of a normal retirement, defined as having attained age 60 and five years of service at
American Water (including with respect to Mses. Hardwick and Norton), 100 percent of the award will continue to vest; and
•	in the event of an early retirement, defined as having attained age 55 and five years of service at American Water, 75 percent of the award will continue to vest.

In connection with the foregoing, PSUs will continue to vest and will be paid at the end of the three-year performance period based on actual performance.

Any stock option granted to an executive serving in the CEO, President, CFO and COO roles will remain exercisable for a period of two years after the retirement date; however, no stock options have been granted to any of our NEOs in these roles.

AMERICAN WATER | 2025 PROXY STATEMENT	43

CHANGE OF CONTROL PROVISIONS IN EQUITY PLANS

Most of our compensation plans and policies do not contain change of control provisions affecting the compensation of our NEOs. Upon a change of control in which American Water is not the surviving entity, the 2017 Omnibus Plan requires all unexercised options and other grants of awards thereunder to be assumed by or converted to similar awards of the acquiring company. The vesting of such assumed or converted awards will be accelerated only if the participant’s employment is terminated other than (i) for cause or

(ii) due to death or disability, within 12 months after the change of control. To the extent that any such awards are not assumed or converted, option awards will become fully exercisable, all restrictions upon awards will lapse and all stock units will fully vest, upon the change of control. See “Executive Compensation—Potential Payments on Termination or Change of Control—Equity Awards” on page 57 of this proxy statement for further information.

RECOVERY OF INCENTIVE COMPENSATION

We maintain an Incentive-Based Compensation Recovery Policy applicable to all Section 16 officers, which include each NEO. This policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws, the rules and regulations of the NYSE and Rule 10D-1 of the Exchange Act.

Under this policy, if the Company is required to prepare a restatement, the Company will, as promptly as reasonably possible, recover any incentive-based compensation erroneously received by a covered executive during the recovery period. The amount of compensation erroneously received by a covered executive will be equal to the excess of the incentive-based compensation received by such covered executive based on the erroneous data in the financial statements over such compensation based on the restated results, without respect to any tax liabilities incurred or paid by such covered executive. We may also seek to recover incentive-based payments if a covered executive commits acts of fraud, embezzlement, theft or other ethical misconduct (as determined by the Board in its sole discretion), and a restatement by the Company is not required. In addition to recovery, the Board may take any and all other actions it deems necessary, appropriate and in the Company’s best interest, including termination of the covered executive’s employment and initiating legal action against the covered executive. Moreover, the terms of the APP and the 2017 Omnibus Plan specifically require that grants under those plans be subject to this policy.

TAX AND ACCOUNTING CONSIDERATIONS

Tax Considerations

Under Section 162(m) of the Code, a public company is prohibited from deducting for federal income tax purposes compensation in excess of $1.0 million paid to certain of its executive officers. The ED&CC believes that the income tax impacts of compensation is only one of many other relevant considerations in setting compensation. The ED&CC also believes that the Section 162(m) tax deduction limitation should not be permitted to compromise the Company’s ability to design and maintain executive compensation arrangements that, among other things, are intended to attract, retain and motivate talented, high-performing executives, and that are designed to discourage decision-making focused solely on compensatory consequences and excessive risk-taking.

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees may be subject to additional taxes, interest and penalties. Our nonqualified deferred compensation arrangements are intended to satisfy the requirements of Section 409A.

During 2024, as permitted by the 2017 Omnibus Plan, the ED&CC approved modifications to each of the outstanding LTPP grants held by our Section 16 officers to permit withholding of shares of common stock to satisfy their Federal tax withholding obligations, at a rate no greater than the maximum rate permitted by U.S. generally accepted accounting principles applicable to the Company.

44	AMERICAN WATER | 2025 PROXY STATEMENT

Accounting Considerations

RSU and PSU awards are accounted for based on their grant date fair value, as determined under ASC 718, which is recognized over the service or vesting period applicable to the grant. Forfeitures are estimated, and the compensation cost of awards will be reversed if the employee does not remain employed by us throughout the service or vesting period.

AMERICAN WATER | 2025 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

2024 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of all of our NEOs for 2024.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation ($) (5)	Total ($)

M. Susan Hardwick Chief Executive Officer (6)	2024	$1,126,258	$—	$4,881,557	$2,197,831	$—	$375,084	$8,580,730
	2023	$1,057,880	$—	$4,654,564	$1,678,611	$—	$329,770	$7,720,825
	2022	$975,096	$100,000	$4,067,077	$1,335,400	$—	$243,180	$6,720,753

John C. Griffith President (7)	2024	$855,657	$—	$2,479,082	$1,336,343	$—	$211,563	$4,882,645
	2023	$748,982	$—	$1,884,974	$990,538	$—	$163,754	$3,788,248
	2022	$460,099	$950,000	$1,812,518	$554,618	$—	$234,602	$4,011,837

David M. Bowler Executive Vice President and Chief Financial Officer (8) (9)	2024	$473,006	$—	$603,757	$477,488	$—	$100,186	$1,654,437

Cheryl Norton Executive Vice President and Chief Operating Officer	2024	$702,927	$—	$1,530,351	$956,166	$1,802,518	$54,794	$5,046,756
	2023	$659,678	$—	$1,336,248	$654,055	$2,496,415	$50,362	$5,196,758
	2022	$613,750	$—	$1,099,808	$557,974	$—	$37,887	$2,309,419

Melanie M. Kennedy Executive Vice President, Chief Human Resources Officer (10)	2024	$474,932	$—	$567,062	$481,943	$—	$110,552	$1,634,489
	2023	$452,489	$—	$546,560	$388,974	$—	$108,014	$1,496,037
	2022	$435,545	$—	$536,434	$343,585	$—	$101,460	$1,417,024

Stacy A. Mitchell Executive Vice President and General Counsel (9) (11)	2024	$463,055	$—	$576,746	$460,968	$—	$70,856	$1,571,625

(1)

In 2024, the following NEOs deferred a portion of their base salary under the Employee Deferred Compensation Plan: Ms. Hardwick—$55,827; Mr. Griffith—$50,675; Mr. Bowler—$37,210; Ms. Norton—$139,332; and Ms. Kennedy—$47,094.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to each of the NEOs in 2024, as follows:

Name	PSUs	RSUs

M. Susan Hardwick	$3,413,414	$1,468,143

John C. Griffith	$1,731,723	$747,359

David M. Bowler	$421,597	$182,160

Cheryl Norton	$1,069,589	$460,762

Melanie M. Kennedy	$396,495	$170,567

Stacy A. Mitchell	$402,186	$174,560

With respect to the PSUs, the amounts disclosed in the table above include the grant date fair value based upon the target outcome of the performance conditions, determined at the grant date in accordance with ASC 718. See Note 10—Stock Based Compensation in the Notes to Consolidated Financial Statements in the 2024 Form 10-K for the assumptions that were made in determining grant date fair values of the PSU and RSU awards.

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The following table shows the fair value of the PSU awards at the grant date, assuming the highest level of performance was achieved:

	Grant Date Fair Value

Name	2024	2023	2022

M. Susan Hardwick	$6,826,828	$6,516,434	$5,734,170

John C. Griffith	$3,463,446	$2,639,074	$2,537,560

David M. Bowler	$843,194	$—	$—

Cheryl Norton	$2,139,178	$1,870,702	$1,569,680

Melanie M. Kennedy	$792,990	$765,236	$767,000

Stacy A. Mitchell	$804,372	$—	$—

(3)

The amounts shown in this column constitute payments under the APP with respect to each performance year, which are generally paid in March of the next calendar year. The following NEOs deferred a portion of their APP payment with respect to 2024 under the Employee Deferred Compensation Plan: Ms. Hardwick—$109,892; Mr. Griffith—$80,181; Mr. Bowler—$71,623; and Ms. Kennedy—$38,555.

(4)

The amounts shown in this column reflect the aggregate changes in the actuarial present values of accumulated benefits under our defined benefit pension plans. For further information on these pension plans, see “—Pension Benefits at December 31, 2024.” None of the NEOs received “above-market” or “preferential” earnings (as defined by SEC regulation) under the Employee Deferred Compensation Plan. The change in pension value for 2022 for Ms. Norton was $(159,010), which is not reflected in the Summary Compensation Table in accordance with SEC regulations.

(5)	The totals shown in this column for 2024 consist of:

Name	Savings Plan Company Match	Savings Plan Company Defined Contribution Account (a)	Company Contributions to Employee Deferred Compensation Plan (b)	Executive Physical	Dividend Equivalents (c)	Company- Paid Life Insurance	Total All Other Compensation

M. Susan Hardwick	$13,800	$18,113	$274,667	$1,800	$66,272	$432	$375,084

John C. Griffith	$13,800	$18,113	$169,823	$—	$9,395	$432	$211,563

David M. Bowler	$13,800	$18,113	$55,280	$1,900	$10,661	$432	$100,186

Cheryl Norton	$8,625	$—	$8,791	$1,730	$35,216	$432	$54,794

Melanie M. Kennedy	$13,800	$18,113	$56,229	$1,730	$20,248	$432	$110,552

Stacy A. Mitchell	$13,800	$18,113	$29,944	$1,730	$6,837	$432	$70,856

(a)

The Defined Contribution Account is an account in the Savings Plan to which American Water contributes 5.25 percent of each eligible employee’s total cash compensation (which includes annual base salary), subject to Code limits on compensation that may be taken into account. Generally, only employees hired on or after January 1, 2006, are eligible for this contribution.

(b)

The amounts in this column represent matching contributions with respect to 2024 made by the Company to the NEOs’ accounts in the Employee Deferred Compensation Plan. These contributions are generally paid in the second quarter of the next calendar year. For further information on this plan, see “—2024 Nonqualified Deferred Compensation.”

(c)

Dividend equivalents are paid in cash with respect to PSUs and RSUs at such time, if ever, as the PSUs or RSUs are converted to common stock. Amounts in this column reflect PSU and RSU dividend equivalents that were paid out in 2024.

(6)

Ms. Hardwick has served as Chief Executive Officer since February 2, 2022, and served as President from February 2, 2022, to August 1, 2024. She will retire from the Company effective as of the conclusion of the annual meeting. She served as Executive Vice President and Chief Financial Officer until February 2, 2022. From December 7, 2021, until January 31, 2022, Ms. Hardwick also served as our Interim Chief Executive Officer and continued to serve as Chief Financial Officer until May 16, 2022.

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(7)

Mr. Griffith has served as President since August 1, 2024. He served as Executive Vice President and Chief Financial Officer from May 16, 2022, to July 31, 2024. Mr. Griffith has been designated President and Chief Executive Officer by the Board effective as of the conclusion of the annual meeting and is also a nominee for election to the Board at the annual meeting.

(8)	Mr. Bowler was promoted to Executive Vice President and Chief Financial Officer effective August 1, 2024.

(9)	The executive was not a named executive officer with respect to any year prior to 2024.

(10)	Ms. Kennedy was no longer employed by the Company effective March 1, 2025.

(11)	Ms. Mitchell was promoted to Executive Vice President and General Counsel effective June 5, 2024.

Comparison of Key Elements of Total Compensation

The following table presents a comparison of the key elements of total compensation for 2024 for the NEOs named below, including the percentage of salary and bonus compared to total compensation. This section uses information contained in the 2024 Summary Compensation Table.

	Percentage of Total Compensation
Name	Total Salary and Bonus	Incentive Compensation	Change in Pension Value	Other
M. Susan Hardwick	13.1%	82.5%	—%	4.4%
John C. Griffith	17.5%	78.2%	—%	4.3%
David M. Bowler	28.6%	65.3%	—%	6.1%
Cheryl Norton	13.9%	49.3%	35.7%	1.1%
Melanie M. Kennedy	29.0%	64.2%	—%	6.8%
Stacy A. Mitchell	29.5%	66.0%	—%	4.5%

Employment Offer Letters

Historically, when a new NEO joins us, we enter into an employment offer letter with the NEO (which is filed with the SEC) providing for the initial terms of the NEO’s compensation. The 2024 Summary Compensation Table above reflects compensation that is ultimately earned and paid to our NEOs pursuant to these offer letters.

Under the terms of their respective employment offer letters, each of Ms. Hardwick, Mr. Griffith, Mr. Bowler and Ms. Norton receives annual base salary, an APP award opportunity and an LTPP award opportunity, the latter of which vests ratably over three years and has the continued vesting provisions applicable to an executive serving in the CEO, President, CFO or COO role. The employment offer letter with Ms. Mitchell provides for similar terms, without the inclusion of a continued vesting provision.

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2024 GRANTS OF PLAN-BASED AWARDS

The following table presents certain information regarding plan-based awards granted to the NEOs named below during the fiscal year ended December 31, 2024.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

M. Susan Hardwick

APP	2/13/2024	2/13/2024	$1,397,045	$2,794,090	—	—	—	—	$—

RSU	2/13/2024	2/13/2024	$—	$—	—	—	—	12,257	$1,468,143

PSU	2/13/2024	2/13/2024	$—	$—	2,043	8,171	16,342	—	$966,548

PSU	2/13/2024	2/13/2024	$—	$—	3,575	14,300	28,600	—	$1,712,854

PSU	2/13/2024	2/13/2024	$—	$—	1,532	6,128	12,256	—	$734,012

John C. Griffith

APP	2/13/2024	2/13/2024	$849,443	$1,698,886	—	—	—	—	$—

RSU	2/13/2024	2/13/2024	$—	$—	—	—	—	4,910	588,120

RSU	8/1/2024	7/30/2024	$—	$—	—	—	—	1,102	159,239

PSU	2/13/2024	2/13/2024	$—	$—	818	3,273	6,546	—	387,163

PSU	2/13/2024	2/13/2024	$—	$—	1,432	5,728	11,456	—	686,100

PSU	2/13/2024	2/13/2024	$—	$—	614	2,455	4,910	—	294,060

PSU	8/1/2024	7/30/2024	$—	$—	184	735	1,470	—	98,953

PSU	8/1/2024	7/30/2024	$—	$—	322	1,286	2,572	—	185,827

PSU	8/1/2024	7/30/2024	$—	$—	138	551	1,102	—	79,620

David M. Bowler

APP	2/13/2024	2/13/2024	$303,514	$607,028	—	—	—	—	$—

RSU	2/13/2024	2/13/2024	$—	$—	—	—	—	1,031	123,493

RSU	8/1/2024	7/30/2024	$—	$—	—	—	—	406	58,667

PSU	2/13/2024	2/13/2024	$—	$—	172	688	1,376	—	81,384

PSU	2/13/2024	2/13/2024	$—	$—	301	1,203	2,406	—	144,095

PSU	2/13/2024	2/13/2024	$—	$—	129	516	1,032	—	61,806

PSU	8/1/2024	7/30/2024	$—	$—	68	271	542	—	36,485

PSU	8/1/2024	7/30/2024	$—	$—	119	474	948	—	68,493

PSU	8/1/2024	7/30/2024	$—	$—	51	203	406	—	29,334

Cheryl Norton

APP	2/13/2024	2/13/2024	$607,784	$1,215,568	—	—	—	—	$—

RSU	2/13/2024	2/13/2024	$—	$—	—	—	—	3,480	$416,834

RSU	8/1/2024	7/30/2024	$—	$—	—	—	—	304	$43,928

PSU	2/13/2024	2/13/2024	$—	$—	580	2,320	4,640	—	$274,433

PSU	2/13/2024	2/13/2024	$—	$—	1,015	4,061	8,122	—	$486,427

PSU	2/13/2024	2/13/2024	$—	$—	435	1,740	3,480	—	$208,417

PSU	8/1/2024	7/30/2024	$—	$—	51	202	404	—	$27,195

PSU	8/1/2024	7/30/2024	$—	$—	89	354	708	—	$51,153

PSU	8/1/2024	7/30/2024	$—	$—	38	152	304	—	$21,964

Melanie M. Kennedy

APP	2/13/2024	2/13/2024	$306,346	$612,692	—	—	—	—	$—

RSU	2/13/2024	2/13/2024	$—	$—	—	—	—	1,424	$170,567

PSU	2/13/2024	2/13/2024	$—	$—	237	949	1,898	—	$112,257

PSU	2/13/2024	2/13/2024	$—	$—	415	1,661	3,322	—	$198,955

PSU	2/13/2024	2/13/2024	$—	$—	178	712	1,424	—	$85,283

AMERICAN WATER | 2025 PROXY STATEMENT	49

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Stacy A. Mitchell

APP	2/13/2024	2/13/2024	$293,013	$586,026	—	—	—	—	$—

RSU	2/13/2024	2/13/2024	$—	$—	—	—	—	637	$76,300

RSU	8/1/2024	7/30/2024	$—	$—	—	—	—	680	$98,260

PSU	2/13/2024	2/13/2024	$—	$—	106	425	850	—	$50,273

PSU	2/13/2024	2/13/2024	$—	$—	186	743	1,486	—	$88,997

PSU	2/13/2024	2/13/2024	$—	$—	80	319	638	—	$38,210

PSU	8/1/2024	7/30/2024	$—	$—	113	453	906	—	$60,987

PSU	8/1/2024	7/30/2024	$—	$—	198	793	1,586	—	$114,589

PSU	8/1/2024	7/30/2024	$—	$—	85	340	680	—	$49,130

(1)

These columns represent target and maximum APP payout opportunities. The actual payments that were made under the APP for 2024 performance are shown in the 2024 Summary Compensation Table. There is no specified minimum award for participants in the APP, and therefore we did not include a column in the table for the threshold amount of such award. For further information on the APP, see “Compensation Discussion and Analysis—2024 Compensation—2024 Annual Performance Plan” beginning on page 35 of this proxy statement.

(2)

These columns represent threshold, target and maximum payout opportunities under the LTPP with respect to our PSUs. For further information on the LTPP, under which the PSUs were granted, see “Compensation Discussion and Analysis—2024 Compensation—2024 Long-Term Performance Plan” beginning on page 37 of this proxy statement.

(3)

This column represents grants of RSUs. For further information on the LTPP, under which all of the RSUs were granted, see “Compensation Discussion and Analysis—2024 Compensation—2024 Long-Term Performance Plan” beginning on page 37 of this proxy statement.

(4)	This column represents the grant date fair values of the PSUs and RSUs, determined in accordance with ASC 718. See footnote (2) to the 2024 Summary Compensation Table for additional information.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table presents information regarding equity awards held by the NEOs named below at December 31, 2024. None of our NEOs held any outstanding stock options as of December 31, 2024; thus, the table below omits all columns pertaining to option awards.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

M. Susan Hardwick

	2/15/2022	2,726	$339,360	32,862	$4,090,990

	2/14/2023	6,235	$776,195	31,519	$3,923,800

	2/13/2024	12,257	$1,525,874	49,027	$6,103,371

John C. Griffith

	5/16/2022	1,242	$154,617	17,411	$2,167,495

	2/14/2023	2,525	$314,337	12,765	$1,589,115

	2/13/2024	4,910	$611,246	19,639	$2,444,859

	8/1/2024	1,102	$137,188	4,409	$548,876

50	AMERICAN WATER | 2025 PROXY STATEMENT

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

David M. Bowler

	2/15/2022	170	$21,163	2,050	$255,205

	2/14/2023	496	$61,747	2,505	$311,847

	2/13/2024	1,031	$128,349	4,126	$513,646

	8/1/2024	406	$50,543	1,625	$202,296

Cheryl Norton

	2/15/2022	716	$89,135	8,626	$1,073,851

	2/14/2023	1,791	$222,962	9,048	$1,126,386

	2/13/2024	3,480	$433,225	13,922	$1,733,150

	8/1/2024	304	$37,845	1,214	$151,131

Melanie M. Kennedy

	2/15/2022	348	$43,323	4,189	$521,489

	2/14/2023	732	$91,127	3,701	$460,737

	2/13/2024	1,424	$177,274	5,695	$708,971

Stacy A. Mitchell

	2/15/2022	109	$13,569	1,309	$162,957

	2/14/2023	322	$40,086	1,626	$202,421

	2/13/2024	637	$79,300	2,549	$317,325

	8/1/2024	680	$84,653	2,719	$338,488

(1)

This column reflects RSUs that are not subject to performance conditions and will vest in equal increments on January 31 of each of the three years following the year in which the RSUs were granted, and, except as to RSUs with continued vesting, subject to continued employment through each vesting date.

(2)	The market value of the RSUs and PSUs is based on the $124.49 closing price of a share of our common stock on December 31, 2024, the last trading day of the year, as reported by the NYSE.

(3)

This column reflects PSUs that are subject to vesting upon the achievement of stated performance goals over a three-year period and are earned in three equal annual increments on January 31 of each year in such three-year period, and, except as to PSUs with continued vesting, subject to continued employment through each such date. In accordance with applicable SEC regulations, the number of shares disclosed in this column represents the number of shares that would vest if (i) threshold performance were achieved for PSUs related to TSR, and (ii) maximum performance were achieved for PSUs related to EPS and ROE.

AMERICAN WATER | 2025 PROXY STATEMENT	51

2024 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the vesting of RSUs and PSUs held by the NEOs named below during 2024. None of the NEOs held any stock options during 2024; thus, the table below omits all columns pertaining to the exercise of option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
M. Susan Hardwick	11,431	$1,396,969
John C. Griffith	2,504	$310,546
David M. Bowler	1,594	$193,329
Cheryl Norton	5,510	$668,905
Melanie M. Kennedy	2,969	$359,858
Stacy A. Mitchell	1,023	$124,074

(1)

Represents the aggregate market value of the shares realized on vesting, calculated by multiplying the vested number of shares by the closing price of a share of common stock on the date the applicable RSUs or PSUs vested (or on the last trading day prior thereto when the vesting occurs on a non-trading day).

PENSION BENEFITS AT DECEMBER 31, 2024

The following table presents certain information regarding pension benefits for Ms. Norton at December 31, 2024.

Name	Plan Name (1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
M. Susan Hardwick	N/A	N/A	N/A	N/A
John C. Griffith	N/A	N/A	N/A	N/A
David M. Bowler	N/A	N/A	N/A	N/A
Cheryl Norton (3)	ERP	36	$6,086,970	N/A
	AWWPP	36	$2,155,945	N/A
Melanie M. Kennedy	N/A	N/A	N/A	N/A
Stacy A. Mitchell	N/A	N/A	N/A	N/A

(1)	Since Mses. Hardwick, Kennedy and Mitchell, and Messrs. Griffith and Bowler, were hired after January 1, 2006, they were not eligible to participate in the AWWPP or the ERP.

(2)

Amounts shown reflect the present value of the accumulated benefit as of December 31, 2024. All amounts for the AWWPP and the ERP were determined using the same interest and mortality assumptions as those used for financial reporting purposes. The following assumptions were used to calculate pension values at the following measurement dates:

•

In 2024, for discounting annuity payments, we used a discount rate of 5.70 percent and the Pri-2012 mortality base table with a 0.94 multiplier projected forward using generational Mortality Projection Scale MP-2021, and for calculating lump sums, we used an interest rate of 5.70 percent and the IRS Prescribed Table for Lump Sums for 2025.

•

In 2023, for discounting annuity payments, we used a discount rate of 5.18 percent and the Pri-2012 mortality base table projected forward using generational Mortality Projection Scale MP-2021, and for calculating lump sums, we used an interest rate of 5.18 percent and the IRS Prescribed Table for 2024.

(3)	Ms. Norton is eligible for a subsidized early retirement benefit payable in the form of an annuity under the provisions of the AWWPP and the ERP.

52	AMERICAN WATER | 2025 PROXY STATEMENT

For further information on American Water’s defined benefit pension plans, see “—Description of Pension and Other Retirement Plans” below and “—Potential Payments on Termination or Change of Control—AWWPP and ERP.”

DESCRIPTION OF PENSION AND OTHER RETIREMENT PLANS

AWWPP

The AWWPP is a qualified pension plan that is generally available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP generally provides participants hired prior to July 1, 2001, including Ms. Norton, a grandfathered benefit. For years of service prior to July 1, 2001, the grandfathered benefit is calculated to be:

•	1.85 percent of the final average pay up to the Social Security average wage base multiplied by years of service (up to a maximum of 25 years of service through July 1, 2001), plus

•	2.1 percent of final average pay in excess of the Social Security average wage base multiplied by years of service (up to a maximum of 25 years of service through July 1, 2001), plus

•	0.7 percent of final average pay multiplied by years of service in excess of 25 years of service through July 1, 2001.

For years of service after July 1, 2001, for participants hired prior to July 1, 2001, the grandfathered benefit is calculated to be:

•	1.6 percent of final average pay up to the Social Security average wage base multiplied by years of service after July 1, 2001 (up to a maximum of 25 years of service, including service prior to July 1, 2001), plus

•	2.1 percent of final average pay in excess of the Social Security average wage base multiplied by years of service after July 1, 2001, (up to a maximum of 25 years of service, including service prior to July 1, 2001), plus

•	1.6 percent of final average pay multiplied by years of service after July 1, 2001, in excess of 25 years of service, including service prior to July 1, 2001.

Final average pay is defined for purposes of the plan as the average sum of base pay plus APP payout for the highest 60 consecutive months out of the final 120 months of employment. Normal retirement is defined as age 65, and early retirement eligibility is satisfied when an employee’s age is at least 55 and the employee has attained a service requirement that varies based on whether the employee is in a grandfathered group and, if so, the location of such group. Benefits vest in the AWWPP upon completion of five years of service.

Ms. Norton is vested in her pension benefits. The normal form of payment is a single life annuity for single participants and a 50 percent joint and survivor annuity for married participants. The 50 percent joint and survivor annuity benefit amount is determined to be actuarially equivalent to the single life annuity amount.

The plan provisions include a reduction in benefits for early retirement for participants other than those who retire at age 62 or older with specified service levels, such as 20 years of service for someone who is age 62.

ERP

The ERP is a nonqualified defined benefit pension plan that is available to eligible employees who commenced employment with us prior to January 1, 2006. The ERP provides benefits under a restoration formula that mirrors the benefit formulas under the AWWPP, but without the pay and benefit payment limitations that are applicable to the AWWPP under the Code and including deferred compensation in calculating final average pay. The ERP also provides a minimum benefit in accordance with provisions of former executive retirement plans. Ms. Norton participates in this nonqualified pension plan and is entitled to the greater of the benefits determined pursuant to the restoration formula under the ERP and the benefits determined pursuant to her prior nonqualified plan formulas (if applicable). Ms. Norton is vested in this nonqualified pension benefit. Upon retirement, nonqualified plan benefits are payable as a lump sum unless the participant has elected an alternate form of payment pursuant to regulations under Section 409A of the Code. Ms. Norton will

AMERICAN WATER | 2025 PROXY STATEMENT	53

receive her benefits as a lump sum. Upon voluntary termination of employment prior to eligibility for early or normal retirement, nonqualified benefits are payable as deferred (to age 65) annuities or lump sum equivalents of such deferred annuities. All nonqualified plan lump sums are calculated as the present value of deferred or immediate single life annuities.

2024 NONQUALIFIED DEFERRED COMPENSATION

The following table presents certain information regarding the nonqualified deferred compensation benefits of all of our NEOs for 2024.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

M. Susan Hardwick	$165,719	$274,667	$94,267	$—	$1,506,787

John C. Griffith	$130,856	$169,823	$13,879	$—	$533,442

David M. Bowler	$108,833	$55,280	$35,226	$—	$482,175

Cheryl Norton	$139,332	$8,791	$186,052	$—	$1,921,608

Melanie M. Kennedy	$85,649	$56,229	$48,503	$(19,485)	$642,935

Stacy A. Mitchell	$—	$29,944	$1,651	$—	$66,056

(1)	The following amounts in this column are also reported as compensation to the NEOs shown in the 2024 Summary Compensation Table in the columns indicated:

Name	Salary	Non-Equity Incentive Plan Compensation

M. Susan Hardwick	$55,827	$109,892

John C. Griffith	$50,675	$80,181

David M. Bowler	$37,210	$71,623

Cheryl Norton	$139,332	$—

Melanie M. Kennedy	$47,094	$38,555

Stacy A. Mitchell	$—	$—

(2)	The amounts in this column are also reported as compensation to the NEOs in the 2024 Summary Compensation Table in the “All Other Compensation” column.

(3)

The following amounts were reported in the Summary Compensation Table in previous years as compensation to the listed NEOs: Ms. Hardwick—$924,553, Mr. Griffith—$217,277, Ms. Norton—$1,178,718, and Ms. Kennedy—$249,950.

DESCRIPTION OF THE EMPLOYEE DEFERRED COMPENSATION PLAN

For our NEOs, the Employee Deferred Compensation Plan permits the deferral of up to 20 percent of a participant’s base salary and up to 100 percent of a participant’s APP payout each year on a tax-advantaged basis. It also provides for annual matching contributions determined by the following formula for our NEOs hired or rehired on or after

January 1, 2006, namely Mses. Hardwick, and Mitchell, and Messrs. Bowler and Griffith:

•	the sum of:
▪	100 percent of a participant’s voluntary deferrals for the year, up to a maximum of three percent of the sum of the participant’s base salary and APP payout; and

54	AMERICAN WATER | 2025 PROXY STATEMENT

▪	50 percent of a participant’s voluntary deferrals for the year, up to a maximum of the next two percent of the sum of the participant’s base salary and APP payout, less
•	the maximum amount of matching contributions that the participant is eligible to receive under the Savings Plan for the year.

In addition, we make annual contributions for our NEOs hired or rehired on or after January 1, 2006, equal to the sum of:

•	5.25 percent of the NEO’s base salary in excess of the dollar limitation in effect under Section 401(a)(17) of the Code with respect to the year; and
•	5.25 percent of the NEO’s APP payout.

For our NEOs hired before January 1, 2006, namely, Ms. Norton, the matching contribution formula is:

•	50 percent of a participant’s base salary deferrals for the year, up to a maximum of five percent of the participant’s base salary, less
•	the maximum amount of matching contributions that the participant is eligible to receive under the Savings Plan for the year.

NEOs hired before January 1, 2006, are not eligible to receive the 5.25 percent annual contributions described above. A participant’s deferred compensation accounts are credited with returns in accordance with the deemed investment options, consistent with those offered under the Savings Plan, as elected by the participant from time to time at the participant’s discretion. For 2024, these deemed investment options experienced annual rates of returns of between 1.26 percent and 31.08 percent.

Participants are immediately vested in all contributions to the Employee Deferred Compensation Plan, except for our 5.25 percent annual contributions, which vest, unless otherwise determined by the ED&CC, at the earliest of:

•	completion of five years of service;
•	attainment of age 65;
•	death; or
•	a change of control.

Participants may elect to receive a distribution of their account balances upon a separation from service or a specified distribution date. Distributions are paid in the form of a lump sum or in annual installments over a period of between two and 10 years.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

This section describes the plans and arrangements that provide for payments to our NEOs in connection with certain events involving termination of employment, a change of control of American Water or a material change in employment responsibilities.

Executive Severance Policy

Our Executive Severance Policy provides severance benefits to executives whose employment is involuntarily terminated by American Water for reasons other than cause, and other than in connection with a change of control of American Water.

The determination of whether an executive’s employment is terminated for cause will be made by the ED&CC or the Board, as applicable. Under the policy, our CEO and our President will receive 18 months, and other NEOs will receive 12 months, of base salary continuation and a pro rata APP award for the year in which the termination of employment occurs to the extent a payment is earned under the terms of the APP.

Eligible executives are entitled to continued Company-paid health, dental and vision coverage based on their years of service, in the amount of: eight weeks of coverage for less than five years of service; 12 weeks of coverage for at least five years but less than 10 years of service; and 16 weeks of coverage for 10 or more years of service. They are also entitled to life insurance coverage and continued participation in the employee assistance plan for the number of months of their severance benefits, as well as 12 months of outplacement services. Executives also receive credit for their severance period for purposes of vesting under any applicable nonqualified deferred compensation or defined benefit retirement plans. In order to receive severance benefits under the Executive Severance Policy, an executive must sign a severance agreement and general release, waiving any claims against American Water and agreeing to certain restrictive covenants. Severance benefits payable under the Executive Severance Policy will be offset and reduced by any other severance benefits payable under any employment agreement or otherwise.

AMERICAN WATER | 2025 PROXY STATEMENT	55

Change of Control Severance Policy

Our Change of Control Severance Policy provides severance benefits to a NEO whose employment is terminated without “cause” or if the NEO resigns from employment for “good reason,” each within 24 months after the consummation of a change of control. Whether a NEO’s employment is terminated for cause will be determined by the ED&CC or the Board, as applicable. Severance benefits will be payable to a NEO under this policy only if the NEO is not otherwise covered by an agreement that provides for severance benefits in the event of a covered termination of employment. A summary of the benefits provided under the Change of Control Severance Policy is described in “Compensation Discussion and Analysis—Ongoing and Post-Employment Arrangements and Benefit Plans—Change of Control Severance Policy.” In order to receive severance benefits under the Change of Control Severance Policy, a NEO must sign a severance agreement and general release, waiving any claims against American Water and agreeing to certain restrictive covenants.

Annual Performance Plan

Generally, to receive an APP payment, an APP participant must continue to be employed with the Company on the date the award is paid, and a termination of a participant’s employment for any reason will result in a forfeiture of the participant’s award. However, in the event that a participant (including a NEO) retires from their employment prior to the receipt of an APP payment but after attaining age 55 and 10 years of service, the participant will receive their APP award in full.

Employee Deferred Compensation Plan

A summary of the terms of the Employee Deferred Compensation Plan is provided above under “—Description of the Employee Deferred Compensation Plan.” This section describes the payments that would be made under that plan upon various types of termination. NEOs are immediately vested in all their contributions to the Employee Deferred Compensation Plan and generally become vested in our 5.25 percent annual contributions at the earliest of completion of five years of service, attainment of age 65, a change of control or death. A participant who is terminated for other than cause will receive the participant’s vested portion of their account balance. Upon a termination for cause, all employer contributions to this plan would be forfeited by the participant, but the participant would still be entitled to their elective deferrals and related income. Payments of vested amounts will be made at the time and in the form elected by the participant, except that a lump-sum distribution of vested amounts will be paid upon death.

AWWPP and ERP

Our retirement plans are described above under “—Description of Pension and Other Retirement Plans.” This section describes the payments that would be made under the retirement plans upon various types of termination of employment.

Voluntary and involuntary terminations of employment— Ms. Norton would have been entitled to benefits from the AWWPP and the ERP upon voluntary or involuntary termination of employment at December 31, 2024. Ms. Norton’s annual AWWPP benefit, payable as a 50 percent joint and survivor annuity beginning at age 60, is $177,723 as of December 31, 2024. Ms. Norton would also have received an ERP lump sum benefit of $6,548,369 as of December 31, 2024.

Retirement—At December 31, 2024, Ms. Norton was eligible for early retirement benefits under both the AWWPP and the ERP.

Disability—Benefits payable upon a termination of employment as a result of a disability are determined under the AWWPP and the ERP in the same manner as benefits payable upon early retirement, except that disability benefits are payable immediately and without reduction for early commencement. AWWPP benefits are payable as annuities; ERP disability benefits are payable as lump sums unless the participant has elected an alternate form of payment. Ms. Norton has completed the required 10 years of service to qualify for disability benefits of her respective plans.

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Death—In the event of death on December 31, 2024, Ms. Norton’s surviving spouse or named beneficiary would have received benefits under the AWWPP and/or the ERP (as applicable) calculated as if they had immediately elected a 100 percent joint and survivor annuity. The benefit under the AWWPP would have been equivalent to that payable as an immediate annuity based on Ms. Norton’s current age early retirement factor, in the form of a 100 percent joint and survivor annuity based on her and her survivor’s current age. The benefit under the ERP for Ms. Norton would have been paid as the immediate lump-sum equivalent of an annuity determined in the same manner as under the AWWPP.

Equity Awards

In the event of a change of control in which American Water is not the surviving entity, the 2017 Omnibus Plan requires that all unexercised options and other grants of awards thereunder be assumed by or converted to similar options or awards of the acquirer company. To the extent any such options or awards are not assumed or converted, then all such options become fully exercisable, all restrictions upon awards will lapse and all stock units will fully vest, upon the change of control.

If a grant is assumed in connection with a change of control, and if, within the 12-month period following the occurrence of such change of control, the participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of:

•	a termination of such participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than due to cause (as defined in the 2017 Omnibus Plan), death or disability (as defined in the 2017 Omnibus Plan), or
•	a termination of employment or service by the participant for good reason (as defined in the 2017 Omnibus Plan),

then as of the date of such termination of employment or service:

•	all awards will be accelerated;
•	all restrictions and conditions upon awards will lapse; and
•	all stock units will be fully vested.

Notwithstanding the foregoing, in the event of a change of control, the ED&CC may take any of the following actions with respect to any outstanding grants:

•	accelerate all outstanding options;
•	lapse all restrictions and conditions on outstanding stock awards;
•	vest all outstanding stock units;
•	require participants to surrender their outstanding options in exchange for payment;
•	terminate any unexercised options after giving participants an opportunity to exercise their options; and
•	determine that participants receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or other stock-based awards.

The ED&CC has granted long-term equity awards under the 2017 Omnibus Plan to persons serving in the CEO, President, CFO and COO roles to provide for continued vesting of these equity awards after retirement under certain circumstances. For further information, see “Compensation Discussion and Analysis—Ongoing and Post-Employment Arrangements and Benefit Plans—Terms of Outstanding Equity Grants” on page 43 of this proxy statement.

Quantification of Potential Payments on Termination or Change of Control

The following tables quantify the potential payments and benefits to which the NEOs named below would have been entitled to receive if one of several different termination of employment or change of control events occurred on December 31, 2024.

The amounts shown in the tables do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to non-union employees generally upon a termination of employment, including accrued salary and vacation pay, Savings Plan benefits, continued health and welfare coverage following an involuntary termination of employment and coverage under COBRA (other than the payment by the Company of a NEO’s COBRA premiums). All employees are also entitled to life insurance benefits of up to 1.5 times base salary, up to a maximum amount of $200,000, if death occurs while actively employed, which benefit is also not included in the tables below. The amounts shown in

AMERICAN WATER | 2025 PROXY STATEMENT	57

each table for “APP” are based on target performance. The amounts shown in each table below for “Deferred Compensation Benefits” reflect the value of employee and employer contributions in each NEO’s employee deferred compensation plan account as of December 31, 2024, and any acceleration of benefits provided under the terms of the Employee Deferred Compensation Plan, the Executive Severance Policy or the Change of Control Severance Policy.

With regard to the portion of RSUs subject to a continuation or acceleration of vesting at December 31, 2024, the assumed values of such awards are shown in the table in the applicable columns. With regard to the portion of PSUs subject to performance-based vesting following the continuation or acceleration of time-based vesting, we have assumed that such shares will be issued in respect of the PSUs based on target performance, and that dividend equivalents will continue to accrue through the duration of the applicable performance period. For RSUs and PSUs, the values shown in the tables are based on the number of RSUs or PSUs multiplied by $124.49, the closing price of our common stock as reported on the NYSE on December 31, 2024, the last trading day of the year. In addition, the value of accumulated dividends (and, for awards that remain subject to performance conditions through the end of the performance period, expected dividends for the remainder of the performance period) is included.

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
M. Susan Hardwick	Cash Severance	$—	$—	$1,687,500	$—	$—	$8,410,833	$—	$—
	APP	$—	$—	$1,397,045	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$1,193,596	$1,193,596	$1,193,596	$1,193,596	$—	$1,193,596	$1,193,596	$1,193,596
	COBRA Premiums	$—	$—	$—	$—	$—	$18,698	$—	$—
	RSUs and PSUs	$—	$9,546,952	$—	$—	$—	$9,205,639	$—	$—

	Total	$1,193,596	$10,740,548	$4,293,141	$1,193,596	$—	$18,843,766	$1,193,596	$1,193,596

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
John C. Griffith	Cash Severance	$—	$—	$1,425,000	$—	$—	$5,821,614	$—	$—
	APP	$—	$—	$849,443	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$252,533	$252,533	$252,533	$252,533	$—	$329,649	$252,533	$329,649
	COBRA Premiums	$—	$—	$—	$—	$—	$49,616	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$4,352,196	$—	$—

	Total	$252,533	$252,533	$2,541,976	$252,533	$—	$10,568,075	$252,533	$329,649

58	AMERICAN WATER | 2025 PROXY STATEMENT

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
David M. Bowler	Cash Severance	$—	$—	$550,000	$—	$—	$1,609,552	$—	$—
	APP	$—	$—	$303,514	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$317,397	$317,397	$366,384	$317,397	$—	$366,384	$317,397	$366,384
	COBRA Premiums	$—	$—	$—	$—	$—	$49,616	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$904,822	$—	$—

	Total	$317,397	$317,397	$1,234,898	$317,397	$—	$2,945,374	$317,397	$366,384

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
Cheryl Norton	Cash Severance	$—	$—	$710,000	$—	$—	$2,728,110	$—	$—
	APP	$—	$607,784	$607,784	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$1,921,608	$1,921,608	$1,921,608	$1,921,608	$—	$1,921,608	$1,921,608	$1,921,608
	Nonqualified Pension Benefits	$6,548,369	$6,548,369	$6,548,369	$6,548,369	$6,548,369	$6,548,369	$7,117,793	$5,352,404
	Qualified Pension Benefits	$2,232,980	$2,232,980	$2,232,980	$2,232,980	$2,232,980	$2,232,980	$2,744,822	$2,002,945
	COBRA Premiums	$—	$—	$—	$—	$—	$38,962	$—	$—
	RSUs and PSUs	$—	$2,825,366	$—	$—	$—	$2,721,394	$—	$—

	Total	$10,702,957	$14,136,107	$12,035,741	$10,702,957	$8,781,349	$16,206,423	$11,784,223	$9,276,957

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
Melanie M. Kennedy	Cash Severance	$—	$—	$473,741	$—	$—	$1,725,430	$—	$—
	APP	$—	$—	$306,346	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$559,800	$559,800	$559,800	$559,800	$—	$559,800	$559,800	$559,800
	COBRA Premiums	$—	$—	$—	$—	$—	$49,616	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$1,088,433	$—	$—

	Total	$559,800	$559,800	$1,354,887	$559,800	$—	$3,438,279	$559,800	$559,800

AMERICAN WATER | 2025 PROXY STATEMENT	59

Name	Benefit	Voluntary Termination	Early/Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
Stacy A. Mitchell	Cash Severance	$—	$—	$550,000	$—	$—	$1,512,654	$—	$—
	APP	$—	$—	$293,013	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$41,855	$41,855	$41,855	$41,855	$—	$41,855	$41,855	$41,855
	COBRA Premiums	$—	$—	$—	$—	$—	$52,487	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$749,659	$—	$—

	Total	$41,855	$41,855	$899,868	$41,855	$—	$2,371,655	$41,855	$41,855

60	AMERICAN WATER | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
The following table provides information showing the relationship during 2024, 2023, 2022, 2021 and 2020 between (1) executive compensation “actually paid” (as defined by SEC rule) to (a) each person serving as our principal executive officer, or PEO, and (b) all of our other NEOs on an average basis, and (2) the Company’s financial performance.

							Value of Initial Fixed $100
Year	Summary Compensation Table Total for PEO Serving at End of Year	Compensation Actually Paid to PEO Serving at End of Year(1)	Summary Compensation Table Total for Other PEO Serving During Year	Compensation Actually Paid to Other PEO Serving During Year(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)	Company TSR	Compensation Peer Group TSR (2)		Net Income (in millions)	EPS/ Adjusted EPS(3)
2024	$8,580,730 (4)	$7,829,705 (4)	N/A	N/A	$2,957,990 (5)	$2,438,759 (5)	$96.48	$121.95		$1,051	$5.32
2023	$7,720,825 (4)	$6,663,470 (4)	N/A	N/A	$3,208,811 (5)	$2,296,630 (5)	$88.32	$94.14	(6)	$944	$4.89
2022	$6,720,753 (4)	$6,550,865 (4)	$1,522,833 (7)	$544,611 (7)	$2,826,346 (5)	$2,788,422 (5)	$130.03	$106.97	(6)	$820	$4.50
2021	$7,398,128 (7)	$8,409,238 (7)	N/A	N/A	$1,839,683 (5)	$2,025,485 (5)	$158.36	$105.88		$1,263	$4.27
2020	$5,675,833 (8)	$7,196,530 (8)	$4,072,322 (8)	$10,040,238 (8)	$1,715,619 (5)	$1,986,287 (5)	$126.88	$91.15		$709	$3.91

(1)
The table below sets forth each of the amounts required by SEC rule to be deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table, to calculate compensation actually paid. In computing these amounts with respect to PSUs, (i) total fair value (FV) as of year-end
is based on the updated expected payout of the PSU using data through year-end
(including as estimated through Monte Carlo simulations), and (ii) total FV as of the vesting date is based on the number of shares actually earned based on performance
.

	2024		2023		2022			2021		2020
Adjustments to Total Compensation, from Summary Compensation Table	PEO at End of Year	All Average NEOs	PEO at End of Year	All Average NEOs	PEO Serving at End of Year	Other PEO Serving During Year	All Average NEOs	PEO Serving at End of Year	All Average NEOs	PEO Serving at End of Year	Other PEO Serving During Year	All Average NEOs

Total Compensation, from Summary Compensation Table	$8,580,730	$2,957,990	$7,720,825	$3,208,811	$6,720,753	$1,522,833	$2,826,346	$7,398,128	$1,839,683	$5,675,833	$4,072,322	$1,715,619

Deduct grant date fair value of equity awards granted during the year	$(4,881,557)	$(1,151,400)	$(4,654,564)	$(1,191,531)	$(4,067,077)	$(290,791)	$(1,352,217)	$(3,999,969)	$(689,695)	$(2,543,912)	$(3,499,895)	$(530,355)

Add year-end FV of equity awards granted during year that are outstanding and unvested as of year-end	$5,038,937	$1,148,910	$4,312,502	$1,103,938	$3,974,063	$—	$1,315,031	$4,011,528	$706,983	$3,504,752	$4,633,888	$632,680

Add change in FV as of year-end of equity awards granted in prior years that are outstanding and unvested as of year-end	$(796,584)	$(161,524)	$(705,528)	$(238,561)	$78,663	$318,793	$8,930	$1,430,514	$321,927	$1,334,571	$4,402,666	$411,387

Add change in FV from end of the prior fiscal year to the vesting date for equity awards granted in prior years that vested during the year	$(111,821)	$(27,665)	$(9,765)	$870	$(155,537)	$(461,447)	$(57,025)	$116,792	$23,821	$156,075	$431,257	$32,566

Deduct FV at the end of the prior fiscal year for equity awards granted in prior years that were forfeited during the year	$—	$—	$—	$—	$—	$(1,041,948)	$—	$—	$—	$—	$—	$(92,035)

Deduct change in actuarial present value for all defined benefit and acturial pension plans	$—	$(360,504)	$—	$(624,104)	$—	$—	$—	$(1,017,097)	$(226,613)	$(1,191,466)	$—	$(203,161)

Add ASC 715 pension service cost attributable to services rendered in the year	$—	$32,952	$—	$37,207	$—	$497,171	$47,357	$469,342	$49,379	$260,677	$—	$19,586

Compensation Actually Paid (as defined by SEC rule)	$7,829,705	$2,438,759	$6,663,470	$2,296,630	$6,550,865	$544,611	$2,788,422	$8,409,238	$2,025,485	$7,196,530	$10,040,238	$1,986,287

AMERICAN WATER | 2025 PROXY STATEMENT	61

(2)
The identity of the companies, and the analysis utilized by the ED&CC to review and approve changes, in the peer group for 2024, 2023, 2022, 2021 and 2020 are incorporated by reference from the descriptions contained in “—Compensation Discussion and Analysis—Compensation Determinations and Pay Competitiveness” in this proxy statement and in the corresponding sections of our 2024, 2023, 2022 and 2021 proxy statements. The peer groups for 2024, 2023 and 2022 were comprised of the same companies, except that UGI Corporation replaced Public Service Enterprise Group Incorporated, beginning with the 2023 peer group. The peer groups for 2021 and 2020 were comprised of the same companies as for 2022, except that MDU Resources Group, Inc., which had been included in the 2021 and 2020 peer groups, was replaced by Essential Utilities, Inc. in 2022.

(3)
This metric is the Company-Selected Measure, which in our assessment represents the most important financial performance measure that we use to link compensation “actually paid” (as defined by SEC rule) in 2024 to our NEOs. Adjusted EPS for 2024, 2023, 2022 and 2021 is a
non-GAAP
measure. See Part A of Appendix A for a reconciliation.

(4)	Ms. Hardwick has been serving as our PEO effective as of February 2, 2022.
(5)
The persons included as the other NEOs in this calculation for each year are: (i) for 2024, Mses. Kennedy, Norton and Mitchell, and Messrs. Bowler and Griffith; (ii) for 2023 and 2022, Mses. Kennedy and Norton, and James H. Gallegos and Mr. Griffith; (iii) for 2021, Mses. Kennedy, Hardwick and Norton, and Adam Noble and Michael A. Sgro; and (iv) for 2020, Ms. Hardwick, and Brian Chin, Bruce A. Hauk, Mr. Sgro and Loyd A. Warnock.

(6)
The cumulative TSR reported above for the Company’s peer group for (i) 2023 ($94.14) would have been $92.18 if the companies in the 2022 peer group had been used instead and (ii) 2022 ($106.97) would have been $106.63 if the companies in the 2021 peer group had been used instead. There were no peer group changes that impacted compensation for 2024, 2021 or 2020.

(7)	During 2021, Walter J. Lynch served as our PEO until his retirement on February 2, 2022.
(8)	Mr. Lynch was PEO as of December 31, 2020, after succeeding Susan N. Story as our PEO upon her retirement effective April 1, 2020.
The following is an unranked tabular list of the most important financial and non-financial
measures that we use to link compensation “actually paid” (as defined by SEC rule and set forth above) to all of our NEOs during 2024 to our performance. The Company-Selected Measure is denoted with an asterisk.

Tabular List of Performance Measures
Financial	Non-Financial
EPS*	DART
EPS CAGR	Drinking Water Quality
Relative TSR	Customer Satisfaction
ROE
The following graphs present the relationship during 2024, 2023, 2022, 2021 and 2020 between (1) executive compensation “actually paid” (as defined by SEC rule and shown above) to (a) each person serving as PEO and (b) all of our other NEOs on an average basis, and each of (2) (a) our cumulative TSR for such years, (b) our GAAP net income for such years, and (c) the Company-Selected Measure for such years, and a comparison of the cumulative TSR for such years of us and our peer group.

RELATIONSHIP BETWEEN EXECUTIVE COMPENSATION ACTUALLY PAID & TSR

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$126.88
$158.36
$130.03
$88.32
$96.48
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO Serving at End of Year
Compensation Actually Paid to Other PEO Serving During Year
Average Compensation Actually Paid to Non-PEO NEOs
Company TSR

RELATIONSHIP BETWEEN EXECUTIVE COMPENSATION ACTUALLY PAID & NET INCOME

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$709
$1,263
$820
$944
$1,051
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO Serving at End of Year
Compensation Actually Paid to Other PEO Serving During Year
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (in millions)

62	AMERICAN WATER | 2025 PROXY STATEMENT

RELATIONSHIP BETWEEN EXECUTIVE COMPENSATION ACTUALLY PAID & EPS*
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$5.45
$5.30
$5.15
$5.00
$4.85
$4.70
$4.55
$4.40
$4.25
$4.10
$3.95
$3.80
$3.91
$4.27
$4.50
$4.89
$5.32
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO Serving at End of Year
Compensation Actually Paid to Other PEO Serving During Year
Average Compensation Actually Paid to Non-PEO NEOs
EPS/Adjusted EPS

COMPARISON OF CUMULATIVE TSR OF
AMERICAN WATER & PEER GROUP
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$126.88
$158.36
$130.03
$88.32
$96.48
$91.15
$106.45
$106.97
$94.14
$121.95
2020
2021
2022
2023
2024
American Water TSR
Compensation Peer Group TSR

*	2021, 2022, 2023 and 2024 results reflect Adjusted EPS. See Appendix A for a reconciliation of Adjusted EPS.

Executive compensation “actually paid” (as defined by SEC rule) in the table and graphs above reflects the occurrence of CEO transitions in 2020 and 2022, each of which resulted in the promotion of an existing member of the Company’s executive leadership team. The net income relationship graph above for 2021 also reflects (i) the gain on sale of the Company’s Homeowner Services Group of $491 million after-tax,
(ii) the Company’s $45 million contribution to the American Water Charitable Foundation in 2021, and (iii) the revaluation of certain state net operating losses.

CEO PAY RATIO

Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of our CEO to the annual total compensation of our “median employee” (excluding the CEO). The identification of this median employee and the calculation of our CEO to median employee pay ratio were made in a manner we believe to be consistent with Item 402(u) of Regulation
S-K.
In this regard:

•	We identified the median employee in 2024 by examining the 2024
W-2
earnings for all individuals, excluding Ms. Hardwick, who were employed by us on December 31, 2024. We believe that the use of
W-2
earnings represents an objective, easily understood and consistently applied measure of compensation paid across our entire employee base.
•	We included 6,706 employees located in the United States as of December 31, 2024, which includes full-time, part-time, seasonal and temporary employees. We did not have any employees located outside of the United States as of December 31, 2024.
•	We did not include leased employees or independent contractors.
•	We did not make any assumptions, adjustments (such as
cost-of-living
adjustments) or estimates with respect to
W-2
income other than annualizing the compensation of permanent employees that were employed as of December 31, 2024 but were employed for less than the full year.
After identifying the median employee, we calculated that employee’s annual total compensation using the same methodology that we use for all of our NEOs in the 2024 Summary Compensation Table. The annual total compensation for fiscal year 2024 for Ms. Hardwick, determined as described above, and for the median employee was $8,580,730 and $107,694, respectively. The resulting ratio of Ms. Hardwick’s pay to the pay of our median employee for fiscal year 2024 is 80 to 1.
As contemplated by Item 402(u) of Regulation
S-K
and related interpretations, we relied on methods and assumptions that we determined to be reasonable and appropriate for this calculation. Other public companies may use different methods and assumptions. It may therefore be difficult, for this and other reasons, to compare our reported ratio to those reported by other companies.

AMERICAN WATER | 2025 PROXY STATEMENT	63

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mses. Goss, Harris, Havanec, Johnson and Kampling served as members of the ED&CC during fiscal year 2024. Mr. McGuigan was named to serve on the ED&CC on February 19, 2025. With respect to interlocks and insider participation involving members of the ED&CC during fiscal year 2024:

•	None of these individuals was an officer or employee of us or any of our subsidiaries during fiscal year 2024 or any prior fiscal year.
•	None of these individuals had any relationship with us or any of our subsidiaries during 2024 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to related persons.

•	None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or the ED&CC during fiscal year 2024.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans as of December 31, 2024.

	[a]	[b]		[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by security holders	397,888(1)	$	—(2)	7,200,821(3)
Equity compensation plans not approved by security holders	—		—	—
Total	397,888(1)	$	—(2)	7,200,821(3)

(1)
Represents the number of shares of common stock subject to outstanding awards under the 2007 Omnibus Equity Compensation Plan, or the 2007 Omnibus Plan, and the 2017 Omnibus Plan, including RSU awards and the target number of shares issuable under PSU awards, as of December 31, 2024.

(2)	No options were outstanding as of December 31, 2024.

(3)
As of December 31, 2024, 5,834,322 shares were available for issuance under the 2017 Omnibus Plan and 1,366,499 shares were issuable under the current American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan, or the ESPP. During the purchase period beginning December 1, 2024, and ending February 28, 2025, 19,419 shares available for issuance through the ESPP were subject to purchase, which shares have not been deducted from this amount.

64	AMERICAN WATER | 2025 PROXY STATEMENT

AUDIT, FINANCE AND RISK COMMITTEE REPORT

The Audit, Finance and Risk Committee assists the Board in its oversight of the integrity of American Water’s financial statements, compliance with legal and regulatory requirements, oversight of risk management, review of the Company’s capital and financing plans and the performance of the internal audit function. Management is responsible for American Water’s internal controls, financial reporting process and compliance with legal and regulatory requirements. PricewaterhouseCoopers LLP, American Water’s independent registered public accounting firm, is responsible for performing an independent audit of American Water’s consolidated financial statements and for issuing a report on these financial statements and on the effectiveness of American Water’s internal control over financial reporting.

In this context, the Audit, Finance and Risk Committee hereby reports as follows:

1.	The Audit, Finance and Risk Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the fiscal year ended December 31, 2024.

2.	The Audit, Finance and Risk Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP our system of internal control over financial reporting.

3.

The Audit, Finance and Risk Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, “Communications with Audit Committees.”

4.

The Audit, Finance and Risk Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit, Finance and Risk Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on the review and discussion referred to above, the Audit, Finance and Risk Committee recommended to the Board that the audited financial statements be included in American Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Respectfully submitted,

Jeffrey N. Edwards (Chair)

Martha Clark Goss

Patricia L. Kampling

Michael L. Marberry

AMERICAN WATER | 2025 PROXY STATEMENT	65

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit, Finance and Risk Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit, Finance and Risk Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The Audit, Finance and Risk Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for American Water during the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as our auditor since 1948. The Audit, Finance and Risk Committee and the Board have recommended that the shareholders ratify this appointment.

The Audit, Finance and Risk Committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. A new audit partner began his five-year rotation in the first quarter of 2023.

The Audit, Finance and Risk Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as the Company’s independent auditor is in the best interests of the Company and its shareholders. Although shareholder ratification is not required by our organizational documents, or applicable law, the Board believes that it is a sound corporate governance practice to seek shareholder ratification of the appointment of PricewaterhouseCoopers LLP.

If our shareholders fail to ratify this appointment, the Audit, Finance and Risk Committee may reconsider its selection; however, it is under no obligation to engage a different auditing firm. Even if the selection is ratified, the Audit, Finance and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit, Finance and Risk Committee believes that such a change would be in the best interests of the Company and our shareholders.

A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting virtually and may respond to appropriate questions from shareholders at the meeting or make a statement, if requested.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees paid to PricewaterhouseCoopers LLP for professional services rendered with respect to 2024 and 2023. All of the services described in the footnotes to the table below were approved in advance by the Audit, Finance and Risk Committee, in accordance with its policy on the pre-approval of services to be provided by our independent registered public accounting firm.

(In thousands)	Fiscal Year 2024	Fiscal Year 2023

Audit Fees (1)	$4,254.0	$4,712.5

Audit-Related Fees (2)	—	244.0

Tax Fees (3)	186.5	234.5

All Other Fees (4)	2.0	0.9

Total	$4,442.5	$5,191.9

(1)

Represents fees for professional services rendered in connection with the Company’s annual consolidated financial statements, interim financial statements included in our quarterly reports on Form 10-Q, annual subsidiary audits and services in connection with comfort letters, consents and procedures related to documents filed with the SEC.

66	AMERICAN WATER | 2025 PROXY STATEMENT

(2)	Represents fees for professional services rendered in connection with internal control review services.

(3)	Represents fees for professional services in connection with the review of the Company’s federal and state tax returns and tax advice related to tax compliance, tax planning and tax refund claims.

(4)	Represents fees for software licensing for disclosure checklists and accounting research tools.

PRE-APPROVAL OF SERVICES PROVIDED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit, Finance and Risk Committee is required to approve in advance all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. As permitted by the Company’s pre-approval policy, the Audit, Finance and Risk Committee has delegated to its Chair the authority to pre-approve audit and permitted non-audit services to be provided by its independent registered public accounting firm and associated fees of up to $250,000 in the aggregate. The Chair of the Audit, Finance and Risk Committee must report any pre-approval of services pursuant to this delegated authority to the full Audit, Finance and Risk Committee at its next regularly scheduled meeting following the pre-approval, which report then resets the authority limit to $250,000.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the ratification of the appointment, by the Audit, Finance and Risk Committee, of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2025.

AMERICAN WATER | 2025 PROXY STATEMENT	67

CERTAIN BENEFICIAL OWNERSHIP MATTERS

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 17, 2025, regarding the beneficial ownership of common stock by:

•	each director;
•	each director nominee;
•	each NEO included in the 2024 Summary Compensation Table; and
•	all of the Company’s directors and executive officers as a group.

As of March 17, 2025, 195,010,945 shares of common stock were issued and outstanding. The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or rights held by that person, which options or rights are currently exercisable or will become exercisable on or before May 16, 2025 (60 days after March 17, 2025), are deemed to be currently outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below:

•	the address for each beneficial owner in the table below is c/o American Water Works Company, Inc., 1 Water Street, Camden, New Jersey 08102-1658; and
•	subject to applicable community property laws, to the Company’s knowledge, each person named in the tables below has sole voting and investment power over the shares shown as beneficially owned by that person.

Name	Total Shares of Common Stock Beneficially Owned (1)(2)	% of Shares Outstanding
David M. Bowler	2,535	*
Jeffrey N. Edwards	8,905	*
Martha Clark Goss (3)	36,982	*
John C. Griffith	8,863	*
M. Susan Hardwick	35,008	*
Laurie P. Havanec	2,687	*
Julia L. Johnson	24,752	*
Patricia L. Kampling	6,346	*
Melanie M. Kennedy	15,772	*
Karl F. Kurz	18,544	*
Michael L. Marberry	8,713	*
Stuart M. McGuigan	658	*
Stacy A. Mitchell	3,474	*
Cheryl Norton	15,266	*
All directors and executive officers as a group (15 persons) (4)	212,733	*

*	Less than 1% (or, with respect to a NEO, less than 0.1%)

(1)	Except as may otherwise be indicated, the amounts in the table above do not include the following interests in our common stock, which interests do not confer voting or investment power:

•	shares of common stock underlying RSU, PSU and stock unit awards, granted under the 2017 Omnibus Plan, which have not vested as of March 17, 2025, and will not vest on or before May 16, 2025; and
•

shares of common stock underlying RSU, PSU and stock unit awards granted under the 2007 Omnibus Plan or the 2017 Omnibus Plan, which have vested as of March 17, 2025, or will vest on or before May 16, 2025, but the settlement of the award and the receipt of common stock thereby has been deferred to a date that is later than May 16, 2025.

68	AMERICAN WATER | 2025 PROXY STATEMENT

(2)	For all of our NEOs, directors and director nominees, the amounts in this column do not include the following interests in our common stock, which interests do not confer voting or investment power:

Name	Number of Unvested RSUs/Stock Units*	Number of Unvested PSUs	Total
David M. Bowler	4,204	11,987	16,191
Jeffrey N. Edwards		—	—
Martha Clark Goss	—	—	—
John C. Griffith	13,197	40,864	54,061
M. Susan Hardwick	22,835	76,144	98,979
Laurie P. Havanec	—	—	—
Julia L. Johnson	4,618	—	4,618
Patricia L. Kampling	—	—	—
Melanie M. Kennedy	2,697	8,966	11,663
Karl F. Kurz	—	—	—
Michael L. Marberry	—	—	—
Stuart M. McGuigan	—	—	—
Stacy A. Mitchell	3,309	9,431	12,740
Cheryl Norton	7,728	24,798	32,526

Total	58,588	172,190	230,778

*

Unvested RSUs and stock units represent shares underlying RSU or stock unit awards, which shares (i) have not vested, (ii) have vested but have not been delivered, or (iii) have been deferred, in each case in accordance with footnote (1) above.

(3)	Includes 1,376 shares underlying a director stock unit award held by Ms. Goss, as to which receipt is to be deferred until May 14, 2025.

(4)

Includes 24,229 shares beneficially owned by an executive officer of the Company not named in the table above. Excludes in the aggregate 241,276 shares underlying unvested RSUs and PSUs, as well as deferred stock units, held by our directors and executive officers, as referenced in footnote (1) above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below indicates the persons or entities known to us to be the beneficial holders of more than five percent of our common stock, as of December 31, 2023 or 2024 (as indicated in the footnotes below), with percentages determined as of March 17, 2025.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding
The Vanguard Group (1) 100 Vanguard Boulevard
Malvern, PA 19355	24,022,075	12.3%
BlackRock, Inc. (2) 50 Hudson Yards
New York, NY 10001	19,762,045	10.1%
State Street Corporation (3)
State Street Financial Center
1 Congress Street, Suite 1
Boston, MA 02114-2016	11,038,713	5.7%

(1)

The Vanguard Group (“Vanguard”), an investment management company, is the beneficial owner of the 24,022,075 shares of common stock listed in the table. Vanguard holds sole power to dispose of or to direct

AMERICAN WATER | 2025 PROXY STATEMENT	69

the disposition of 23,104,796 shares, shared power to vote or direct to vote 340,773 shares, and shared power to dispose or to direct the disposition of 917,279 shares. This disclosure is derived solely from information contained in the most recent Schedule 13G/A, filed by Vanguard with the SEC on February 13, 2024. The information is as of December 31, 2023, and the number of shares beneficially owned by Vanguard may have changed subsequently.

(2)

BlackRock, Inc. (“BlackRock”) is the beneficial owner of the 19,762,045 shares of common stock listed in the table. BlackRock is a holding company of subsidiaries that hold the shares, including: BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock France SAS; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; SpiderRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd, none of which beneficially owns five percent or more of the common stock. BlackRock holds sole voting power with respect to 18,124,548 shares and sole dispositive power with respect to all of the shares listed in the table. This disclosure is derived solely from information contained in a Schedule 13G/A filed by BlackRock with the SEC on January 8, 2025. The information is as of December 31, 2024, and the number of shares beneficially owned by BlackRock may have changed subsequently.

(3)

State Street Corporation (“State Street”), an investment advisor, is the beneficial owner of the 11,038,713 shares of common stock listed in the table. State Street is a holding company of direct or indirect subsidiaries that hold the shares, including: SSgA Funds Management, Inc.; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; State Street Global Advisors, Australia, Limited; State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited; State Street Global Advisors, Ltd.; and State Street Global Advisors Singapore Limited. State Street holds shared power to vote or direct to vote 6,896,000 shares, and shared power to dispose or to direct the disposition of 11,013,329 shares. This disclosure is derived solely from information contained in the most recent Schedule 13G/A, filed by State Street with the SEC on January 30, 2024. The information is as of December 31, 2023, and the number of shares beneficially owned by State Street may have changed subsequently.

70	AMERICAN WATER | 2025 PROXY STATEMENT

COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY INFORMATION

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate directly with the Board or individual members of the Board, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, by submitting written correspondence to the Company or via email: contacttheboard@amwater.com. The Company’s Secretary reviews and provides summaries and/or copies of the communications to the Board and relevant committees. All communications are treated confidentially. Such communications related to purely contractual, utility or customer relations matters are typically forwarded to appropriate members of management, rather than to the Board.

Our “whistleblower” policy prohibits American Water and any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If an interested party nonetheless prefers to raise their concern to the Board in a confidential or anonymous manner, the concern may be directed to our confidential ethics hotline at (877) 207-4888 or via the Internet at www.amwater.ethicspoint.com. Such matters raised on the hotline are investigated by the Compliance and Ethics Department.

SHAREHOLDER PROPOSALS, PROXY ACCESS DEADLINES AND DIRECTOR NOMINATIONS

Shareholder Proposals

Except as provided below under “—Proxy Access Deadlines,” any shareholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the 2026 annual meeting of shareholders must submit the proposal so that it is received by our Secretary at our principal executive offices on or before November 25, 2025, and must comply in all other respects with applicable SEC rules. If the date of the 2026 annual meeting is changed by more than 30 days from the date of the 2025 annual meeting, then the deadline for receipt of the proposal would be a reasonable time before we begin to print and send our proxy materials. Shareholder proposals must be delivered to our Secretary as described under “—Contacting Us or Our Transfer Agent” on page 73 of this proxy statement.

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2026 annual meeting (other than a proposal for inclusion in the proxy statement pursuant to SEC Rule 14a-8), or to nominate a person for election to the Board at that meeting (including via universal proxy or a solicitation relying on Rule 14a-19 under the Exchange Act), must provide timely and proper notice to American Water in writing, including the specified information described in our Amended and Restated Bylaws concerning the proposed business or nominee and information required by Rule 14a-19.

The requirements for such notice are set forth in our Amended and Restated Bylaws, a copy of which can be obtained from the Company upon request. The notice must be received at American Water’s principal executive offices no earlier than January 14, 2026, and no later than February 13, 2026. However, if the date of the 2026 annual meeting is more than 30 days before or 60 days after May 14, 2026, other than as a result of any adjournment, continuation or postponement thereof, notice must be received not later than 90 days prior to the date of the 2026 annual meeting, or, if later, by the 10th day following the Company’s first public announcement of the date of the 2026 annual meeting. The shareholder must otherwise comply with all applicable procedural and substantive requirements set forth in our Amended and Restated Bylaws.

Proxy Access Deadlines

Our Amended and Restated Bylaws permit an eligible shareholder or group of shareholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of shareholders. See “Board of Directors and Corporate Governance—Proxy Access” on page 14 of this proxy statement.

AMERICAN WATER | 2025 PROXY STATEMENT	71

As a condition to the use of the proxy access bylaw, the eligible shareholder or eligible group of shareholders and each director nominee must satisfy all of the procedural and substantive requirements specified in the Amended and Restated Bylaws, including providing advance notice to us and filing certain information with the SEC. With respect to the 2026 annual meeting, the notice must be provided no earlier than October 26, 2025, and no later than November 25, 2025.

Director Nominations

The Nominating Committee will consider qualified director candidate recommendations by shareholders. The recommendation must include the following information:

•	the name, age, business address and residence address of the candidate;
•	a resume describing the candidate’s qualifications;
•	other information about the candidate that would be required to be included in a proxy statement under the rules of the SEC;
•	a description of all arrangements or understandings relating to the nomination between or among the shareholder, the candidate and any other person or persons;
•	the signed consent of the candidate to serve as a director if elected;
•	the name and address of the shareholder who is submitting the recommendation;
•	evidence of the number of shares of American Water’s common stock that the recommending shareholder owns and the length of time the shares have been owned; and
•	certain other information required by our Amended and Restated Bylaws.

The Nominating Committee may seek additional information regarding the candidate. The Nominating Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

DELIVERING PROXY MATERIALS THROUGH ELECTRONIC MEANS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on May 14, 2025

The Notice of 2025 Annual Meeting of Shareholders, 2025 Proxy Statement and

2024 Annual Report are available at www.proxyvote.com.

Under the “Notice and Access” rules approved by the SEC, we are permitted to deliver this proxy statement and our 2024 Annual Report by providing access to the documents on the Internet instead of mailing printed copies. As was the case last year, subject to a shareholder’s contrary election, each shareholder will receive a Notice of Availability in lieu of printed materials. Although the Notice of Availability identifies the items to be voted on at the meeting and how to vote, a shareholder cannot vote shares merely by marking the Notice of Availability and returning it. However, if a shareholder has previously requested a paper copy of our proxy materials (and the request has not been revoked) or if delivery of printed proxy materials is required by law, the shareholder will receive a printed copy of the proxy materials instead of the Notice of Availability.

Beginning on the date of mailing of the Notice of Availability, shareholders will be able to access all of the proxy materials on a website referred to in the Notice of Availability. If you received a Notice of Availability and would like to receive free of charge a paper or electronic copy of our proxy materials, you may elect to do so by following the instructions in the Notice of Availability for requesting such materials.

To the extent we are not required by law to mail our proxy materials to you in paper form, you can eliminate all such future paper mailings, including mailing of the Notice of Availability, by electing to receive an e-mail that will provide Internet links to these documents and the online proxy voting website. Opting to receive all future proxy materials electronically will save us the cost of producing and mailing documents to you and will help us conserve natural resources. Requests for electronic delivery may be made at https://enroll.icsdelivery.com/awk.

72	AMERICAN WATER | 2025 PROXY STATEMENT

HOUSEHOLDING OF PROXY MATERIALS

To reduce the expense of delivering duplicate sets of proxy materials to multiple shareholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” This procedure saves printing costs and postage fees, and conserves natural resources.

Under the householding procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Notice of Availability and/or set of proxy materials, unless one or more of the shareholders at that address has previously elected to receive separate copies.

Under the SEC’s householding rules, intermediaries also may deliver a single copy of the proxy materials or Notice of Availability to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of common stock in street name through a broker or bank, you may have received a notice that your household will be sent only one copy of the proxy materials or the Notice of Availability. If you did not provide your broker or bank with notice that you object to this householding, you may have been deemed to have consented to the householding of information. However, upon written or oral request, we will promptly deliver a separate copy of the annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.

To change your householding status with respect to your shares of common stock:

•	if you are the registered holder of your shares, please contact Equiniti Trust Company, LLC, our transfer agent, as noted below in “—Contacting Us or Our Transfer Agent” or
•	if you hold your shares in street name, please contact Broadridge Financial Solutions:
▪	by telephone, toll-free, at (866) 540-7095 or
▪	in writing, at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department

If you are a shareholder currently sharing an address with another of our shareholders and wish to have your future proxy materials householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please make a request to change your householding status, as indicated above. We encourage shareholders to have all the shares they hold of record registered in the same name and under the same address.

CONTACTING US OR OUR TRANSFER AGENT

How to Contact Us:	How to Contact our Transfer Agent:
American Water Works Company, Inc. 1 Water Street Camden, New Jersey 08102-1658 Attention: Secretary contacttheboard@amwater.com	Equiniti Trust Company, LLC 55 Challenger Road, Second Floor Ridgefield Park, New Jersey 07660 (800) 937-5449 (toll-free) (718) 921-8124 (outside U.S. and Canada) equiniti.com/us

WHERE TO FIND MORE INFORMATION

Pursuant to the rules of the SEC, our 2024 Annual Report must accompany this proxy statement. You may view our 2024 Annual Report on the Internet by visiting the Investor Relations page on our website at ir.amwater.com. We utilize our website as a recognized channel of distribution to provide important information regarding us and our subsidiaries to investors, including information with respect to the meeting and information that we may wish to disclose publicly for purposes of complying with the federal securities laws. However, information contained on our website is not a part of this proxy statement. Any website references contained in this proxy statement are intended to be made only through inactive hyperlinks.

AMERICAN WATER | 2025 PROXY STATEMENT	73

Portions of the 2024 Form 10-K have been utilized to prepare the 2024 Annual Report. Upon written request:

•	we will furnish a copy of the 2024 Form 10-K (without exhibits), including the financial statements and the financial statement schedules contained in such report; and
•	we will furnish a copy of any exhibit to the 2024 Form 10-K upon the payment of a fee equal to our reasonable expenses incurred in furnishing such exhibit.

See “—Contacting Us or Our Transfer Agent” on page 73 of this proxy statement for information on how to contact us to request this information. The written request must include a good faith representation that, as of March 17, 2025, the person making the request was a record or beneficial owner of common stock entitled to vote at the meeting.

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

As of the date of this proxy statement, we do not know of any matters to be acted upon at the annual meeting other than those discussed in this proxy statement. If any other items or matters are properly presented before the annual meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.

SOLICITATION OF PROXIES

We will bear the costs of solicitation of proxies, including the reimbursement of banks and brokers for certain costs incurred in forwarding proxy materials to beneficial owners. We have retained D.F. King & Co. in connection with this solicitation, at an anticipated cost to us of approximately $15,000, plus expenses. In addition to the use of the mails, our officers, directors and employees may solicit proxies personally, by telephone, facsimile or other electronic communication, or via the Internet. These individuals will not receive any additional compensation for these activities.

STATUS OF INFORMATION INCLUDED IN THIS PROXY STATEMENT

Our 2024 Form 10-K includes our consolidated balance sheets for each of the years ended December 31, 2024 and 2023, and our consolidated statements of operations, comprehensive income, cash flows and changes in shareholders’ equity for each of the years ended December 31, 2024, 2023 and 2022. In accordance with the rules of the SEC, the 2024 Annual Report, which includes a portion of the information included in the 2024 Form 10-K, accompanies this proxy statement. However, neither the 2024 Annual Report nor the 2024 Form 10-K forms any part of this proxy statement or the material being used for the solicitation of proxies at the meeting.

We are permitted under the Securities Act and the Exchange Act to “incorporate by reference” information in whole or in part from certain future filings, including this proxy statement. Information that is “incorporated by reference” into a filing means that it is deemed to be a part of that filing even though the information does not actually appear within it.

However, the following information that is part of or accompanies this proxy statement shall not be deemed to be incorporated by reference into any of our filings under either the Securities Act or the Exchange Act, unless we have otherwise specifically provided for it in such filing:

•	the Compensation Committee Report;
•	the Audit, Finance and Risk Committee Report;
•	the information contained in “Executive Compensation—Pay Versus Performance”;
•	the 2024 Annual Report that accompanies this proxy statement; and
•	the performance graph and related text contained in “Compensation Discussion and Analysis—Executive Summary—Return to Shareholders”

As a result, the foregoing information will not be deemed to be “soliciting material” subject to Regulation 14A under the Exchange Act or “filed” with the SEC under Section 18 of the Exchange Act.

74	AMERICAN WATER | 2025 PROXY STATEMENT

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could” or the negative of such terms or other variations or similar expressions.

Forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties and other risk factors set forth in the

2024 Form 10-K and the Company’s other filings made under the Securities Act and the Exchange Act, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements.

Any forward-looking statements the Company makes herein shall speak only as of the date of this proxy statement. Except as required by the federal securities laws, the Company does not have any obligation, and it specifically disclaims any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

AMERICAN WATER | 2025 PROXY STATEMENT	75

APPENDIX A

NON-GAAP FINANCIAL INFORMATION

A.

Reconciliation of net income attributable to common shareholders, diluted earnings per share (GAAP), to adjusted diluted earnings per share (a non-GAAP, unaudited measure) for purposes of 2024, 2023, 2022 and 2021 APP awards:

	Year Ended December 31
	2024	2023	2022	2021
Diluted earnings per share (GAAP):
Net income attributable to common shareholders	$5.39	$4.90	$4.51	$6.95
Adjustments:
Interest income adjustment resulting from February 2024 amendment to HOS secured seller note ($0.09 per share) in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	(0.07)	—	—	—
Gain on sale of HOS and the Company’s New York subsidiary ($0.04 per share) in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	—	—	(0.02)	—
Gain on sale of HOS ($2.89 per share) in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	—	—	—	(2.87)
Contribution to the American Water Charitable Foundation	—	—	—	0.19
Adjustment related to a regulatory outcome for the Company’s California subsidiary in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	—	(0.01)	0.01	—

Total adjustments	(0.07)	(0.01)	(0.01)	(2.68)

Adjusted diluted earnings per share (non-GAAP) for purposes of 2024, 2023, 2022 and 2021 APP awards	$5.32	$4.89	$4.50	$4.27

B.	Calculation of compounded EPS growth rate for 2022-2024 PSU awards:

2021 Starting EPS, as modified (1)	$ 4.25
2024 Adjusted Ending EPS (as calculated below)	$ 5.32
3-year EPS CAGR	7.77%
Calculation of 2024 Adjusted Ending EPS:
Diluted earnings per share (GAAP):
2024 Net income per share attributable to common shareholders	$ 5.39
Adjustments:
Interest income resulting from February 2024 amendment to HOS secured seller note, in excess of $(0.02) per share, excluded in accordance with existing ED&CC guidelines	(0.07)

Adjusted diluted earnings per share (non-GAAP) for purposes of 2022-2024 PSU awards	$ 5.32

(1)

Starting EPS, as modified, excludes $2.70, which is equivalent to (i) the contribution to the Company’s EPS in 2021 of the gain on sale of the HOS business in excess of $0.02 per share, minus (ii) the contribution to the American Water Charitable Foundation, plus (iii) the gain on sale of the Company’s New York subsidiary in excess of $0.02 per share.

AMERICAN WATER | 2025 PROXY STATEMENT	A-1

amwater.com ▪ ir.amwater.com

1 Water Street
Camden, NJ 08102-1658

"American Water" and the star logo are the registered trademarks of American Water Works Company, Inc. All rights reserved.

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      AMERICAN WATER WORKS COMPANY, INC.

       1 WATER STREET

     CAMDEN, NJ 08102-1658

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AWK2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69685-P24840           KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN WATER WORKS COMPANY, INC.

The Board of Directors recommends that you vote FOR the nominees listed below:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Jeffrey N. Edwards	☐	☐	☐

	1b.	John C. Griffith	☐	☐	☐

	1c.	Laurie P. Havanec	☐	☐	☐

	1d.	Julia L. Johnson	☐	☐	☐

	1e.	Patricia L. Kampling	☐	☐	☐

	1f.	Karl F. Kurz	☐	☐	☐

	1g.	Michael L. Marberry	☐	☐	☐

	1h.	Stuart M. McGuigan	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

3.

Ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025.

		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2025 Proxy Statement, 2024 Annual Report and form of Proxy Card are available at www.proxyvote.com.

To permit broad access to the meeting by shareholders and employees, American Water will hold its 2025 Annual Meeting virtually, rather than at a physical location. You will not be able to attend the Annual Meeting in person.

To be admitted to the Annual Meeting, please access the virtual meeting platform on the Internet at www.virtualshareholdermeeting.com/AWK2025. Shareholders or their legal proxies must log on to the platform by entering the 16-digit control number included on the Proxy Card or Notice of Availability. Online access to the Annual Meeting will open approximately 15 minutes prior to the start of the virtual meeting.

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V69686-P24840

AMERICAN WATER WORKS COMPANY, INC.

Annual Meeting of Shareholders

May 14, 2025 10:00 A.M., Eastern Time

This proxy is solicited by the Board of Directors

The undersigned shareholder of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (the “Company”), hereby appoints Karl F. Kurz and M. Susan Hardwick, and each of them individually, attorneys and proxies for the undersigned, each with the power to appoint his or her substitute, to act with respect to and to vote, all of the shares of Common Stock which the undersigned is entitled to vote, with the powers the undersigned would possess if virtually present at the Company's 2025 Annual Meeting of Shareholders, to be held at 10:00 A.M., Eastern Time, on May 14, 2025 via the virtual meeting website on the Internet at www.virtualshareholdermeeting.com/AWK2025, and any adjournment, continuation or postponement thereof (the "Annual Meeting"), as directed on the reverse side, and with discretionary authority on all other matters properly presented at the Annual Meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side, and (c) in the discretion of the proxies upon such other matters that may be properly presented at the Annual Meeting or any adjournment, continuation or postponement thereof.

The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the Annual Meeting and the Company’s 2025 Proxy Statement.

Unless voting electronically or by phone, please mark, sign and date this on the reverse side.